Exhibit 4.1

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
February 8, 2010
among
LIBBEY GLASS INC.
and
LIBBEY EUROPE B.V.,
each as a Borrower,
LIBBEY INC., as a Loan Guarantor,
The Other Loan Parties Party Hereto,
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent with respect to the US Loans
J.P. MORGAN EUROPE LIMITED,
as Administrative Agent with respect to the Netherlands Loans
BANK OF AMERICA, N.A. and
BARCLAYS CAPITAL,
as Co-Syndication Agents
WELLS FARGO CAPITAL FINANCE, LLC,
as Documentation Agent
J.P. MORGAN SECURITIES INC., and
BANC OF AMERICA SECURITIES LLC,
as Co-Lead Arrangers
J.P. MORGAN SECURITIES INC.,
BANC OF AMERICA SECURITIES LLC, and
BARCLAYS CAPITAL,
as Joint Bookrunners

CHASE BUSINESS CREDIT

i

SCHEDULES:

Commitment Schedule
Schedule 3.05 — Properties
Schedule 3.06 — Disclosed Matters
Schedule 3.14 — Insurance
Schedule 3.15 — Capitalization and Subsidiaries
Schedule 5.17 — Post-Closing Matters
Schedule 6.01 — Existing Indebtedness
Schedule 6.02 — Existing Liens
Schedule 6.04 — Existing Investments
Schedule 6.10 — Existing Restrictions

EXHIBITS:

Exhibit A — Form of Assignment and Assumption
Exhibit B — [Reserved]
Exhibit C — Form of US Borrowing Base Certificate
Exhibit D — Form of Netherlands Borrowing Base Certificate
Exhibit E — [Reserved]
Exhibit F — [Reserved]
Exhibit G — Form of Compliance Certificate
Exhibit H — Form of Joinder Agreement
Exhibit I — Form of Aggregate Borrowing Base Certificate
Exhibit J — [Reserved]
Exhibit K — [Reserved]
Exhibit L — Form of Borrowing Notice

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 8, 2010 (as it may be amended or modified from time to time, this “Agreement”), among LIBBEY GLASS INC. and LIBBEY EUROPE B.V., as Borrowers, LIBBEY INC., as a Loan Guarantor, the other Loan Parties party thereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent with respect to the US Loans, J.P. MORGAN EUROPE LIMITED, as Administrative Agent with respect to the Netherlands Loans, BANK OF AMERICA, N.A. and BARCLAYS CAPITAL, as Co-Syndication Agents (the “Co-Syndication Agents”), and WACHOVIA CAPITAL FINANCE CORPORATION (NEW ENGLAND), as Documentation Agent (the “Documentation Agent”).
W I T N E S S E T H:
          WHEREAS, Borrowers, the Loan Parties party thereto, Administrative Agent and the Lenders party thereto are party to that certain Credit Agreement dated as of June 16, 2006 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”);
          WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement to, among other things, extend the maturity of the revolving credit loans;
          WHEREAS, it is the intention of the parties to this Agreement that upon the execution of this Agreement, the Original Credit Agreement shall be amended and restated by this Agreement in its entirety; provided, however, that the obligations to repay the loans and advances arising under the Original Credit Agreement shall continue in full force and effect and the liens and security interests securing payment thereof shall be continuing but in each case shall now be governed by this Agreement and the corresponding Loan Documents;
          NOW, THEREFORE, in consideration of the representations, covenants and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions
          Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Account” has the meaning assigned to such term in the US Security Agreement and, with respect to the Netherlands Loan Parties, “Receivables” as defined in the Deed of Disclosed Pledges of Receivables and Deed of Undisclosed Pledges of Receivables.
          “Account Debtor” means any Person obligated on an Account.
          “Act” has the meaning set forth in Section 5.15.
          “Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period or for any CBFR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
          “Adjusted One Month LIBOR Rate” means, an interest rate per annum equal to the sum of (i) 2.50% per annum plus (ii) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided, that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding).
          “Administrative Agent” means, in the case of the US Borrower and the US Loans, JPMorgan Chase Bank, N.A., and in the case of the Netherlands Borrower and the Netherlands Loans, J.P. Morgan Europe Limited, each in its capacity as administrative agent for the Lenders hereunder.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Aggregate Availability” means, with respect to all the Borrowers, at any time, an amount equal to the sum of (a) the US General Availability and (b) the Netherlands Availability.
          “Aggregate Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit I or another form which is acceptable to the Administrative Agent in its sole discretion.
          “Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders.
          “Agreement Currency” has the meaning set forth in Section 9.18(b).
          “Applicable Percentage” means, with respect to any Lender, at any time, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment then in effect and the denominator of which is the aggregate Revolving Commitment of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Exposures at that time); provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation, (b) with respect to Revolving Loans made to the Netherlands Borrower pursuant to the Revolving Netherlands Sublimit, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Netherlands Sublimit then in effect and the denominator of which is the aggregate Revolving Netherlands Sublimit of all Revolving Lenders (if the Revolving Netherlands Sublimit has terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Netherlands Exposures at that time); provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Netherlands Sublimit shall be disregarded in the calculation and (c) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation.
          “Applicable Rate” means, for any day, with respect to any CBFR or Eurocurrency Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “CBFR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, based upon the Aggregate Availability (without giving effect to the Availability Block) as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of an Aggregate Borrowing Base Certificate and a Borrowing Base Certificate for each Borrower for the sixth full calendar month ending after the Effective Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Aggregate	Eurocurrency	CBFR	Commitment
Availability	Spread	Spread	Fee Rate
Category 1 ≥ $70,000,000	3.25%	2.25%	0.75%
Category 2 < $70,000,000 but ≥ $40,000,000	3.50%	2.50%	0.75%
Category 3 < $40,000,000	3.75%	2.75%	0.75%
          For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter based upon the most recent Aggregate Borrowing Base Certificate and Borrowing Base Certificates delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Aggregate Availability (without giving effect to the Availability Block) shall be effective during the period commencing on and including the Reset Date immediately succeeding the end of the last month of such fiscal quarter for which the Aggregate Borrowing Base Certificate and Borrowing Base Certificates received indicate such change and ending on the date immediately preceding the effective date of the next such change, provided that the Aggregate Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders (a) if the Borrowers fail to deliver the Aggregate Borrowing Base Certificate and Borrowing Base Certificates required to be delivered pursuant to Section 5.01 and (b) such failure shall have continued unremedied for three (3) consecutive days following notice of such actual failure from the Administrative Agent (provided, that no such notice shall be required during the existence of an Event of Default of the type described in paragraphs (h) or (i) in Article VII), and shall continue to be so deemed in Category 3 during the period from the Reset Date immediately succeeding the end of such fiscal quarter for which such Aggregate Borrowing Base Certificate and Borrowing Base Certificates were required to be delivered until the later of (x) five days after and (y) the Reset Date immediately succeeding, in each case, the date on which such Aggregate Borrowing Base Certificate and Borrowing Base Certificates have been delivered in accordance with Section 5.01 in all respects other than the original due date therefore.
          “Approved Fund” has the meaning assigned to such term in Section 9.04.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and in the case of such Assignment and Assumption not substantially in the form of Exhibit A, the Borrower Representative.
          “Attributable Indebtedness” means, on any date, the monetary obligation of a Person under an agreement for sale and leaseback transactions, in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any federal bankruptcy laws under the Bankruptcy Code to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment) and the capitalized amount of which would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital Lease Obligation.
          “Availability” means at any time, with respect to the US Borrower, US General Availability at such time and, with respect to the Netherlands Borrower, the Netherlands Availability at such time.
          “Availability Block” means, at any time, $11,000,000.
          “Available Commitment” means, at any time, the difference of (a) the total Commitments then in effect minus (b) the aggregate (USD Equivalent) amount of the Revolving Exposures of all Revolving Lenders at such time.
          “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
          “Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, interstate depository network services and international treasury management services).
          “Banking Services Obligations” with respect to any Loan Party means any and all obligations of such Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
          “Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.
          “Bankruptcy Code” means, as applicable, Title 11 of the U.S. Code (11 U.S.C. §101 et seq), and any rule or regulation issued thereunder.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” or “Borrowers” means, individually or collectively, the US Borrower and the Netherlands Borrower.
          “Borrower Representative” means the US Borrower, in its capacity as contractual representative of the Borrowers pursuant to Article XI.
          “Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan of the same Type and (c) a Protective Advance of the same Type.
          “Borrowing Base” means, at any time, with respect to each Borrower, the US Borrowing Base at such time; provided, that with respect to the Netherlands Borrower, “Borrowing Base” in respect of Borrowings pursuant to the Revolving Netherlands Sublimit means the Netherlands Borrowing Base.

          “Borrowing Base Certificate” means, individually or collectively, the US Borrowing Base Certificate and the Netherlands Borrowing Base Certificate.
          “Borrowing Date” means any Business Day specified by a Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.
          “Borrowing Notice” means a notice substantially in the form of Exhibit L by the Borrower Representative requesting any Revolving Borrowing pursuant to Section 2.03 or such other form satisfactory to the Administrative Agent.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago (or, with respect to notices in respect of or Borrowings or payments of Loans made to the Netherlands Borrower, London) are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude (a) with respect to a Eurocurrency Loan denominated in dollars, any day on which banks are not open for dealings in dollar deposits in the London interbank market and (b) with respect to a Loan denominated in Euros, (i) any day on which banks are not open for dealings in or Euro deposits in the London interbank market and (ii) any day on which the TARGET payment system is not open for the settlement of payment in Euro.
          “Calculation Date” means (a) the last calendar day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and (b) at any time when an Event of Default shall have occurred and be continuing, any other Business Day which the Administrative Agent may determine in its sole discretion to be a Calculation Date.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “CB Floating Rate” means the Prime Rate; provided that the CB Floating Rate shall never be less than the Adjusted One Month LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day). Any change in the CB Floating Rate due to a change in the Prime Rate or the Adjusted One Month LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.
          “CBFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CB Floating Rate.
          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof but excluding any employee benefit plan of such Person or its subsidiaries), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of Holdings by any Person or group; (d) Holdings shall cease to own, free and clear of all Liens or other encumbrances (other than (i) Liens created pursuant to the Collateral Documents and (ii) Liens securing the Senior Notes Obligations permitted hereunder so long as such Liens are junior in priority to the Liens created pursuant to the Collateral Documents), directly or indirectly, all of the outstanding voting Equity Interests of each Borrower on a fully diluted basis; or (e) a Specified Change in Control shall occur.
          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
          “Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances.
          “Co-Syndication Agents” has the meaning assigned to such term in the preamble.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral” means, with respect to the US Borrower and the Netherlands Borrower, US Collateral and Netherlands Collateral, respectively. Unless otherwise specified, “Collateral” shall refer to the Collateral with respect to the Borrowers.
          “Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.
          “Collateral Documents” means, collectively, the US Collateral Documents and the Netherlands Collateral Documents.
          “Collection Account” has the meaning assigned to the term “Collection Account” in the US Security Agreement.
          “Commitment” means, with respect to each Lender, such Lender’s Revolving Commitment and Revolving Netherlands Sublimit, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amounts of each Lender’s Commitments are set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitments, as applicable.
          “Commitment Schedule” means the Schedule attached hereto identified as such.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

          “Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.
          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means any Lender, as determined by the Administrative Agent in its reasonable discretion, that (a) has failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans in accordance with the terms and conditions of this Agreement within three Business Days of the date required to be funded by it under this Agreement, (b) has notified any Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its required funding obligations under this Agreement or required funding obligations under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) is not Solvent or has a parent company that is not Solvent (solely for the purposes of this clause (e), references to “Loan Parties” in the definition of “Solvent” shall be deemed to be references to such Lender or parent company, as applicable) or (ii) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
          “Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreement.
          “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
          “Document” has the meaning assigned to such term in the Security Agreements.
          “Documentation Agent” has the meaning assigned to such term in the preamble.
          “dollars” or “$” refers to lawful money of the United States of America.
          “Effective Date” means February 8, 2010.
          “Eligible Accounts” means, at any time, with respect to each Borrower and any other Loan Party, the Accounts of such Borrower or other Loan Party which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting the Administrative Agent’s discretion provided herein, Eligible Accounts shall not include any Account:

          (a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent;
          (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance or (iii) a Lien expressly permitted under Section 6.02(j) securing the Senior Notes Obligations permitted hereunder, in each case which does not have priority over (or equal to) the Lien in favor of the Administrative Agent;
          (c) with respect to which (i) the scheduled due date is more than 60 days after the original invoice date, (ii) is unpaid more than 90 days after the date of the original invoice therefor, or (iii) which has been written off the books of such Borrower or Loan Party or otherwise designated as uncollectible; provided, that the aggregate amount of accounts with a scheduled due date of more than 30 days after the original invoice date which remain unpaid after such scheduled due date shall not exceed $1,000,000.
          (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates, other than Accounts arising from customer chargebacks, are ineligible pursuant to clause (c) above;
          (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to Loan Parties exceeds 20% of the aggregate amount of Eligible Accounts of all Loan Parties;
          (f) with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been materially breached or is not true in any material respect;
          (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;
          (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party;
          (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;
          (j) which is owed by an Account Debtor which has currently (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;
          (k) which is owed by any Account Debtor which has sold all or a substantially all of its assets;
          (l) which is owed by an Account Debtor which (A) in the case of a US Loan Party, (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada or (B) in the case of a Netherlands Loan Party, (i) does not maintain its chief executive office in The Netherlands or any other Member State of the European Union (as constituted prior to May 1, 2004) satisfactory to the Administrative Agent or is not organized under applicable law of The Netherlands or any other Member State of the European Union (as constituted prior to May 1, 2004) satisfactory to the Administrative Agent unless, in each case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent;
          (m) which is owed in any currency other than U.S. dollars or Euros.
          (n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of the Administrative Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;
          (o) which is owed by any Affiliate, employee, officer or director of any Loan Party;
          (p) which, for any Account Debtor, exceeds a credit limit determined by the Administrative Agent, to the extent of such excess;
          (q) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which such Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;
          (r) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;
          (s) which is evidenced by any promissory note, chattel paper, or instrument;
          (t) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction;

          (u) with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;
          (v) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;
          (w) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party;
          (x) which was created on cash on delivery terms;
          (y) which, with respect to Accounts of any Netherlands Loan Party, have not been submitted for filing to the Dutch Tax Office or evidence of such filing has not been provided by the Loan Parties to the Administrative Agent; or
          (z) which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever.
          In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount or as otherwise taken into account in clause (p) or (r) above, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account.
          “Eligible Inventory” means, at any time, with respect to each Borrower and any other Loan Party, the Inventory of such Borrower or Loan Party which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory shall not include any Inventory:
          (a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;
          (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance or (iii) a Lien expressly permitted under Section 6.02(j) securing the Senior Notes Obligations permitted hereunder, in each case which does not have priority over (or equal to) the Lien in favor of the Administrative Agent;

          (c) which is, in the Administrative Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business;
          (d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been materially breached or is not true in any material respect and which does not conform in all material respects to all standards imposed by any Governmental Authority;
          (e) in which any Person other than such Borrower or Loan Party shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;
          (f) which is not finished goods, raw materials, packaging and shipping materials or which constitutes work-in-process, spare or replacement parts, subassemblies, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;
          (g) which is not located in the U.S. or, with respect to Inventory of a Netherlands Loan Party, The Netherlands or is in transit with a common carrier from vendors and suppliers , provided that, up to $2,000,000 of Inventory in transit from vendors and suppliers may be included as eligible pursuant to this clause (g) so long as (i) the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such Inventory, (2) evidence of satisfactory casualty insurance naming the Administrative Agent as loss payee and otherwise covering such risks as the Administrative Agent may reasonably request, and (3) if the bill of lading is (A) non-negotiable, a duly executed Collateral Access Agreement from the applicable customs broker for such Inventory or (B) negotiable, confirmation that the bill is issued in the name of the Borrower or Loan Party and consigned to the order of the Administrative Agent, and an acceptable agreement has been executed with such Borrower’s or Loan Party’s customs broker, in which the customs broker agrees that it holds the negotiable bill of lading as agent for the Administrative Agent and has granted the Administrative Agent access to the Inventory and (ii) the common carrier is not an Affiliate of the applicable vendor or supplier;
          (h) which is located in any location leased by such Borrower or Loan Party unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement (provided, however that notwithstanding the foregoing, Inventory located on leased property with respect to which no Collateral Access Agreement shall have been delivered shall not be ineligible solely for the purposes of this clause (h), and no Reserve referred to in clause (ii) of this clause (h) shall be taken, in each case for 75 days following the Effective Date) or (ii) a Reserve for three months of rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;
          (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to clause (g) above), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require (provided, however that notwithstanding the foregoing any such Inventory located in any such third party location with respect to which no Collateral Access Agreement shall have been delivered shall not be ineligible solely for the purposes of this clause (i), and no Reserve referred to in clause (ii) of this clause (i) shall be taken, in each case for 75 days following the Effective Date) or (ii) a Reserve for three months of charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;
          (j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;
          (k) which is a discontinued product or component thereof;
          (l) which is the subject of a consignment by such Borrower or Loan Party as consignor;
          (m) which is perishable;
          (n) which contains or bears any intellectual property rights licensed to such Borrower or Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement; or
          (o) which is not reflected in a current perpetual inventory report of such Borrower or Loan Party (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory);
          (p) for which reclamation rights have been asserted by the seller until such Inventory is in the seller’s possession;
          (q) which is subject to any retention of title claim; or
          (r) which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever.
          “Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests

(however designated) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to meet the funding requirements of Section 412 and 430 of the Code or Section 302 and 303 of ERISA; (c) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          “ERISA Reserve” means a Reserve in the amount of $2,000,000 on the date hereof, as such Reserve may be increased or decreased in the Administrative Agent’s Permitted Discretion.
          “Euro Sublimit” means an amount equal to $55,000,000.
          “Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate or another rate of interest reasonably determined by the Administrative Agent.
          “Euro” or “€” means the single currency of the Participating Member States.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Exchange Rate” means, with respect to Euros on a particular date, the rate at which such currency may be exchanged into dollars, as set forth on such date on the applicable Reuters currency page with respect to such currency. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower Representative or, in the absence of such agreement, such Exchange Rate shall instead be Chase’s spot rate of exchange in the London interbank or other market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about noon, Local Time, at such date for the purchase of dollars with such alternative currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.17(a) and (d) any amount withheld from any payment made to a Lender under this Agreement that is attributable to such Lender’s failure to comply with Section 2.17(g).
          “Existing Lender” means a Person holding loans and commitments under the Original Credit Agreement as of the Effective Date (immediately prior to giving effect to this Agreement), solely in their capacity as such, and not in their capacity as a “Lender” hereunder, if applicable.
          “Fair Market Value Differential” means with respect to any sale, transfer or disposition of any asset of a Loan Party to a Subsidiary that is not a Loan Party, the difference between the fair market value of such asset sold, transferred and disposed of and the cash proceeds received by such Loan Party from such Subsidiary that is not a Loan Party.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Fee Letter” means that certain Fee Letter dated as of the date hereof among the Administrative Agent and the Borrowers, as the same may be amended, restated or otherwise modified from time to time.
          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of a Loan Party.
          “Foreign Lender” means, with respect to a Borrower, any Lender that is organized under the laws of a jurisdiction other than a jurisdiction in which the Borrower is organized or a resident for Tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          “Foreign Subsidiary” has the meaning set forth in Section 1.3 of the US Security Agreement.
          “Funding Account” has the meaning assigned to such term in Section 4.01(h).
          “GAAP” means generally accepted accounting principles in the United States of America.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other public entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Grants of Security Interests in Intellectual Property” means, collectively, the Grant of Security Interest in Patent Rights, the Grant of Security Interest in Trademark Rights and the Grant of Security Interest in Copyright Rights to be filed with the United States Patent and Trademark Office.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) without duplication of any other Guarantee of such Indebtedness or obligation, as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Holdings” means Libbey Inc., a Delaware corporation.
          “Inactive Subsidiary” means Crisa Industrial LLC, a Delaware limited liability company.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and accrued liabilities with respect to obligations owing to employees in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided, however, that such Indebtedness, if not assumed, shall be valued at the lower of fair market value of such property on the amount of such Indebtedness incurred, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) obligations under any liquidated earn-out and (k) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Information Memorandum” means the Offering Memorandum dated as of January 28, 2010, relating to the offering of the Senior Notes.
          “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Intercreditor Agreement” means the Intercreditor Agreement, dated as of February 8, 2010, among the US Borrower, Holdings, the other US Loan Parties party thereto, Administrative Agent and The Bank of New York Mellon Trust Company, N.A., as Trustee, as the same has been and may further be amended, restated or otherwise modified from time to time.
          “Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.07.
          “Interest Payment Date” means (a) with respect to any CBFR Loan (other than a Swingline Loan), the first Business Day of each April, July, October and January and the Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
          “Interest Period” means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Inventory” has the meaning assigned to such term in the US Security Agreement and, with respect to the Netherlands Loan Parties, “Movables” as defined in the Deed of Disclosed Pledges of Movables in so far as it constitutes inventory for the purposes hereof.
          “Issuing Bank” means Chase, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i) or if Chase is unable to issue a requested Letter of Credit, subject to Chase’s consent (not to be unreasonably withheld), any other Lender that upon request by the Borrower Representative consents to be an Issuing Bank hereunder. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
          “Joinder Agreement” has the meaning assigned to such term in Section 5.14.
          “Judgment Currency” has the meaning set forth in Section 9.18(b).
          “LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
          “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
          “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the US Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
          “Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
          “Letter of Credit” means any letter of credit issued pursuant to this Agreement.
          “Libbey Europe Sublimit” means an amount equal to $55,000,000.
          “LIBO Rate” means, with respect to any Eurocurrency Borrowing made in dollars or Euros, for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar or Euro deposits, as applicable, in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar or Euro deposits, as applicable, with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which dollar or Euro deposits, as applicable, of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest

Period. It is understood and acknowledged that the LIBO Rate with respect to borrowings in dollars may be different from the LIBO Rate with respect to borrowings in Euros.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, attachment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Loan Documents” means this Agreement, the Fee Letter, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Intercreditor Agreement, the Loan Guaranty, any Collateral Access Agreement, any Deposit Account Control Agreement, and all Borrowing Base Certificates and Borrowing Notices and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other agreements, instruments, documents and certificates, whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
          “Loan Guarantor” means each of the US Loan Guarantors and the Netherlands Loan Guarantors.
          “Loan Guaranty” means Article X of this Agreement.
          “Loan Parties” means the Netherlands Loan Parties and the US Loan Parties.
          “Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans and Protective Advances.
          “Local Time” means, with respect to any Borrowing or payment made by the US Borrower or the Netherlands Borrower, Chicago time and London time, respectively.
          “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of Holdings and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under the Loan Documents to which it is a party, (c) the Administrative Agent’s Liens (on behalf of itself and the Lenders) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders hereunder.
          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of a Swap Agreement of any Loan Party or any of its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “obligations” of Holdings or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

          “Maturity Date” means April 8, 2014, or any earlier date on which the Commitments are permanently reduced to zero or otherwise terminated pursuant to the terms hereof.
          “Maximum Liability” has the meaning assigned to such term in Section 10.10.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, on real property of a Loan Party, including any amendment, modification or supplement thereto.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Netherlands Availability” means, with respect to the Netherlands Borrower, at any time, an amount equal to (a) the lesser of the Revolving Netherlands Sublimit and the Netherlands Borrowing Base at such time minus (b) the aggregate amount of the Revolving Netherlands Exposures of all Revolving Lenders at such time; provided that such Netherlands Availability will at no time exceed the difference of (x) the sum of the total Revolving Commitments (less (i) the Availability Block and (ii) Reserves (other than Reserves which Agent elects not to deduct for such purpose in its sole discretion)) minus (y) the Aggregate Credit Exposure at such time; and provided, further, that such Netherlands Availability will at no time exceed the difference of (i) the Libbey Europe Sublimit minus (ii) the aggregate amount of the Credit Exposures of all Lenders at such time relating to the Netherlands Borrower.
          “Netherlands Bank Account Establishment Trigger Event” is defined in the definition of Restriction Period.
          “Netherlands Borrower” means Libbey Europe B.V., a limited liability company incorporated in The Netherlands.
          “Netherlands Borrowing Base” means, at any time, the sum of (a) 85% of the Netherlands Loan Parties’ Eligible Accounts at such time, plus (b) the lesser of (i) 65% of the Netherlands Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the Netherlands Loan Parties’ Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Netherlands Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) Reserves without duplication of the Reserves with respect to the US Borrowing Base related to the Netherlands Loan Parties. The maximum amount of the Netherlands Borrowing Base attributable to Inventory is $12,500,000. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Netherlands Borrowing Base.
          “Netherlands Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit D or another form which is acceptable to the Administrative Agent in its sole discretion.
          “Netherlands Collection Account” means the collection account maintained by the Netherlands Borrower with the Administrative Agent and designated as such by Administrative Agent.

          “Netherlands Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure any Netherlands Secured Obligations.
          “Netherlands Collateral Documents” means, collectively, the Netherlands Security Agreements, the Netherlands Mortgages and any other documents granting a Lien upon the Netherlands Collateral as security for payment of the Netherlands Secured Obligations.
          “Netherlands Financial Supervision Act” means the Netherlands Financial Supervision Act (Wet op het financieel toezicht).
          “Netherlands Loan Guarantors” means the US Borrower’s Subsidiaries that are organized under the laws of The Netherlands (other than the Netherlands Borrower).
          “Netherlands Loan Party” means the Netherlands Borrower, each Netherlands Loan Guarantor party hereto and the Netherlands Security Agreement, and any other Person organized under the laws of The Netherlands who becomes a party to this Agreement and the Netherlands Security Agreement pursuant to a Joinder Agreement.
          “Netherlands Loans” means the loans and advances made by the Lenders to the Netherlands Borrower pursuant to this Agreement, including Protective Advances made with respect to the Netherlands Borrower.
          “Netherlands Mortgage” means each Mortgage in respect of owned real property located in the Netherlands of a Netherlands Loan Party.
          “Netherlands Obligations” means all obligations in respect of unpaid principal of and accrued and unpaid interest (including without limitation any post-petition interest, whether allowed or not) on the Netherlands Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of any Netherlands Loan Party to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under any Loan Document.
          “Netherlands Secured Obligations” means all Netherlands Obligations, together with all (i) Banking Services Obligations of the Netherlands Borrower or any Netherlands Loan Guarantor and (ii) Swap Obligations of the Netherlands Borrower or any Netherlands Loan Guarantor owing to one or more Lenders or their respective Affiliates; provided that with respect to any transaction relating to such Banking Services Obligation or Swap Obligation, the Lender party thereto (other than Chase) shall have delivered written notice to the Administrative Agent within three Business Days of execution of such transaction (or within 30 days of the Effective Date with respect to Swap Obligations that were incurred prior to the Effective Date) that such a transaction has been entered into and that it constitutes a Netherlands Secured Obligation entitled to the benefits of the Collateral Documents.
          “Netherlands Security Agreement” means each of that certain Deed of Disclosed Pledges of Receivables, Deed of Undisclosed Pledge of Receivables, Deed of Non-Possessory Pledges of Movables, Deed of Pledges of Intellectual Property Rights, Deed of Disclosed Pledges of Financial Rights, those certain Deeds of Pledges of Shares and those certain Deeds of Mortgages, dated as of June 16, 2006, between, as the case may be, the Netherlands Borrower, Netherlands Loan Guarantors (and certain of the US Loan Parties with respect to pledges of Equity Interests issued by the Netherlands Loan Parties) and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and any other pledge or security agreement entered into, on or after the date of this Agreement by the Netherlands Borrower or any Netherlands Loan Guarantor (as required by this Agreement or any other Loan Document) as the same has been and may further be amended, restated or otherwise modified from time to time.
          “Netherlands Swingline Rate” means the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurocurrency deposits for a period of one day quoted by JPMorgan Chase Bank, N.A., London Branch, plus the Applicable Rate for such Eurocurrency Loan plus 1%.
          “Netherlands Trigger Event” is defined in the definition of Restriction Period.
          “Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.
          “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable professional and consulting fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).
          “Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).
          “Non-Mortgaged Property” has the meaning set forth in Section 3.05.
          “Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.
          “Non-Restricted Deposit Accounts” means (a) payroll and fiduciary accounts, accounts of Subsidiaries that are not Loan Parties, employee benefits, withholding tax, escrow and customs accounts, in each case solely as long as any such account is used exclusively for the purposes described in this clause (a), and (b) accounts for retail stores, petty cash accounts and other purposes (with an aggregate amount on deposit in all such accounts specified clause (b) not to exceed $1,000,000; provided that if at any time any such account specified in clause (b) shall have on deposit $500,000 or more, such account shall cease to be a “Non-Restricted Deposit Account” and shall be subject to a control agreement pursuant to Section 7.1(a) of the Security Agreement).
          “Obligated Party” has the meaning assigned to such term in Section 10.02.
          “Obligations” means, with respect to the US Borrower and the Netherlands Borrower, US Obligations and Netherlands Obligations, respectively. Unless otherwise specified, “Obligations” shall refer to the Obligations with respect to the Borrowers.

          “Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases). For purposes of this Agreement, the outstanding principal amount of Off-Balance Sheet Liabilities shall be deemed equal to the amount of those liabilities that would be outstanding if the transaction was structured as an on balance sheet secured financing.
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
          “Participant” has the meaning set forth in Section 9.04.
          “Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to the Economic and Monetary Union.
          “Paying Guarantor” has the meaning assigned to such term in Section 10.11.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Permitted Acquisition” means the acquisition by the US Borrower, directly or through a Subsidiary, of an interest (whether of stock or of assets) in any other Person, provided that all of the following conditions shall have been satisfied: (a) such other Person shall operate a similar business or reasonable extension thereof or reasonably related thereto to that of Holdings and its Subsidiaries, (b) no Default or Event of Default shall have occurred and be continuing and none shall exist as a result of and after giving effect thereto, (c) if a Borrower shall merge or amalgamate with such other Person, such Borrower shall be the surviving party of such merger or amalgamation, (d) if such Person shall become a Subsidiary of the US Borrower, such new Subsidiary shall, if required by Section 5.14 hereof become a US Loan Party or a Netherlands Loan Party as applicable and take such further actions required by Section 5.14, (e) the Borrower shall have delivered to the Administrative Agent a certificate demonstrating that, both immediately prior to and immediately after giving effect to such acquisition, Aggregate Availability (without giving effect to the Availability Block) exceeds $35,000,000 and (f) the aggregate amount expended (whether in cash, assumed indebtedness (assumed indebtedness for this purpose shall be deemed to include the maximum potential amount of any applicable earn-out related to such acquisitions), deferred payments or other consideration) by the US Borrower and its Subsidiaries for all Permitted Acquisitions shall not exceed $25,000,000.
          “Permitted Discretion” means a determination made in good faith and in the exercise of commercially reasonable (from the perspective of a secured asset-based lender) business judgment.
          “Permitted Encumbrances” means:
          (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
          (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, customs duties, and other obligations of a like nature, in each case in the ordinary course of business;
          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
          (f) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of Holdings or any of its Subsidiaries;
          (g) (1) non-exclusive licenses and sublicenses of Intellectual Property granted in the ordinary course of business, provided, that no such license or sublicense may be granted that would reasonably be expected to constitute an abandonment of any Loan Party’s or any Subsidiary’s trade name or trade marks or other similar Intellectual Property if such abandonment would materially interfere with the business of Holdings and its Subsidiaries; or (2) leases or subleases not otherwise prohibited under this Agreement and the other Loan Documents granted to others not interfering in any material respect in the business of Holdings or any of its Subsidiaries;
          (h) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies with respect to the deposit accounts constituting Non-Restricted Accounts or set forth on Schedule 6.02;
          (i) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases permitted hereunder describing the leased property and proceeds thereof as collateral; and
          (j) any interest or title of a lessor in the leased property under any Capital Lease Obligation permitted pursuant to Section 6.01 or any operating lease entered into by or binding upon a Loan Party or a Subsidiary in the ordinary course of its business and covering only the asset so leased and the personal property thereon and proceeds thereof;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
          “Permitted Investments” means:
          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
          (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition having a credit rating of “A” or better from S&P or Moody’s;
          (c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-2 or the equivalent thereof from S&P or P-2 or the equivalent thereof from Moody’s;
          (d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
          (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clauses (a), (b) and (d) above and entered into with a financial institution satisfying the criteria described in clause (d) above;
          (f) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
          (g) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency or (ii) investments of the type and maturity described in clauses (b) through (f) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Prepayment Event” means, without duplication:
          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than (i) dispositions described in Section 6.05(a), (b), (j) or (k) and (ii) sales of Senior Notes Priority Collateral to the extent such proceeds are required pursuant to the terms of the Senior Notes Indenture to permanently prepay Senior Notes Obligations permitted hereunder and are in fact used to permanently prepay such Senior Notes Obligations;
          (b) any sale of the Syracuse Property or the Specified Sale so long as no Default or Event of Default exists or would result therefrom; or
          (c) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party, other than insurance proceeds and condemnation awards with respect to Senior Notes Priority Collateral to the extent such proceeds are required pursuant to the terms of the Senior Notes Indenture to permanently prepay Senior Notes Obligations permitted hereunder and are in fact used to permanently prepay such Senior Notes Obligations.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by Chase as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Projections” has the meaning assigned to such term in Section 5.01(f).
          “Protective Advance” has the meaning assigned to such term in Section 2.04.
          “Refinancing Senior Note Indebtedness” means Indebtedness (“Refinanced Indebtedness”) which represents a refinancing, renewal, or extension (such refinancings, renewals and extensions, each a “Refinancing”, or “Refinanced” in the applicable context) of Indebtedness constituting Senior Note Obligations permitted hereunder (“Original Indebtedness”) so long as:
          (a) such Refinancings do not result in an increase in the principal amount of the Original Indebtedness so Refinanced, other than by the amount of prepayment premiums paid thereon, interest accrued on the Original Indebtedness and the reasonable customary fees and expenses incurred in connection therewith,
          (b) (i) none of the payment dates applicable to the Refinanced Indebtedness are earlier than any of the payment dates applicable to the Original Indebtedness so Refinanced, (ii) neither the interest rate nor any other material pricing terms pertaining to the Refinanced Indebtedness are higher than the interest rate or other such pricing terms pertaining to the Original Indebtedness so Refinanced, (iii) the terms and conditions (including without limitation subordination and intercreditor terms) of the Refinanced Indebtedness, taken as a whole, are no less favorable to any of Holdings, Borrowers, any of their Subsidiaries, Administrative Agent or any Lender than the terms and conditions of the Original Indebtedness so Refinanced, and (iv) none of the representations and warranties, covenants or events of default set forth in the documents governing the Refinanced Indebtedness are more restrictive to Holdings, Borrowers or any of their Subsidiaries than the representations and warranties, covenants or events of defaults set forth in the Loan Documents,
          (c) the Refinanced Indebtedness and other obligations pertaining thereto (and any Liens securing such Refinanced Indebtedness and other obligations) must be subject to a subordination and intercreditor agreement in form and substance satisfactory to the Administrative Agent in its sole discretion (it being understood that and agreed the subordination and intercreditor agreement would be in form and substance satisfactory to the Administrative Agent if it was on the same terms and conditions, and in the same form, as the Intercreditor Agreement),

          (d) the Refinanced Indebtedness is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated (and were permitted under this Agreement to be so obligated) with respect to the Original Indebtedness so Refinanced,
          (e) the Refinanced Indebtedness is not secured by any assets of Holdings, Borrowers or any of their Subsidiaries, other than those assets which were subject to Liens permitted under this Agreement to secure the Original Indebtedness so Refinanced,
          (f) this Agreement (along with any other applicable Loan Documents) shall be amended in a manner in form and substance acceptable to Administrative Agent in its sole discretion to conform this Agreement (and such other Loan Documents) to the provisions of the Refinanced Indebtedness (such as updating the definitions of Intercreditor Agreement, Senior Notes, Senior Notes Indenture and Senior Notes Obligations) to preserve substantially the same rights and interests the Administrative Agent and the Lenders had with respect to the Original Indebtedness that was so Refinanced and have those rights and interests apply to such Refinanced Indebtedness, and
          (g) Borrower Representative has provided copies of all material documents prior to the execution thereof (with reasonably sufficient time for Administrative Agent to review such documents prior to the execution thereof) pertaining to the Refinanced Indebtedness.
          “Register” has the meaning set forth in Section 9.04.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers’ assets from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.
          “Required Lenders” means, at any time, Lenders having Credit Exposure (USD Equivalent) and unused Revolving Commitments representing more than 50% of the sum of the total Credit Exposure (USD Equivalent) and unused Revolving Commitments at such time and based on the Exchange Rate in effect at such time.
          “Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for Taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.
          “Reset Date” means the second Business Day following each Calculation Date, provided that, in connection with any Calculation Date designated pursuant to clause (b) of the definition thereof, the applicable Reset Date shall be such Calculation Date.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the US Borrower or any option, warrant or other right to acquire any such Equity Interests in the US Borrower.
          “Restriction Commencement Date” means a date on which a Restriction Trigger Event shall have occurred.
          “Restriction Period” means the period commencing on a Restriction Commencement Date and ending on a Restriction Release Date.
          “Restriction Period Grid” means the table set forth below setting forth the applicable Restriction Trigger Amounts and Restriction Release Amounts with respect to each provision of the Loan Documents wherein the term “Restriction Period” is used:

Relevant Provision	Restriction Trigger Amount	Restriction Release Amount
Section 5.01(g), (h) and (k) of this Agreement	$25,000,000	$30,000,000

Section 6.08(a) of this Agreement	$25,000,000	$40,000,000

Article VII of the US Security Agreement	$20,000,000	$30,000,000

Provisions of the Netherlands Collateral Documents referring to “Netherlands Trigger Event”	$20,000,000	$30,000,000

Provisions of the Netherlands Collateral Documents referring to “Netherlands Bank Account Establishment Trigger Event”	$31,000,000	$41,000,000
          “Restriction Release Amount” means, with respect to each provision of the Loan Documents wherein the term “Restriction Period” is used, the amount set forth in the Restriction Period Grid opposite the reference to such provision.

          “Restriction Release Date” means a date on which a Restriction Release Event shall have occurred.
          “Restriction Release Event” means that (a) the sum of (i) the Aggregate Availability (without giving effect to the Availability Block) plus (ii) the aggregate amount of cash or Permitted Investments subject to a first priority perfected security interest in favor of the Administrative Agent pursuant to the Loan Documents is greater than or equal to the applicable Restriction Release Amount as of any Reset Date and during the period of thirty (30) consecutive days immediately succeeding such Reset Date and (b) unless otherwise consented to by Administrative Agent in its sole discretion for the purposes of this definition, no Default or Event of Default has occurred and is continuing.
          “Restriction Trigger Amount” means, with respect to each provision of the Loan Documents wherein the term “Restriction Period” is used, the amount set forth in the Restriction Period Grid opposite the reference to such provision.
          “Restriction Trigger Event” means that (a) both (i) as of any Reset Date the sum of (A) the Aggregate Availability (without giving effect to the Availability Block) plus (B) the aggregate amount of cash or Permitted Investments subject to a first priority perfected security interest in favor of the Administrative Agent pursuant to the Loan Documents fails to be equal to or greater than the applicable Restriction Trigger Amount and (ii) such failure shall have continued unremedied for three (3) consecutive days following notice of such failure from the Administrative Agent or (b) unless otherwise consented to by Administrative Agent in its sole discretion for the purposes of this definition, an Event of Default has occurred and is continuing, or, with respect to Section 6.8(a) of the Credit Agreement, a Default or Event of Default has occurred and is continuing.
          “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment. The initial aggregate amount of the Lenders’ Revolving Commitments is $110,000,000.
          “Revolving Euro Exposure” means, with respect to any Lender as it relates to any Borrower at any time, the Revolving Exposure of such Lender as it relates to such Borrower at such time that is denominated in Euros.
          “Revolving Exposure” means, with respect to any Lender as it relates to any Borrower at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans to such Borrower, in each case, and its LC Exposure with respect to any Letter of Credit requested by such Borrower and an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans to such Borrower, in each case, at such time.
          “Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
          “Revolving Loan” means a Loan made pursuant to Section 2.01(b).

          “Revolving Netherlands Exposure” means, with respect to any Lender as it relates to the Netherlands Borrower, at any time, the sum of the principal amount of such Lender’s Netherlands Loans outstanding at such time made pursuant to the Revolving Netherlands Sublimit.
          “Revolving Netherlands Sublimit” means, with respect to each Lender, the obligation, if any, of such Lender to make Revolving Loans hereunder to the Netherlands Borrower based on the Netherlands Borrowing Base, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such obligation may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Netherlands Sublimit is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Netherlands Sublimit. The initial aggregate amount of the Lenders’ Revolving Netherlands Sublimit is $20,000,000.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
          “Secured Obligations” means, collectively, the US Secured Obligations and Netherlands Secured Obligations.
          “Security Agreement” means, with respect to the US Borrower and the Netherlands Borrower, the US Security Agreement and the Netherlands Security Agreement, respectively. Unless otherwise specified, “Security Agreement” shall refer to the US Security Agreement and the Netherlands Security Agreement, collectively.
          “Senior Notes” means the 10% Senior Secured Notes due 2015 of the US Borrower issued on the Effective Date pursuant to the Senior Notes Indenture, as the same may be amended or otherwise modified from time to time to the extent permitted by this Agreement.
          “Senior Notes Indenture” means the Indenture, dated as of February 8, 2010, among the US Borrower, Holdings, the other US Loan Parties party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, in connection with the issuance of the Senior Notes, as the same may be amended or otherwise modified from time to time to the extent permitted by this Agreement.
          “Senior Notes Obligations” means all “Notes Obligations” (as defined in the Intercreditor Agreement) other than Additional Pari Passu Senior Indebtedness Obligations (as defined in the Intercreditor Agreement).
          “Senior Notes Priority Collateral” means the “Notes Priority Collateral” (as defined in the Intercreditor Agreement).
          “Settlement” has the meaning assigned to such term in Section 2.05(d).
          “Settlement Date” has the meaning assigned to such term in Section 2.05(d).
          “Solvent” mean, with respect to each Loan Party, at any time that (i) the fair value of the assets of such Loan Party, at a fair valuation, at such time exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of such Loan Party at such time are greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Loan Party at such time is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Loan Party at such time does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is then conducted and is proposed to be conducted thereafter.
          “Specified Change in Control” means a “Change of Control” (or any other defined term having a similar purpose) as defined in the Senior Notes Indenture.
          “Specified Sale” means the sale, transfer or disposition of the business and related assets currently conducted by certain Subsidiaries of the Borrower to the extent expressly identified to the Administrative Agent and Lenders prior to the Effective Date pursuant that certain letter from the Borrower Representative to the Administrative Agent and the Lenders dated as of February 5, 2010 entitled “Specified Sale Side Letter”.
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is contractually subordinated to payment of the Secured Obligations to the reasonable written satisfaction of the Administrative Agent; provided, that the Senior Notes Obligations shall not be deemed to be Subordinated Indebtedness for purposes hereof.
          “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.
          “Subsidiary” means with respect to any Loan Party any direct or indirect subsidiary of such Loan Party.
          “Supermajority Lenders” means, at any time, Lenders having Revolving Exposure and unused Revolving Commitments representing 66 2/3% or more of the sum of the total Revolving Exposure and unused Revolving Commitment.
          “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

          “Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
          “Swingline Lender” means JPMorgan Chase Bank, N.A. in its capacity as lender of Swingline Loans hereunder.
          “Swingline Loan” means a Loan made pursuant to Section 2.05.
          “Syracuse Property” has the meaning assigned to such term in Section 6.05.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the guarantees made hereunder by any Loan Guarantor.
          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the CB Floating Rate or another rate of interest reasonably determined by the Administrative Agent, and whether such Loan or Borrowing is made in dollars or Euros.
          “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
          “United States” and “U.S.” means the United States of America.
          “Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee or any indemnification obligation) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
          “US Borrower” means Libbey Glass Inc., a Delaware corporation.
          “US Borrowing Base” means, at any time, the sum of (a) 85% of the Eligible Accounts at such time of all US Loan Parties other than Holdings, plus (b) the lesser of (i) 65% of such Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by such US Loan Parties’ Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by such US Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) Reserves without duplication of any Reserves with respect to the Netherlands Borrowing Base (including, but not limited to, (i) the Availability Block and (ii) the ERISA Reserve) related to such US Loan Parties. The maximum amount of the US Borrowing Base attributable to Inventory, together with Inventory attributable to the Netherlands Borrowing Base, is $70,000,000. The Administrative Agent may, in its Permitted Discretion,

reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the US Borrowing Base.
          Notwithstanding the foregoing, if at any time (x) an Event of Default is in existence or (y) less than 65% of the aggregate gross dollar amount of the Accounts (other than Accounts owing to Affiliates) and Inventory set forth on the US Borrowing Base Certificate are Accounts and Inventory of the US Borrower (i.e., 35% or more of the aggregate gross dollar amount of the Accounts (other than Accounts owing to Affiliates) and Inventory set forth on the US Borrowing Base Certificate are Accounts and Inventory of US Loan Parties other than the US Borrower), then Administrative Agent may in its sole discretion require that the US Borrowing Base be converted from a “consolidated borrowing base” into “separate borrowing bases” whereby (subject only to such exceptions as Administrative Agent may agree in its sole discretion) each of the US Loan Parties would only receive access to US Loans (other than Protective Advances) to the extent the amount of the US Borrowing Base was then attributable to Eligible Accounts and Eligible Inventory of such US Loan Party. The Borrower Representative may designate in good faith certain Accounts and Inventory of US Loan Parties that are Subsidiaries of the US Borrower as being excluded from such calculation (and as a result thereof such Accounts and Inventory would not constitute Eligible Accounts or Eligible Inventory for all purposes in this Agreement and the other Loan Documents). Any such designation by the Borrower Representative would need to be included in the current US Borrowing Base Certificate.
          “US Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit C or another form which is acceptable to the Administrative Agent in its sole discretion.
          “US Collateral” means any and all property owned, leased or operated by a Person covered by the US Collateral Documents and any and all other property of any US Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure any Secured Obligations.
          “US Collateral Documents” means, collectively, the US Security Agreement, the US Mortgages, the Grants of Security Interests in Intellectual Property and any other documents granting a Lien upon the US Collateral as security for payment of the Secured Obligations.
          “US General Availability” means, at any time, an amount equal to the difference of (a) the lesser of the total Revolving Commitments (less (i) the Availability Block and (ii) Reserves (other than Reserves which Agent elects not to deduct for such purpose in its sole discretion)) and the US Borrowing Base at such time minus (b) the total Revolving Exposure (excluding Revolving Netherlands Exposures) at such time; provided that such US General Availability will at no time exceed the difference of (x) the sum of the total Revolving Commitments (less (i) the Availability Block and (ii) Reserves (other than Reserves which Agent elects not to deduct for such purpose in its sole discretion)) minus (y) the Aggregate Credit Exposure at such time.
          “US Loan Guarantors” means the US Borrower’s domestic Subsidiaries (other than the Inactive US Subsidiary) and Holdings, and for the purposes of Article X hereof, shall also mean the US Borrower.
          “US Loan Party” means the US Borrower, Holdings, the other US Loan Guarantors party hereto and the US Security Agreement and any other domestic Subsidiary of Holdings who becomes a party to this Agreement and the US Security Agreement pursuant to a Joinder Agreement and their successors and assigns.

          “US Loans” means the loans and advances made by the Lenders to the US Borrower pursuant to this Agreement, including Swingline Loans and Protective Advances.
          “US Mortgage” means each Mortgage in respect of real property of a US Loan Party.
          “US Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11(a).
          “US Paying Guarantor” has the meaning assigned to such term in Section 10.11(a).
          “US Obligations” means all obligations in respect of unpaid principal of and accrued and unpaid interest (including without limitation any post-petition interest, whether allowed or not) on the US Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations (not constituting or arising in respect of principal or interest or LC Disbursements) of any US Loan Party to the Lenders or to any Lender, the Administrative Agent, the Issuing Bank or any indemnified party arising under any Loan Document.
          “US Secured Obligations” means all US Obligations, together with all (i) Banking Services Obligations of the US Borrower or any US Loan Guarantor and (ii) Swap Obligations of the US Borrower or any US Loan Guarantor owing to one or more Lenders or their respective Affiliates; provided with respect to any transaction relating to such Banking Services Obligation or Swap Obligation, the Lender party thereto (other than Chase) shall have delivered written notice to the Administrative Agent within three Business Days of execution of such transaction (or within 30 days of the Effective Date with respect to Swap Obligations that were incurred prior to the Effective Date) that such a transaction has been entered into and that it constitutes a US Secured Obligation entitled to the benefits of the US Collateral Documents.
          “US Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of the date of this Agreement, between the US Borrower, the US Loan Guarantors and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and any other pledge or security agreement entered into, after the date of this Agreement by any other US Loan Guarantor (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.
          “US Separate Borrowing Base Period” any period in which separate US Borrowing Bases are required by the last paragraph of the definition of US Borrowing Base.
          “USD Equivalent” means, with respect to any amount of Euros, on any date, the amount of dollars that may be purchased with such amount of Euros at the Exchange Rate in effect on such date.
          “Wholly-Owned Subsidiary” means with respect to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries of such Person.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
          Section 1.03 Terms of Usage.
          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document or contractual obligation herein shall, unless otherwise specified, be construed as referring to such agreement, instrument or other document or contractual obligation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or any other Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise provided, dollar ($) baskets set forth in the representations and warranties, covenants and events of default provisions of this Agreement (and other similar baskets; it being understood that this sentence does not apply to Article II of this Agreement) are calculated as of each date of measurement by the USD Equivalents thereof as of such date of measurement; provided that if any such baskets are exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such baskets were accessed, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.
          (b) In this Agreement, where it relates to a Netherlands entity, reference to (i) a winding-up, administration or dissolution includes a Netherlands entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden); (ii) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend; (iii) any step or procedure taken in connection with insolvency proceedings includes a Netherlands entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990); (iv) a trustee in bankruptcy includes a curator; (v) an administrator includes a bewindvoerder; and (vi) an attachment includes a beslag.
          Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II
The Credits
          Section 2.01 Commitments.
          (a) Immediately prior to the effectiveness of this Agreement, the outstanding balance of the “Revolving Loans” as of the date hereof made under (and as such term is defined in) the Original Credit Agreement was the USD Equivalent of $0.00 (the “Outstanding Original Revolving Loan Balance”). Immediately upon giving effect to this Agreement on the date hereof, the Outstanding Original Revolving Loan Balance automatically shall be continued as, and shall convert into, outstanding Revolving Loans hereunder owed by each Borrower to Lenders as if such Revolving Loans had been made by Lenders to the respective Borrower hereunder.
          (b) (A) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to each Borrower from time to time during the Availability Period in dollars or Euros, as requested by such Borrower, in an aggregate principal amount that will not result in (i) the USD Equivalent of such Lender’s Revolving Exposure with respect to the Borrowers exceeding such Lender’s Revolving Commitment, (ii) the USD Equivalent of the Aggregate Credit Exposures with respect to the Borrowers exceeding the sum of the total Revolving Commitments (less (i) the Availability Block and (ii) Reserves (other than Reserves which Agent elects not to deduct for such purpose in its sole discretion)), (iii) the USD Equivalent of the total Revolving Exposures (excluding Revolving Netherlands Exposures) exceeding the US Borrowing Base, (iv) the USD Equivalent of the total Revolving Euro Exposures with respect to the Borrowers exceeding the Euro Sublimit, (v) the USD Equivalent of such Lender’s Revolving Netherlands Exposure with respect to the Netherlands Borrower exceeding such Lender’s Revolving Netherlands Sublimit, (vi) the USD Equivalent of the total Revolving Netherlands Exposures with respect to the Netherlands Borrower exceeding the sum of the total Revolving Netherlands Sublimit, (vii) the USD Equivalent of the total Revolving Netherlands Exposures exceeding the Netherlands Borrowing Base or (viii) the USD Equivalent of the total Revolving Exposures relating to the Netherlands Borrower exceeding the Libbey Europe Sublimit, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Subject to Section 2.14, each Borrowing made in Euros shall be comprised entirely of Eurocurrency Loans.
          (B) Not later than noon, Local Time, on the second Business Day preceding the Borrowing Date with respect to each Borrowing (or, in the case of a CBFR Borrowing at a time when Eurocurrency Loans made in Euros shall be outstanding, promptly on such Borrowing Date), the Administrative Agent shall determine the Exchange Rate with respect to Euros as of such date and give notice thereof to the relevant Borrower and the relevant Lenders. The Exchange Rate so determined shall become effective on such Borrowing Date for the purposes of determining availability under the Commitments with respect to such Borrowing (it being understood that such availability shall be calculated and determined by applying such Exchange Rate to the aggregate principal amount of Loans made in Euros which are outstanding on such Borrowing Date).
          (c) Not later than 2:00 p.m., New York City time, on each Calculation Date (so long as any Eurocurrency Loans made in Euros shall be outstanding), the Administrative Agent shall determine the Exchange Rate with respect to Euros as of such Calculation Date and give notice thereof to the relevant Borrowers and the relevant Lenders. The Exchange Rate so determined shall become effective on the next succeeding Reset Date. If, on any Reset Date, (i) the USD Equivalent of the total Revolving

Euro Exposures relating to the Borrowers exceeds the Euro Sublimit, (ii) the USD Equivalent of the total Revolving Netherlands Exposures relating to the Netherlands Borrower exceeds the sum of the total Revolving Netherlands Sublimit, (iii) the USD Equivalent of the total Revolving Exposures (excluding Revolving Netherlands Exposure) relating to the Borrowers exceeds the US Borrowing Base, (iv) the USD Equivalent of the total Revolving Netherlands Exposure relating to the Netherlands Borrower exceeds the Netherlands Borrowing Base or (v) the USD Equivalent of the total Revolving Exposures relating to the Netherlands Borrower exceeds the Libbey Europe Sublimit, then each such Borrower shall, within three Business Days after notice thereof from the Administrative Agent, prepay its Revolving Loans in an aggregate USD Equivalent amount equal, when taken together with any contemporaneous prepayment by the other Borrower, to any such excess (such calculation to be made using the Exchange Rate that is effective on such Reset Date); provided that any such prepayment shall be accompanied by accrued interest to the extent required by Section 2.13 but shall be without premium or penalty of any kind (other than any payments required under Section 2.16).
          Section 2.02 Loans and Borrowings.
          (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04 and 2.05.
          (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of CBFR Loans or Eurocurrency Loans as the Borrower Representative may request in accordance herewith, provided that all Eurocurrency Borrowings made on the Effective Date must be made in accordance with Section 2.03. Each Swingline Loan to the US Borrower shall be a CBFR Loan and each Swingline Loan to the Netherlands Borrower shall bear interest at the Netherlands Swingline Rate. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrowers to repay such Loan in accordance with the terms of this Agreement.
          (c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate (USD Equivalent) amount that is an integral multiple of $500,000 and not less than $2,000,000. At the time that each CBFR Borrowing is made, such Borrowing shall be in an aggregate (USD Equivalent) amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a CBFR Borrowing may be in an aggregate (USD Equivalent) amount that is equal to the entire unused balance of the total Revolving Commitments (less (i) the Availability Block and (ii) Reserves (other than Reserves which Agent elects not to deduct for such purpose in its sole discretion)) or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Eurocurrency Borrowings outstanding.
          (d) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
          Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower Representative shall notify the Administrative Agent of such request by submitting a Borrowing Notice (delivered by hand or facsimile) signed by the Borrower Representative (a) in the case of a Eurocurrency Borrowing, not later than noon, Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of a CBFR Borrowing, not later than noon, Local Time, on the date of the proposed Borrowing; provided, that with respect to any Eurocurrency Borrowing proposed to be made on the Effective Date, the Administrative Agent shall not later than noon, Local Time, three Business Days prior to the Effective Date have received a Borrowing Notice and a funding indemnity side letter by each Borrower requesting such Borrowing for the benefit of the Administrative Agent and each Lender reasonably satisfactory to the Administrative Agent, and in case such notice and side letter are not so received by such time, the Borrower shall be deemed to have requested the USD Equivalent of CBFR Loans denominated in dollars in lieu of such Eurocurrency Loans; and provided, further, that any such notice of a CBFR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing. Each such telephonic Borrowing Notice shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Notice signed by the Borrower Representative. Each such telephonic and written Borrowing Notice shall specify the following information in compliance with Section 2.01:
          (i) the name of the applicable Borrower;
          (ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;
          (iii) the date of such Borrowing, which shall be a Business Day;
          (iv) whether such Borrowing is to be made in dollars or Euros;
          (v) whether such Borrowing is to be made pursuant to the Revolving Netherlands Sublimit;
          (vi) whether such Borrowing is to be a CBFR Borrowing or a Eurocurrency Borrowing; and
          (vii) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”
If no election as to the Type of Borrowing is specified in such Borrowing Notice, then the requested Borrowing shall be, in the case of a Borrowing requested to be made in dollars, a CBFR Borrowing and, in the case of a Borrowing requested to be made in Euros, a Eurocurrency Borrowing with an Interest Period of one month. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Notice in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          Section 2.04 Protective Advances.
          (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers in dollars or Euros, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by any Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate USD Equivalent (measured at the time of each Protective Advance) amount of Protective Advances outstanding at any time shall not at any time exceed $10,000,000; provided further that, the USD Equivalent amount of Aggregate Credit Exposure shall not exceed the sum of the total Revolving Commitments; provided further that, the USD Equivalent of any Lender’s Revolving Exposure shall not exceed such Lender’s Revolving Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. Protective Advances with respect to the US Borrower shall be secured by liens in favor of the Administrative Agent for the benefit of itself, the Issuing Lenders and the Lenders on and to the US Collateral and shall constitute Obligations of the US Borrower. Protective Advances with respect to the Netherlands Borrower shall be secured by the Liens in favor of the Administrative Agent for the benefit of itself, the Issuing Lenders and the Lenders in and to the Collateral and shall constitute Obligations of the Netherlands Borrower hereunder. All Protective Advances shall be, in the case of a Borrowing made in dollars, CBFR Borrowings and, in the case of a Borrowing made in Euros, bear interest at an interest rate reasonably determined by the Administrative Agent to compensate the applicable Lenders for such Borrowing in Euros for the applicable period. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability with respect to the Borrower on whose behalf a Protective Advance was made and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to such Borrower (including, with respect to the Netherlands Borrower, pursuant to the Revolving Netherlands Sublimit) to repay such Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).
          (b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.
          Section 2.05 Swingline Loans.
          (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers, from time to time during the Availability Period, in dollars to the US Borrower or in Euros to the Netherlands Borrower, in an aggregate principal amount at any time outstanding that will not result in (provided that, solely with respect to the Swingline Lender and not with respect to any Borrower, the following limits shall not be deemed to have been exceeded if the only reason that the limits are exceeded is as a result of currency exchange rate changes occurring after the date that the Swingline Loan was made) (i) the aggregate principal amount of outstanding Swingline Loans exceeding the USD Equivalent of $15,000,000, (ii) the USD Equivalent of the Aggregate Credit Exposures with respect to the Borrowers exceeding the sum of the total Revolving Commitments (less (i) the Availability Block and (ii) Reserves (other than Reserves which Agent elects not to deduct for such purpose in its sole discretion)), (iii) the USD Equivalent of the total Revolving Exposures with respect to the US Borrower exceeding the US Borrowing Base, (iv) the USD Equivalent of the total Revolving Netherlands Exposure with respect to the Netherlands Borrower exceeding the Netherlands Borrowing Base, or (v) the USD Equivalent of the total Revolving Euro Exposures with respect to the Borrowers exceeding the Euro Sublimit.; provided that (x) the Netherlands Borrower shall not be permitted to borrow more than the USD Equivalent of $7,500,000 in Swingline Loans and (y) the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Subject to Section 2.14, each Swingline Borrowing made in Euros shall be comprised entirely of Swingline Loans bearing interest at the Netherlands Swingline Rate. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, the Borrower Representative shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), in the case of Swingline Loans denominated in dollars, not later than noon, Chicago time, or in the case of Swingline Loans denominated in Euros, no later than 11:00 a.m., London time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower Representative. The Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the applicable Funding Account(s) (provided, that such credit shall instead be, in the case at the time of such Borrowing full cash dominion is in effect pursuant to Article VII of the US Security Agreement or as a Netherlands Trigger Event, to the Collection Account or the Netherlands Collection Account, as applicable) as early as possible on the requested date of such Swingline Loan.
          (b) The Swingline Lender may (i) on same Business Day written notice given to the Administrative Agent not later than 11:00 a.m., Chicago time, in the case of Swingline Loans denominated in dollars, or (ii) on three Business Day’s written notice given to the Administrative Agent not later than 11:00 a.m., London time, in the case of Swingline Loans denominated in Euros, require the Revolving Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate dollar and/or Euro amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower Representative of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the US Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan made in dollars after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the US Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the US Borrower of any default in the payment thereof. Any amounts received by the Swingline Lender from the Netherlands

Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan made in Euros after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Netherlands Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Netherlands Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and is continuing and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.
          (c) Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Applicable Percentage of the Revolving Commitment. The Swingline Lender may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.
          (d) The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago time, in the case of Swingline Loans denominated in dollars, or 12:00 p.m., London time, in the case of Swingline Loans denominated in Euros, on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, in the case of Swingline Loans denominated in dollars, or 2:00 p.m., London time, in the case of Swingline Loans denominated in Euros, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans with respect to the applicable Borrower and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.
          Section 2.06 Letters of Credit.

          (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for the account of US Borrower (for the benefit of US Borrower or any other US Loan Party), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the US Borrower to, or entered into by the US Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (prior to noon, Chicago time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension or such shorter period as the Issuing Bank may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, US Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit US Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $30,000,000, (ii) the USD Equivalent of the Aggregate Credit Exposures with respect to the Borrowers shall not exceed the sum of the total Revolving Commitments (less (i) the Availability Block and (ii) Reserves (other than Reserves which Agent elects not to deduct for such purpose in its sole discretion)) and (iii) the USD Equivalent of the total Revolving Exposures (excluding Revolving Netherlands Exposures) shall not exceed the US Borrowing Base.
          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Maturity Date; provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).
          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the US Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the US Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or increase, reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the US Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than noon, Chicago time, on the date that such LC Disbursement is made, if the US Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or, if such notice has not been received by the US Borrower prior to such time on such date, then not later than noon, Chicago time, on (i) the Business Day that the US Borrower receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or (ii) the Business Day immediately following the day that the US Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, the US Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a CBFR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the US Borrower’s obligation to make such payment shall be discharged and replaced by the resulting CBFR Revolving Borrowing. If the US Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the US Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the US Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the US Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of CBFR Revolving Loans or Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the US Borrower of its obligation to reimburse such LC Disbursement.
          (f) Obligations Absolute. The US Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the US Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the US Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the US Borrower to the extent permitted by applicable law) suffered by the US Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the US Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the US Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the US Borrower reimburses such LC Disbursement, at the rate per annum then applicable to CBFR Revolving Loans; provided that, if the US Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the US Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the US Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the US Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the US Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the US Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the US Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the US Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the US Borrower within three Business Days after all such Defaults have been cured or waived.
          (k) Existing Letters of Credit. Any “Letters of Credit” issued under, and as such term is defined in, the Original Credit Agreement (the “Existing Letters of Credit”), that remain outstanding on the date hereof shall be deemed to be Letters of Credit hereunder. US Borrower hereby affirms and confirms its liability for all obligations to Issuing Bank and Revolving Lenders arising from or in respect of the Existing Letters of Credit in consideration for the further issuance and extensions of Letters of Credit and other due consideration given by the Issuing Bank and Revolving Lenders, the sufficiency of which is hereby acknowledged; provided, that the Existing Letters of Credit shall be governed by this Agreement, the Loan Documents and related undertakings.
          Section 2.07 Funding of Borrowings.
          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that (A) Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent, and (B) in the case at the time of such Borrowing full cash dominion is in effect pursuant to Article VII of the US Security Agreement or as a result of a Netherlands Trigger Event , all Loans to the US Borrower or the Netherlands Borrower shall be credited to the Collection Account or the Netherlands Collection Account, respectively.
          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower requesting such Borrowing severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case such Borrower, with respect to a Borrowing made in dollars, the interest rate applicable to CBFR Loans and, with respect to a Borrowing made in Euros, at an interest rate applicable to Eurocurrency Borrowings having an Interest Period of one month. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
          Section 2.08 Interest Elections.
          (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Notice in accordance with the terms hereof and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Notice. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided that, subject to Section 2.14, Borrowings made in Euros may not be converted to a different Type. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.
          (b) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Notice would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.
          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
          (i) the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
          (iii) whether the resulting Borrowing is to be a CBFR Borrowing or a Eurocurrency Borrowing; and
          (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall, in the case of a Borrowing made in dollars, be converted to a CBFR Borrowing and, in the case of a Borrowing made in Euros, converted to a Eurocurrency Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as a Default is continuing (i) no outstanding Borrowing made in dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall, in the case of a Borrowing made in dollars, be converted to a CBFR Borrowing and, in the case of a Borrowing made in Euros, continued with an Interest Period of one month, in each case, at the end of the Interest Period applicable thereto.
          Section 2.09 Reduction or Termination of Commitments.
          (a) Unless previously terminated, all Commitments shall terminate on the Maturity Date.
          (b) The Borrowers shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, from time to time, to reduce the amount of the Commitments; provided that no such reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Availability with respect to either Borrower would be less than zero. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments; provided that with the prior consent of each of the Administrative Agent and the Required Lenders reductions may be made to the Commitments of Defaulting Lenders without having to reduce the Commitments of the other Lenders.
          (c) The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent) equal to 103% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees and (iv) the payment in full of all outstanding reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.
          (d) The Borrower Representative shall notify the Administrative Agent of any election to terminate the Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or such shorter period as may be agreed by the Administrative Agent, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Commitments shall be permanent.
          Section 2.10 Repayment and Amortization of Loans; Evidence of Debt.
          (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date, (b) the US Borrower unconditionally promises to pay to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent, (c) the US Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan in dollars on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least four Business Days after such Swingline Loan is made, (d) the Netherlands Borrower unconditionally promises to pay to the Administrative Agent the then unpaid amount of each Protective Advance made on behalf of the Netherlands Borrower on the earlier of the Maturity Date and demand by the Administrative Agent and (e) the Netherlands Borrower hereby unconditionally promises to pay the Swingline Lender the then unpaid principal amount of each Swingline Loan in Euros on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least four Business Days after such Swingline Loan is made.
          (b) At all times that full cash dominion is in effect pursuant to Article VII of the US Security Agreement or as a result of a Netherlands Trigger Event, on each Business Day, the Administrative Agent shall apply all immediately available funds credited to the Collection Account or the Netherlands Collection, as applicable, in respect of each applicable Borrower the previous Business Day first with respect to the U.S. Borrower (and the Netherlands Borrower with respect to Protective Advances made on behalf of the Netherlands Borrower) to prepay any Protective Advances that may be outstanding, second to prepay the Revolving Loans (including Swing Line Loans) made to such Borrower and third to cash collateralize outstanding LC Exposure in respect of such Borrower.
          (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
          (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower to which such Loan is made shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns) except to the extent that such Lender returns such promissory note or notes for cancellation and requests that such Loans be evidenced as set forth in Section 2.10(c) and (d).
          Section 2.11 Prepayment of Loans.
          (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section.
          (b) Notwithstanding Section 2.10(b), and without limitation thereof, except to the extent resulting from changes of the Exchange Rate for Euros after the immediately preceding Reset Date (provided in that case the Borrowers shall be required to make the following payments on the next Reset Date), in the event and on such occasion that (i) the USD Equivalent of the Aggregate Credit Exposure with respect to the Borrowers exceeds the sum of the total Revolving Commitments (less (i) the Availability Block and (ii) Reserves (other than Reserves which Agent elects not to deduct for such purpose in its sole discretion)), (ii) the USD Equivalent of the Revolving Exposures (excluding Revolving Netherlands Exposure) exceeds the US Borrowing Base, (iii) the USD Equivalent of the total Revolving Euro Exposures with respect to the Borrowers exceeds the Euro Sublimit, (iv) the USD Equivalent of the total Revolving Netherlands Exposure with respect to the Netherlands Borrower exceeds the sum of the total Revolving Netherlands Sublimit, (v) the USD Equivalent of the total Revolving Netherlands Exposure relating to the Netherlands Borrower exceeds the Netherlands Borrowing Base or (vi) the USD Equivalent of the total Revolving Exposures relating to the Netherlands Borrower exceeds the Libbey Europe Sublimit then each such Borrower shall prepay its Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate USD Equivalent amount equal, when taken together with any contemporaneous prepayment by the other Borrower, to such excess.
          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds; provided that any Net Proceeds received in respect of a Prepayment Event arising with respect to assets of the Netherlands Borrower or any of its Subsidiaries organized under the laws of the Netherlands shall only be applied to the mandatory prepayment of the Netherlands Loans.
          (d) All such amounts pursuant to Section 2.11(c) shall be applied, first to prepay any Protective Advances with respect to the applicable Borrower that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swing Line Loans) without any reduction in Revolving Commitments.
          (e) The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder other than any prepayment pursuant to Section 2.10(b) or 2.11(b) (i) in the case of prepayment of a Eurocurrency Borrowing, not later than noon, Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a CBFR Borrowing, not later than noon, Local Time, one Business Day before the date of the prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than noon, Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
          Section 2.12 Fees.
          (a) The US Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of such Lender’s Applicable Percentage of the Available Commitment during the period from and including the Effective Date to but excluding the date on which the Lenders’ Commitments terminate. Accrued commitment fees shall be payable in arrears on the first day of each April, July, October and January and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.
          (b) The US Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after written demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.
          (c) The Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.
          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
          Section 2.13 Interest.

          (a) The Loans comprising each CBFR Borrowing (including each Swingline Loan) shall bear interest at the CB Floating Rate plus the Applicable Rate.
          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such borrowing plus the Applicable Rate.
          (c) Each Protective Advance shall bear interest at the CB Floating Rate plus the Applicable Rate for Revolving Loans plus 2%; provided that any Protective Advance made in Euros shall bear interest at an interest rate reasonably determined by the Administrative Agent to compensate the applicable Lenders for such Borrowing in Euros for the applicable period plus 2%.
          (d) Notwithstanding the foregoing, during the occurrence and continuance of (A) an Event of Default, upon notice by the Required Lenders or Administrative Agent to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates) or (B) a Default of the type described in Section 7(a), (h) or (i), (X) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section and (Y) any participation fee payable pursuant to Section 2.12 with respect to participations in Letters of Credit shall accrue at 2% plus the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans as provided hereunder. Notwithstanding the foregoing, if any interest on any Loan or any fee or other amount (other than in respect of principal of the Loans or any participation fee payable pursuant to Section 2.12 with respect to participations in Letters of Credit) payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to CBFR Loans as provided in paragraph (a) of this Section.
          (e) Accrued interest on each Loan (for CBFR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to the proviso to paragraph (c) or paragraph (d) of this Section, and interest accrued with respect to Loans to the Netherlands Borrower which do not bear interest at a rate determined by reference to the Adjusted LIBO Rate, shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the CB Floating Rate at times when the CB Floating Rate is based on the Prime Rate or by reference to an interest rate reasonably determined by the Administrative Agent shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed. The applicable CB Floating Rate, Adjusted LIBO Rate, LIBO Rate or any other interest rate applicable in accordance with the terms hereof shall be determined by the Administrative Agent in accordance with the terms hereof, and such determination shall be conclusive absent manifest error.
          (g) The parties agree that any “Interest Periods” (as such term is defined under the Original Credit Agreement) in existence as of the date hereof shall be deemed to be continuing Interest Periods under this Agreement.

          Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Notice requests a Eurocurrency Borrowing denominated in dollars, such Borrowing shall be made as a CBFR Borrowing and (iii) if any Borrowing Notice requests a Eurocurrency Borrowing denominated in Euros, such Borrowing shall be made as a Borrowing bearing interest at an interest rate reasonably determined by the Administrative Agent to compensate the applicable Lenders for such Borrowing in Euros for the applicable period.
          Section 2.15 Increased Costs. (a) If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then such Borrower will pay to such Lender or the Issuing Bank, as the case may be, the minimum additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on a Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time such Borrower will pay to such Lender or the Issuing Bank, as the case may be, the minimum additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. Such Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that such Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
          Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, such Borrower shall compensate each affected Lender for the loss, cost and expense actually incurred by such Lender and attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall not exceed an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
          Section 2.17 Taxes.
          (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) The Borrowers shall pay any Other Taxes applicable to such Borrower to the relevant Governmental Authority in accordance with applicable law.
          (c) Each Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower to which it makes a loan is organized or a resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower Representative, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower Representative as will permit such payments to be made without withholding or at a reduced rate of withholding.
          (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrowers or any other Person.
          (g) Each Lender that makes a Loan to the US Borrower that is not a Foreign Lender with respect to the US Borrower shall deliver to the Borrower Representative (with a copy to the

Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower Representative, a properly completed and executed IRS Form W-9 (or applicable successor form) certifying that such Lender is not subject to backup withholding.
          Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs.
          (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Chicago time, in the case of Loans denominated in dollars, or 2:00 p.m., London time, in the case of Loans denominated in Euros, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, 22nd Floor, Chicago, Illinois, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars or Euros, as applicable. At all times that full cash dominion is in effect pursuant to Article VII of the US Security Agreement or as a result of a Netherlands Trigger Event, solely for purposes of determining the amount of Loans available for borrowing purposes, checks (in addition to immediately available funds applied pursuant to Section 2.10(b)) from collections of items of payment and proceeds of any Collateral pledged to secure any Borrower’s Obligations shall be applied in whole or in part against such Borrower’s Obligations, on the Business Day after receipt, subject to actual collection.
          (b) Subject to Section 9.20 hereof, any proceeds of Collateral received by the Administrative Agent on behalf of any Borrower or any Loan Party (shall, if received in its capacity as a depositing bank be applied as set forth in the applicable Deposit Account Control Agreement) and any other such proceeds (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower making such payment), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account or the Netherlands Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due including amounts then due to the Administrative Agent and the Issuing Bank from, or on behalf of, such Borrower (other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from, or on behalf of, such Borrower (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the Protective Advances made to, or on behalf of, such Borrower, fourth, to pay the principal of such Protective Advances, fifth, to pay interest then due and payable on the Loans made to, or on behalf of, such Borrower (other than the Protective Advances) ratably, sixth, to prepay principal on the Loans made to, or on behalf of, such Borrower (other than the Protective Advances and unreimbursed LC Disbursements in respect of Letters of Credit requested by such Borrower), seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit requested by, or on behalf of, such Borrower and the aggregate amount of any unpaid LC Disbursements in respect of Letters of Credit requested by, or on behalf of, such Borrower, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and Swap Obligations constituting Secured Obligations, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative and except as set forth in Section 2.10 and Section 2.11, or unless an Event of Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class made to any Borrower, except (a) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (b) in the event, and only to the extent, that there are no outstanding CBFR Loans of the same Class and, in any such event, such Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations of such Borrower.
          (c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents by any Borrower, may be paid from the proceeds of Borrowings made hereunder by such Borrower whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of such Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing by such Borrower for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents (after the expiration of any grace or cure periods with respect to such other amounts) by such Borrower and agrees that all such amounts charged shall constitute Loans (including Swingline Loans, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested by such Borrower pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of such Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents by such Borrower.
          (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to such Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Subject to Section 9.20 hereof, each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
          (e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that any Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          (f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future funding obligations of such Lender; provided that as between the Loan Parties, the Administrative Agent and such Lender, such amounts received by the Administrative Agent and paid by the Loan Parties for the account of such Lender shall be considered applied to the Obligations intended to be paid by the Loan Parties.
          Section 2.19 Mitigation Obligations; Replacement of Lenders.
          (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then:
          (i) such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (y) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (and such Borrower hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment);
          (ii) such Borrower may, at its sole expense and effort, require such Lender or any Defaulting Lender (herein, a “Departing Lender”), upon notice to the Departing Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (y) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such

Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Departing Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.
          (b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment or waiver which pursuant to the terms of Section 9.02 requires the consent of all Lenders, Supermajority Lenders or of all Lenders directly affected thereby and with respect to which the Required Lenders shall have granted their consent, then the US Borrower shall be permitted to replace such Non-Consenting Lender (unless such Non-Consenting Lender grants such consent); provided that (i) such replacement does not conflict with any Requirement of Law, (ii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) the Borrower shall be liable to such replaced Lender under Section 2.16 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (iv) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.04 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), and (vi) any such replacement shall not be deemed to be a waiver of any rights that the US Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
          Section 2.20 Defaulting Lenders.
          Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender.
          (a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
          (b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;
          (c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
          (i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments, (y) the conditions set forth in Section 4.02 are satisfied at such time and (z) the other loan limits set forth in this Agreement are satisfied; and
          (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x)

first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
          (iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.20(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
          (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or
          (v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.20(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;
          (d) the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein); and
          (e) in the event and on the date that each of the Administrative Agent, the Borrowers, the Issuing Bank and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
          Section 2.21 Returned Payments
          . If after receipt of any payment which is applied to the payment of all or any part of the Obligations of any Borrower, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
          Section 2.22 Inter-Lender Assignments.
          Each Existing Lender hereby sells and assigns on the Effective Date to each Lender, without recourse, representation or warranty (except as set forth below), and each such Lender hereby purchases and assumes on the Effective Date from each Existing Lender a percentage interest in the Commitments and Revolving Netherlands Sublimit and the Loans and other Obligations hereunder as may be required to reflect the allocation of Commitments and Revolving Netherlands Sublimit as set forth on the Commitment Schedule. The Lenders agree to make such inter-Lender wire transfers as may be required to give effect to the foregoing assignments and assumptions and, as a result of such assignments and assumptions, each Existing Lender shall be absolutely released from any obligations, covenants or agreements with respect to the Commitments, Revolving Netherlands Sublimit and Loans so assigned. With respect to such Commitments, Revolving Netherlands Sublimit and Loans so assigned, each Existing Lender makes no representation or warranty whatsoever, except that it represents and warrants that it is the legal and beneficial owner of the same, free and clear of any adverse claim.
ARTICLE III
Representations and Warranties
          Each Loan Party represents and warrants to the Lenders that after giving effect to the transactions on the Effective Date:
          Section 3.01 Organization; Powers. Each of the Loan Parties and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent the concept of “good standing” is recognized thereunder), (b) except where the failure to have such power and authority could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and (c) is in good standing in, every jurisdiction where such qualification is required except where the failure to be in good standing could not reasonably be expected to result in a Material Adverse Effect.
          Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or organizational powers and have been duly authorized by all necessary organizational and, if required, stockholder (or equity holder, as applicable) action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents and Liens permitted hereunder securing the Senior Note Obligations permitted hereunder except, in each case, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
          Section 3.04 Financial Condition; No Material Adverse Change.

          (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2008, reported on by Ernst & Young, independent public accountants, and (ii) as of and for the fiscal month and the portion of the fiscal year ended November 30, 2009, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
          (b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since September 30, 2009.
          Section 3.05 Properties.
          (a) As of the date of this Agreement, Schedule 3.05 (i) sets forth the address of each parcel of real property that is owned or leased by any Loan Party and (ii) identifies any such parcel of owned real property with respect to which the Loan Documents will not, as of the Effective Date, create legal and valid Liens on such parcel of real property and all of the buildings, improvements, structures and fixtures located on such parcel of real property in accordance with the terms and conditions of the Loan Documents (each, a “Non-Mortgaged Property”). Except as could not reasonably be expected to have a Material Adverse Effect, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the knowledge of the applicable Loan Party, no default by any party to any such lease or sublease exists. Each of the Loan Parties and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its real and personal property, free of all Liens other than those permitted by Section 6.02.
          (b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Loan Party and its Subsidiaries owns, or is licensed to use, all Intellectual Property used in its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 3.05, and the use thereof by the Loan Parties and its Subsidiaries does not infringe in any material respect upon the rights of any other Person, and the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement.
          Section 3.06 Litigation and Environmental Matters.
          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that directly involve this Agreement or the Transactions.
          (b) Except for the Disclosed Matters and except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
          Section 3.07 Compliance with Laws and Agreements.
          (a) Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
          (b) If the Netherlands Borrower or any Netherlands Loan Guarantor is a credit institution (kredietinstelling) under the Netherlands Financial Supervision Act, such party is in compliance with the applicable provisions of the Netherlands Financial Supervision Act and any implementing regulation.
          Section 3.08 Investment Company Status. No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
          Section 3.09 Taxes. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Loan Party and its Subsidiaries has timely filed or caused to be filed all federal and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown thereon, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has established adequate reserves determined in accordance with GAAP. There are no proposed Tax deficiencies or assessments that, in the aggregate, are material to each Loan Party and its Subsidiaries, taken as a whole. There are no liens for any material Taxes on any assets of each Loan Party and its Subsidiaries.
          Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, either individually or together with one or more such Plans, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan or Plans.
          Section 3.11 Disclosure. Neither the information contained in the Information Memorandum nor in any of the other reports, the financial statements, certificates or other information (including public filings of Holdings) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) taken as a whole contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which such statements were made not misleading; provided that, with respect to pro forma and projected financial information, the Borrowers and Holdings represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered in light of the circumstances when made and, if such pro forma and projected financial information was delivered prior to the Effective Date, as of the Effective Date.
          Section 3.12 Reserved

          Section 3.13 Solvency.
          (a) Immediately after the consummation of the Transactions to occur on the Effective Date, and immediately after the making of each Loan and the issuance of each Letter of Credit hereunder, each Loan Party will be Solvent, (i) the fair value of the assets of such Loan Party, at a fair valuation, at such time exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of such Loan Party at such time are greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Loan Party at such time is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Loan Party at such time does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is then conducted and is proposed to be conducted thereafter.
          (b) No Loan Party intends to, or will permit any of its Subsidiaries to, and no Loan Party believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
          Section 3.14 Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrowers and Holdings believe that the insurance maintained by or on behalf of the Loan Parties and the Subsidiaries is adequate.
          Section 3.15 Capitalization and Subsidiaries. As of the Effective Date, Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ Subsidiaries, (b) a true and complete listing of each class of each of the Loan Parties’ authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and (other than shares issued by Holdings) owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of Holdings and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.
          Section 3.16 Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing, in the case of the Liens created under the US Collateral Documents, the Secured Obligations and, in the case of the Liens created under the Netherlands Collateral Documents, the Netherlands Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) liens permitted by Section 6.02, to the extent any such liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement (including, without limitation any Liens on Senior Notes Priority Collateral securing the Senior Notes Obligations permitted hereunder to the extent provided in the Intercreditor Agreement); and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral, and provided that, with respect to the Netherlands Collateral Documents, any required notification (mededeling), registration (registratie of inschrijving) or waiver (afstand van recht), as contemplated by the Netherlands Collateral Documents for purposes of the perfection of the security interests purported to be created by such documents, has been duly and timely made, completed or obtained.
          Section 3.17 Employment Matters. As of the Effective Date, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, all payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary.
          Section 3.18 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party and each of the other Transactions is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
          Section 3.19 Intellectual Property. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Loan Party and its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect, nor does any Loan Party or its Subsidiaries know of any valid basis for any such claim. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the use of Intellectual Property by each Loan Party and its Subsidiaries does not infringe on the rights of any Person in any material respect.
          Section 3.20 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the relevant Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.
          Section 3.21 Senior Indebtedness. The Secured Obligations of the US Loan Parties constitute permitted Indebtedness under Section 3.2(1) of the Senior Notes Indenture secured by Permitted Liens under clause (1) of the definition of that term contained in the Senior Notes Indenture.

          Section 3.22 Netherlands Collateral Documents. The assets pledged under the Netherlands Collateral Documents to secure the Netherlands Secured Obligations constitute substantially all of the real and personal property, and substantially all of the tangible and intangible property, of the Netherlands Loan Parties.
          Section 3.23 Inactive Subsidiary. The Inactive Subsidiary has no, nor will at any time have any, property or assets, liabilities, contractual obligations or operations and the US Borrower intends to dissolve the Inactive Subsidiary within thirty (30) days after the Effective Date.
ARTICLE IV
Conditions
          Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
          (a) Credit Agreement and Loan Documents; Legal Opinions. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the other Loan Documents (other than Loan Documents that pursuant to the express terms thereof are not contemplated to be executed and delivered on the Effective Date) and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and such other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and (iii) written opinion(s) of (A) the Loan Parties’ special New York and Dutch counsels and (B) the Administrative Agent’s special Dutch counsel, in each case, addressed to the Administrative Agent, the Issuing Bank and the Lenders.
          (b) Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of Holdings for the fiscal year ending December 31, 2008, (ii) unaudited interim consolidated financial statements of Holdings for each month ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and (iii) satisfactory projections for fiscal years 2010, 2011 and 2012.
          (c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary or, as the case may be, its managing directors, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party, or such other Persons authorized to sign on behalf of such Loan Party, authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including, if applicable, the certificate or articles of incorporation or organization of each Loan Party certified, if applicable, by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement or, as the case may be, its articles of association, and (ii) to the extent available in such jurisdiction, a long form good standing certificate for each Loan Party from its jurisdiction of organization and from each other jurisdiction constituting a material location of such Loan Party.

          (d) No Default Certificate. The Administrative Agent shall have received a certificate, signed by a financial officer of Holdings, on the initial Borrowing date (i) stating that no Default has occurred and is continuing, and (ii) stating that the representations and warranties contained in Article III are true and correct as of such date.
          (e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all reasonable out-of-pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.
          (f) Lien Searches. Other than with regard to the Netherlands jurisdiction, the Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.
          (g) Pay-Off Letter. The Administrative Agent shall have received satisfactory pay-off letters for all existing Indebtedness to be repaid from the proceeds the initial Borrowing, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit.
          (h) Funding Accounts. The Administrative Agent shall have received a notice setting forth the deposit account(s) of each Borrower (with respect to such Borrower, a “Funding Account”) to which the Administrative Agent and the Lenders are authorized by the Borrowers to transfer the proceeds of any Borrowings by such Borrower requested or authorized pursuant to this Agreement.
          (i) [Reserved]
          (j) Control Agreements. The Administrative Agent shall have received each Deposit Account Control Agreement with respect to Accounts held with the Administrative Agent required to be provided pursuant to Section 4.14 of the US Security Agreement.
          (k) Solvency. The Administrative Agent shall have received a solvency certificate with respect to all Loan Parties from a Financial Officer of the US Borrower and, with respect to Holdings, from a Financial Officer of Holdings to the effect that the Loan Parties are, and after giving effect to the incurrence of all indebtedness and obligations being incurred in connection herewith and therewith (including the Senior Notes Obligations) will be and will continue to be Solvent.
          (l) Borrowing Base Certificate. The Administrative Agent shall have received an Aggregate Borrowing Base Certificate which calculates the Aggregate Borrowing Base and Borrowing Base Certificates which calculate the respective Borrowing Bases of the Borrowers, in each case as of December 31, 2009 with customary supporting documentation and supplemental reporting reasonably satisfactory to the Administrative Agent.
          (m) Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, the Aggregate Availability (without giving effect to the Availability Block) plus cash and cash equivalents subject to a Deposit Account Control Agreement shall not be less than $25,000,000.
          (n) Senior Notes. The Borrowers shall have received gross proceeds of at least $375,000,000 in consideration of the issuance of the Senior Notes upon terms and conditions reasonably satisfactory to the Administrative Agent and the Lenders, and the Administrative Agent and the Lenders shall have received true copies of the executed Senior Notes Indenture, the Senior Notes, the Intercreditor Agreement, related collateral documents and all other material documents and agreements executed and delivered in connection therewith, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
          (o) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the US Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the US Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
          (p) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a first priority perfected Lien (or second priority Lien, subject in priority only to the Liens securing the Senior Notes Obligations permitted hereunder, with respect to the Senior Notes Priority Collateral to the extent provided in the Intercreditor Agreement) on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.
          (q) Appraisals. The Administrative Agent shall have received appraisals of the Inventory of each Loan Party from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals to include, without limitation, information required by applicable law and regulations, which appraisals shall be acceptable to the Administrative Agent.
          (r) Mortgages. The Administrative Agent shall have received, with respect to each parcel of real property (other than the Non-Mortgaged Properties) owned by a Loan Party, in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a Mortgage (or amendments to existing Mortgages) on such property which mortgage shall, upon recordation in the applicable filing office, create a valid and enforceable first priority Lien (or second priority Lien, subject in priority only to the Liens securing the Senior Notes Obligations permitted hereunder, with respect to the Senior Notes Priority Collateral to the extent provided in the Intercreditor Agreement), subject to Liens permitted by Section 6.02, in favor of the Administrative Agent for the benefit of itself and the Lenders.
          (s) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 4.12 of the Security Agreements.
          (t) Letter of Credit Application. The Administrative Agent shall have received a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Effective Date.

          (u) Approvals. All governmental and third party approvals necessary in connection with the execution of the Loan Documents, the Transactions and the continuing operations of each Borrower and its Subsidiaries shall have been obtained on terms reasonably satisfactory to the Administrative Agent, and shall be in full force and effect.
          (v) Due Diligence. The Administrative Agent shall have completed, and shall be satisfied with the results of, all business, legal, tax and regulatory due diligence, and the corporate structure, capital structure, other debt instruments, material accounts and governing documents of Holdings, each Borrower and its Subsidiaries shall be acceptable to the Administrative Agent.
          (w) Netherlands Collateral. The Administrative Agent shall have received all information and/or documentation that the Administrative Agent, in its reasonable discretion, considers necessary or desirable in connection with the Netherlands Collateral.
          (x) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank or their counsel may have reasonably requested, all in form and substance reasonably acceptable to the Administrative Agent, the Issuing Bank and their counsel.
          Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
          (a) The representations and warranties of the Borrowers set forth in this Agreement that are qualified by materiality shall be true and correct and the representations and warranties that are not qualified by materiality shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable except to the extent that such representation or warranty expressly relates to an earlier date, in which case it shall be true and correct as of such date.
          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
          (c) After giving effect to any Borrowing or the issuance of any Letter of Credit, (i) the USD Equivalent of the Aggregate Credit Exposure does not exceed the sum of the total Revolving Commitments (less (i) the Availability Block and (ii) Reserves (other than Reserves which Agent elects not to deduct for such purpose in its sole discretion)), (ii) the USD Equivalent of the total Revolving Exposures (excluding Revolving Netherlands Exposures) does not exceed the US Borrowing Base, (iii) the USD Equivalent of the total Revolving Euro Exposures with respect to the Borrowers does not exceed the Euro Sublimit, (iv) the USD Equivalent of the total Revolving Netherlands Exposures does not exceed the sum of the total Revolving Netherlands Sublimit, (v) the USD Equivalent of the total Revolving Netherlands Exposure does not exceed the Netherlands Borrowing Base and (vi) the USD Equivalent of the total Revolving Exposures relating to the Netherlands Borrower does not exceed the Libbey Europe Sublimit.
Except with respect to Protective Advances and the Settlement of Swingline Loans, each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V
Affirmative Covenants
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated, cash collateralized or backstopped and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, with the Lenders that:
          Section 5.01 Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:
          (a) within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants. Notwithstanding the foregoing, in the event that the US Borrower delivers an annual report on Form 10-K of Holdings for such fiscal year the Borrowers will be deemed to have delivered the financial statements required by this Section 5.01(a) on the date of such filing;
          (b) within 55 days after the end of each of the first three fiscal quarters of Holdings, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, in the event that the US Borrower delivers a quarterly report on Form 10-Q of Holdings for such fiscal quarter, the Borrowers will be deemed to have delivered the financial statements required by this Section 5.01(b) on the date of such filing;
          (c) within 30 days after the end of each fiscal month of Holdings other than any month that is the last month of a fiscal quarter, its consolidated and consolidating balance sheet, statements of cash flows and income statement as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;
          (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit G (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in

Section 3.04 that would affect the financial statements accompanying such certificate and specifying the effect of such change on the financial statements accompanying such certificate;
          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
          (f) as soon as available, but in any event not more than 60 days after the end of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of Holdings for each quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;
          (g) as soon as available but in any event within 20 days of the end of each calendar month (and, during any Restriction Period, each calendar week), and at such other times as may be reasonably requested by the Administrative Agent, as of the period then ended, an Aggregate Borrowing Base Certificate, together with a Borrowing Base Certificate for each Borrower which calculates such Borrower’s Borrowing Base, and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base of any Borrower as the Administrative Agent may reasonably request;
          (h) as soon as available but in any event within 20 days of the end of each calendar month (and, during any Restriction Period, each calendar week) and at such other times as may be reasonably requested by the Administrative Agent, as of the period then ended, all delivered in a manner reasonably acceptable to the Administrative Agent:
          (i) a detailed aging of the Accounts of each Loan Party (1) including lists of all invoices aged by invoice date and due date (with an explanation of the terms offered) and (2) reconciled to the Borrowing Base Certificate of each Borrower delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the balance due for each Account Debtor;
          (ii) a schedule detailing the Inventory of each Loan Party, in form reasonably satisfactory to the Administrative Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, (2) including a report of any variances or other results of Inventory counts performed by each Loan Party since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by each Loan Party and complaints and claims made against the Borrowers), and (3) reconciled to the Borrowing Base Certificate of each Borrower delivered as of such date;
          (iii) a worksheet of calculations prepared by each Loan Party to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;
          (iv) a reconciliation of the Accounts and Inventory of each Loan Party between the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

          (v) a reconciliation of the loan balance per each Borrower’s general ledger to the loan balances under this Agreement;
          (i) as soon as available but in any event within 20 days of the end of each calendar month and at such other times as may be reasonably requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Borrowers’ and the other Loan Parties’ accounts payable, delivered in a manner reasonably acceptable to the Administrative Agent;
          (j) promptly upon the Administrative Agent’s request:
          (i) copies of invoices in connection with the invoices issued by any Loan Party in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;
          (ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and
          (iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties;
          (k) as soon as available but in any event within 20 days of the end of each calendar month (and during any Restriction Period, each calendar week) and at such other times as may be reasonably requested by the Administrative Agent, as of the period then ended, each Loan Party’s sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;
          (l) within 20 days of each March 31 and September 30, an updated customer list for each Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number, delivered in a manner reasonably acceptable to the Administrative Agent, and shall be certified as true and correct by a Financial Officer of the Borrower Representative;
          (m) within 20 days of the first Business Day of each March, a certificate of good standing for each Loan Party from the appropriate governmental officer in its jurisdiction of incorporation, formation, or organization (to the extent available in such jurisdiction);
          (n) no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, waiver or other modification other than a supplement to add additional guarantors with respect to the Senior Notes (so long as such guarantors also guaranty all of the Secured Obligations and such guaranty of the Senior Notes is permitted by this Agreement);
          (o) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, any Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and
          (p) promptly following any request therefor, such other reasonably available information regarding the operations, business affairs and financial condition of Holdings or any Subsidiary, as the Administrative Agent or any Lender may reasonably request.
          Section 5.02 Notices of Material Events. The Borrowers and Holdings will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;
          (b) receipt of any written notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws involving liability in excess of $5,000,000, (vi) contests any tax, fee, assessment, or other governmental charge in excess of $5,000,000, or (vii) involves any product recall;
          (c) any Lien (other than Liens permitted by Section 6.02) or asserted against any of the Collateral;
          (d) any loss, damage, or destruction to the Collateral in the amount of $2,500,000 or more, whether or not covered by insurance;
          (e) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $2,500,000; and
          (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          Section 5.03 Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, Intellectual Property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case, except as could not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted or enterprises reasonably related thereto or reasonable extensions thereof.
          Section 5.04 Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except (a) where the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) where such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto if and to the extent required by GAAP or (c) as could not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
          Section 5.05 Maintenance of Properties. Except as could not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          Section 5.06 Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP, are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice during normal business hours, to visit and inspect its properties, to conduct field examinations, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however that Financial Officers of the Borrowers shall be entitled to participate in any discussion or meeting with the accountants and, absent the continuance of an Event of Default, Borrowers shall not be required to reimburse the Administrative Agent or the Lenders for more than two visits (and if there are more than two such visits in a fiscal year, the Administrative Agent shall be reimbursed for its visits before any Lender is so reimbursed for its visits) in any fiscal year (it being understood without limitation of the foregoing that there shall be no limitation on the frequency of such visits and inspections (x) if an Event of Default shall have occurred and be continuing or (y) such visit and/or inspection is paid for by the relevant Lender). After the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the Administrative Agent and each Lender with contact information relating to its suppliers. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.
          Section 5.07 Compliance with Laws. Except as could not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, each Loan Party will, and will cause each Subsidiary to, comply with all Requirements of Law applicable to it or its property.
          Section 5.08 Use of Proceeds. The proceeds of the Loans will be used only to finance the refinancing of existing indebtedness, fees and expenses relating to the foregoing and for other general corporate purposes. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
          Section 5.09 Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (or with financially sound and reputable carriers that are acceptable to Administrative Agent) (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon reasonable request of the Administrative Agent, a certificate evidencing the insurance so maintained.
           Section 5.10 [Reserved].
          Section 5.11 Appraisals. At any time that the Administrative Agent requests, each of the Borrowers will, and will cause each Subsidiary to, provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that if no

Event of Default has occurred and is continuing, not more than two such appraisals per calendar year shall be at the sole expense of the Loan Parties.
          Section 5.12 Depository Banks. Each of the US Loan Parties will, other than with respect to Non-Restricted Deposit Accounts or unless otherwise consented to by Administrative Agent in its sole discretion, maintain the Administrative Agent (or one of its Affiliates) as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.
          Section 5.13 Environmental Laws. Except as could not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, each Loan Party will, and will cause each Subsidiary to:
          (a) comply with, all applicable Environmental Laws, and obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and
          (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
          Section 5.14 Additional Collateral; Further Assurances.
          (a) Subject to applicable law, (i) the US Borrower and each Subsidiary that is a US Loan Party shall cause each of its domestic Subsidiaries formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a US Loan Party and (ii) the Netherlands Borrower and each Subsidiary that is a Netherlands Loan Party shall cause each of its Subsidiaries that is organized under the laws of The Netherlands and is formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Netherlands Loan Party, in each case by executing the Joinder Agreement set forth as Exhibit H hereto (the “Joinder Agreement”) by the earlier of (I) the date that any such Subsidiary guarantees any Senior Notes Obligations and (II) the date that is ten (10) days after the formation or acquisition of such Subsidiary. Upon execution and delivery thereof, each such Person (i) that is organized under the laws of the United States (A) shall automatically become a US Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in each such capacity under the Loan Documents and (B) will grant first priority Liens (or second priority Liens, subject in priority only to the Liens securing the Senior Notes Obligations permitted hereunder, with respect to the Senior Notes Priority Collateral to the extent provided in the Intercreditor Agreement) to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in any property of such Loan Party which constitutes Collateral, including any parcel of real property located in the United States owned by such Loan Party with a fair market value in excess of $1,000,000 and (ii) that is organized under the laws of The Netherlands (A) shall automatically become a Netherlands Loan Guarantor hereunder thereupon shall have all of the rights, benefits, duties, and obligations in each such capacity under the Loan Documents and (B) will grant first priority Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in any property of such Loan Party which constitutes Netherlands Collateral, including any parcel of real property owned by such Netherlands Loan Party with a fair market value in excess of $1,000,000.
          (b) Each US Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its domestic Subsidiaries and (ii) 65% (or 100% to the extent such security interest secures the Netherlands Obligations (or a lesser percentage to the extent a security interest in such shares would cause a material tax cost; but in no case less than 65%)) of the issued and outstanding Equity

Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by the US Borrower or any domestic Subsidiary, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the US Collateral Documents as the Administrative Agent shall reasonably request.
          (c) Each Netherlands Loan Party will cause 100% of the issued and outstanding Equity Interests of (i) each of its Subsidiaries that is organized under the laws of the Netherlands and (ii) each of its direct Subsidiaries that is not organized under the laws of the Netherlands to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Netherlands Collateral Documents (or in the case of (ii) above, similar terms and conditions) as the Administrative Agent shall reasonably request.
          (d) Without limiting the foregoing, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents to the extent required by the Collateral Documents, all at the expense of the applicable Loan Party.
          (e) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Borrower or any Subsidiary that is a Loan Party after the Effective Date (other than assets constituting Collateral under any Security Agreement that become subject to the Lien in favor of the applicable Administrative Agent upon acquisition thereof), the Borrower Representative will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the US Loan Parties or the Netherlands Loan Parties, as applicable, will cause such assets to be subjected to a Lien securing the Secured Obligations or the Netherlands Secured Obligations, respectively, in accordance with and subject to the terms of the US Collateral Documents or the Netherlands Collateral Documents, as applicable, and will take, and cause its Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (d) of this Section, all at the expense of the applicable Loan Party.
          Section 5.15 USA PATRIOT Act.
          The Borrowers shall and shall cause the other Guarantors to promptly, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”).
          Section 5.16 Inactive Subsidiary.
          The Borrowers shall cause the Inactive Subsidiary to be dissolved within thirty (30) days after the Effective Date.

          Section 5.17 Post-Closing Deliveries.
     (a) Mortgage Related Deliveries. The Administrative Agent shall have received (unless, in the sole discretion of the Administrative Agent, the Administrative Agent waives such requirement), with respect to each parcel of real property (other than the Non-Mortgaged Properties) owned by a Loan Party, in favor of the Administrative Agent, each of the following, in form and substance reasonably satisfactory to the Administrative Agent within forty-five (45) days after the Effective Date (or such later date, if any, that may be approved by the Administrative Agent in its sole discretion):
          (1) except with respect to any parcel of real property located outside of the United States, ALTA or other mortgagee’s title policy;
          (2) except with respect to any parcel of real property located outside of the United States, either (a) an ALTA survey prepared and certified to the Administrative Agent by a surveyor reasonably acceptable to the Administrative Agent or (b) a title insurance policy of the type referred to in clause (ii) above not containing an exception for any matter shown by a survey (except to the extent an existing survey has been provided and specifically incorporated into such title insurance policy); and
          (3) an opinion of counsel in the state in which such parcel of real property is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent.
     (b) Collateral Access Agreements. The US Loan Parties shall use commercially reasonable efforts to deliver Collateral Access Agreements with respect to all of their leased, warehoused and other non-owned facilities located in the United States where material amounts of Accounts, Inventory or books and records are located within seventy-five (75) days of the Effective Date.
     (c) Certain Foreign Subsidiary Equity Interests Pledges. The Administrative Agent shall have received (unless, in the sole discretion of the Administrative Agent, the Administrative Agent waives such requirement), share pledge agreements governed by the laws of the Netherlands to secure the Netherlands Secured Obligations as required by Section 5.14(c)(ii), in form and substance reasonably satisfactory to the Administrative Agent, within thirty (30) days after the Effective Date (or such later date, if any, that may be approved by the Administrative Agent in its sole discretion).
     (d) Amendments to Limited Liability Company Agreements. The Administrative Agent shall have received (unless, in the sole discretion of the Administrative Agent, the Administrative Agent waives such requirement), amendments to the Limited Liability Company Agreement of each of LGAC LLC and Libbey.com LLC to address technical pledge matters, in each case, in form and substance reasonably satisfactory to the Administrative Agent, within thirty (30) days after the Effective Date (or such later date, if any, that may be approved by the Administrative Agent in is sole discretion).
     (e) Deposit Account Control Agreement. The Administrative Agent shall have received (unless, in the sole discretion of the Administrative Agent, the Administrative Agent waives such requirement) a Deposit Account Control Agreement with respect to account number 722-79294 maintained by US Borrower at Fifth Third Bank in form and substance reasonably satisfactory to the Administrative Agent within thirty (30) days after the Effective Date (or such later date, if any, that may be approved by the Administrative Agent in is sole discretion).
ARTICLE VI
Negative Covenants
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated or have been cash-collateralized or backstopped and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:
          Section 6.01 Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
          (a) the Secured Obligations;
          (b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;
          (c) Indebtedness constituting loans or advances made to (i) US Borrower or any of its Wholly-Owned Subsidiaries that are US Loan Parties from (A) US Borrower or any US Subsidiary of US Borrower (provided that all of any portion of such loans or advances may be restricted by the Administrative Agent during a US Separate Borrowing Base Period to the extent that the aggregate outstanding amount of such loan or advances to any US Loan Party exceeded the amount of the US Borrowing Base attributable to Eligible Accounts and Eligible Inventory of such US Loan Party) or (B) any Netherlands Loan Party, (ii) a Netherlands Loan Party from any other Netherlands Loan Party, (iii) any Subsidiary of Holdings that is a Loan Party from any other Subsidiary of Holdings that is not a Loan Party, (iv) any Subsidiary of Holdings that is not a Loan Party from any other Subsidiary of Holdings that is not a Loan Party and (v) subject to the restrictions set forth below, (A) any Subsidiary of Holdings that is not a Loan Party from any Loan Party and (B) any Netherlands’ Loan Party from any US Loan Party; provided that any Indebtedness permitted under this clause (c) of any Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent and any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the US Security Agreement or, in the case of a Netherlands Loan Party, any such loans and advances made are pledged pursuant to the relevant Netherlands Security Agreement; provided further that the aggregate amount of outstanding loans and advances permitted pursuant to clause (v) of this clause (c) (together with the aggregate outstanding amount of investments permitted under Section 6.04(c)(v), the aggregate outstanding amount of Guarantees permitted under Section 6.01(d)(v) and the aggregate Fair Market Differential arising from transactions permitted under Section 6.05(b)(iv)) shall not exceed $10,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);
          (d) Guarantees (other than with respect to the Senior Notes Obligations) in the ordinary course of business of Indebtedness or other obligations of (i) US Borrower or any of its Wholly-Owned Subsidiaries that are US Loan Parties by Holdings, any other US Loan Party or any Netherlands Loan Party, (ii) a Netherlands Loan Party by any other Netherlands Loan Party, (iii) any Subsidiary of Holdings that is a Loan Party by any other Subsidiary of Holdings that is not a Loan Party, (iv) any Subsidiary of Holdings that is not a Loan Party by any other Subsidiary of Holdings that is not a Loan Party and (v) (A) any Subsidiary of Holdings that is not a Loan Party by any Loan Party and (B) any Netherlands Loan

Party by any US Loan Party so long as the requirements of the second proviso of Section 6.01(c) are complied with in connection with the Guarantees described in this clause (v); provided that (A) any Guarantees permitted under this clause (d) by any Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent to the extent that the Indebtedness or other obligations that are Guaranteed are subordinated to the Secured Obligations and (B) any Indebtedness so Guaranteed must be permitted by this Section 6.01;
          (e) Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness) by such Borrower or Subsidiary, including Capital Lease Obligations and any Indebtedness assumed by such Borrower or Subsidiary in connection with the acquisition of any such assets by such Borrower or Subsidiary or secured by a Lien on any such assets prior to the acquisition thereof by such Borrower or Subsidiary, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e), along with the aggregate amount of obligations of the Loan Parties and their Subsidiaries pursuant to transactions permitted by Section 6.06(a), shall not exceed $5,000,000 at any time outstanding;
          (f) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b) and (e) hereof; provided that, (i) the principal amount (other than by an amount equal to accrued interest, premium and fees and expenses paid in connection with such refinancing) or interest rate of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor taken as a whole thereunder than the original terms of such Indebtedness and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations or to the Liens securing the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;
          (g) Indebtedness of any Loan Party or any Subsidiary owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to such Loan Party or Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;
          (h) Indebtedness of any Loan Party or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees, warranties, indemnities and similar obligations of such Loan Party or Subsidiary, in each case provided in the ordinary course of business;
          (i) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (i) shall not exceed $2,500,000 at any time outstanding;

          (j) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding owing to Persons that are not Affiliates of any Loan Party or any Subsidiary thereof;
          (k) Indebtedness of US Borrower in respect of the Senior Notes Obligations (and any related Guarantees by the US Loan Parties, so long as such US Loan Parties Guarantee all of the Secured Obligations) in an aggregate principal amount not exceeding $400,000,000 (less the amount of any principal payments made thereon from time to time) at any one time outstanding (except as expressly permitted in this clause (k), no Loan Party or any of its Subsidiaries shall Guarantee any of the Senior Notes Obligations), and Refinancing Senior Note Indebtedness resulting from a refinance of such Indebtedness;
          (l) any Swap Agreements permitted under Section 6.07;
          (m) Indebtedness arising from agreements providing for customary indemnification, adjustment of purchase price or similar obligations incurred or assumed in connection with any dispositions permitted hereunder;
          (n) Indebtedness represented by earnout provisions in acquisition agreements in connection with any acquisitions permitted hereunder;
          (o) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of incurrence;
          (p) Indebtedness incurred by any Foreign Subsidiaries that are not Subsidiary Guarantors (and any related Guarantees by Holdings of such Indebtedness) in an aggregate principal amount not to exceed $35,000,000 at any time outstanding;
          (q) Indebtedness of Libbey Glassware (China) Co., Ltd. or another Subsidiary organized under the laws of the People’s Republic of China incurred after the Effective Date in an aggregate principal amount not to exceed the equivalent of 340,000,000 China Yuan Renminbi at any time outstanding (and any related Guarantees by Holdings of such Indebtedness), so long as all of the proceeds of such Indebtedness are used solely by such Subsidiary to expand such Subsidiary’s manufacturing production capabilities in China;
          (r) Indebtedness of Holdings permitted by Section 6.04(q);
          (s) loans and advances made by US Loan Parties to the Netherlands Borrower so long as (i) all of the proceeds of such loans and advances are used substantially concurrently with the receipt thereof by the Netherlands Borrower to repay Loans made to the Netherlands Borrower, (ii) the aggregate outstanding amount of such loans and advances, plus the aggregate outstanding amount of Investments described in Section 6.04(l), plus the aggregate amount of the Credit Exposures of all Lenders to the Netherlands Borrower does not at any time (after giving effect to the repayment set forth in clause (i) above) exceed the Libbey Europe Sublimit, and (iii) the Borrower Representative shall give the Administrative Agent prior notice before any such loans or advances are made;
          (t) Attributable Indebtedness related to sale and leaseback transactions permitted pursuant to Section 6.06; and

          (u) Indebtedness constituting loans or advances by Holdings or any Subsidiary of Holdings to another Subsidiary of Holdings in a cashless transaction arising solely from the conversion of equity in such Subsidiary to Indebtedness or any return of capital in the form of Indebtedness, in each case so long as no such loans or advances are owing by (i) a US Loan Party to any Person that is not a US Loan Party, (ii) a Netherlands Loan Party to any Person that is not a Netherlands Loan Party or a US Loan Party or (iii) any Subsidiary of Holdings to Holdings.
Notwithstanding the foregoing, in no event will any Loan Party, or will any Loan Party permit any Subsidiary to, create, incur or suffer to exist any Indebtedness or other obligations (other than the Secured Obligations) that is designated as an “ABL Loan Agreement”.
          Section 6.02 Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
          (a) Liens created pursuant to any Loan Document securing the Secured Obligations;
          (b) Permitted Encumbrances;
          (c) any Lien on any property or asset of any Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
          (d) Liens on fixed or capital assets and proceeds thereof acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such security interests shall only secure Indebtedness permitted by clause (e) of Section 6.01, and (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and such security interests shall not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;
          (e) any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Loan Party or Subsidiary of any Loan Party after the date hereof prior to the time such Person becomes a Loan Party of Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party or Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party of Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
          (f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
          (g) Liens arising out of sale and leaseback transactions permitted by Section 6.06 on the assets so sold and leased back;

          (h) Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;
          (i) Liens on assets of Foreign Subsidiaries (that are not Subsidiary Guarantors or Borrowers) securing Indebtedness permitted by Section 6.01(p) and Liens on assets of Libbey Glassware (China) Co., Ltd. or another Subsidiary organized under the laws of the People’s Republic of China securing Indebtedness permitted by 6.01(q) hereof;
          (j) Liens on assets of Holdings and the US Borrower (and on the assets of the other US Loan Parties, so long as such other US Loan Parties have Guaranteed all of the Secured Obligations and have granted Liens on all of such assets to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, to secure all of the Secured Obligations) securing the Senior Notes Obligations permitted by Section 6.01(k), in each case to the extent such Liens are permitted by the Intercreditor Agreement; provided that the Administrative Agent has a first priority Lien (or second priority Lien, junior only to the Lien of the holders of such Senior Notes Obligations, with respect to the Senior Notes Priority Collateral to the extent provided in the Intercreditor Agreement) on such assets pursuant to the Collateral Documents (except as expressly permitted in this clause (j), the Senior Notes Obligations shall not be secured by any Lien on any asset of any Loan Party or any of its Subsidiaries);
          (k) Liens in favor of the PBGC so long as such Liens (i) are only on the real property and fixtures located at 940 Ash Street, Toledo, Ohio, and 4302 Jewella, Shreveport, Louisiana, (ii) secure only the obligations of the Loan Parties under the existing Syracuse China Company Salaried Cash Balance Pension Plan and/or the existing Syracuse China Company Union Pension Plan, and (iii) are junior in priority to all of the Liens securing the Secured Obligations and the Senior Notes Obligations and are subject to a subordination agreement in form and substance acceptable to the Agent; and
          (l) Liens securing other obligations in an aggregate principal amount outstanding at any one time not to exceed $2,500,000.
          Section 6.03 Fundamental Changes.
          (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of any Borrower may merge, consolidate, liquidate or dissolve into a Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Loan Party (other than a Borrower) may merge, consolidate, liquidate or dissolve into any Loan Party in a transaction in which the surviving entity is a Loan Party and (iii) any Subsidiary that is not a Loan Party may merge, consolidate, liquidate or dissolve into a Loan Party or another Subsidiary which is not a Loan Party or liquidate or dissolve if the Borrower which owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.
          (b) No Loan Party will, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto and reasonable extensions thereof.

          (c) Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Borrowers, Subsidiaries of the Borrowers and activities incidental thereto, including, without limitation, employee stock options and responsibilities of a public company. Holdings will not own or acquire any assets (other than Equity Interests of the Borrowers and the cash proceeds of any Restricted Payments permitted by Section 6.08 or loans permitted by Section 6.04) or incur any liabilities (other than liabilities under the Loan Documents and liabilities reasonably incurred in connection with its maintenance of its existence and Guarantees and other Indebtedness permitted under Section 6.01, including, without limitation, liabilities and liens granted with respect to the Senior Notes Indenture and liabilities with respect to Indebtedness permitted hereunder of Libbey Glassware (China) Co. Ltd) or another Subsidiary organized under the laws of the People’s Republic of China.
          Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a Wholly-Owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:
          (a) Permitted Investments which, unless held in Non-Restricted Deposit Accounts, are subject to control agreements in favor of the Administrative Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Lenders;
          (b) investments in existence on the date of this Agreement and described in Schedule 6.04;
          (c) investments in Equity Interests of (i) the US Borrowers by Holdings, (ii) US Borrower or any of its Wholly-Owned Subsidiaries that are US Loan Parties by US Borrower or any other US Loan Party (provided that all of any portion of such investments may be restricted by the Administrative Agent during a US Separate Borrowing Base Period), (iii) Netherlands Loan Parties by another Netherland Loan Party, (iv) any Subsidiary that is not a Loan Party by any other Subsidiary that is not a Loan Party and (v) (A) any Subsidiary of Borrower that is not a Loan Party by any Loan Party or (B) any Netherlands Loan Party by any US Loan Party so long as the requirements of the second proviso of Section 6.01(c) are complied with in connection with the investments described in this clause (v), provided that any such Equity Interests held by a Loan Party shall be pledged pursuant to the respective Security Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.14);
          (d) loans or advances made by Holdings or a Borrower to any Subsidiary and made by any Subsidiary to any Borrower or any other Subsidiary to the extent expressly permitted by Section 6.01(c), (s) or (u);
          (e) Guarantees expressly permitted by Section 6.01;
          (f) loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $5,000,000 in the aggregate at any one time outstanding;

          (g) subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;
          (h) investments in the form of Swap Agreements permitted by Section 6.07;
          (i) investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;
          (j) investments received in connection with the dispositions of assets permitted by Section 6.05;
          (k) Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances;”
          (l) equity Investments made by US Loan Parties in the Netherlands Borrower (or in another Netherlands Loan Party that is the parent company of the Netherlands Borrower, so long as such Netherlands Loan Party immediately contributes all of the proceeds of such Investment to the Netherlands Borrower) so long as (i) all of the proceeds of such Investments are used substantially concurrently with the receipt thereof by the Netherlands Borrower to repay Loans made to the Netherlands Borrower, (ii) the aggregate outstanding amount of such Investment, plus the aggregate outstanding amount of outstanding loans and advances described in Section 6.01(s), plus the aggregate amount of the Credit Exposures of all Lenders to the Netherlands Borrower does not at any time (after giving effect to the repayment set forth in clause (i) above) exceed the Libbey Europe Sublimit, and (iii) the Borrower Representative shall give the Administrative Agent prior notice before any such Investments are made;
          (m) equity Investments by Holdings or any Subsidiary of Holdings to another Subsidiary of Holdings in a cashless transaction arising from the conversion of Indebtedness or other advances in such Subsidiary to equity, in each case so long as no such Investments result in payments (or any obligations to make any payments) in cash or other amounts by (i) a US Loan Party to any Person that is not a US Loan Party, (ii) a Netherlands Loan Party to any Person that is not a Netherlands Loan Party or a US Loan Party or (iii) any Subsidiary of Holdings to Holdings;
          (n) loans or advances to employees of Holdings and its Subsidiaries, all of the proceeds of which are used concurrently therewith to purchase Capital Stock issued by Holdings from Holdings;
          (o) other Investments in an aggregate amount not to exceed $2,500,000 during any fiscal year of Holdings net of any return on such Investments received in cash by the Loan Parties;
          (p) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;
          (q) loans to Holdings for the purpose of (i) funding any Restricted Payment permitted by Section 6.08, (ii) paying any federal, state or local income Taxes to the extent that such income Taxes are directly attributable to the income of the US Borrower and its Subsidiaries, (iii) paying franchise Taxes and other fees to maintain its legal existence, or (iv) paying corporate overhead expenses of Holdings including financing transactions that benefit the US Borrower and its Subsidiaries and to pay salaries or other compensation of employees who perform services for both Holdings and the US Borrower;

          (r) Permitted Acquisitions; and
          (s) Investments of the US Borrower directly or indirectly through a Wholly-Owned Subsidiary of the US Borrower arising from the conversion by the US Borrower of up to $20,000,000 of intercompany payables owing as of the Effective Date from a Subsidiary of US Borrower organized under the laws of the People’s Republic of China to the US Borrower into equity of such China Subsidiary.
          Section 6.05 Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:
          (a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;
          (b) sales, transfers and dispositions solely among (i) the US Borrower and any of its Wholly-Owned Subsidiaries that are US Loan Parties (provided that all of any portion of such investments may be restricted by the Administrative Agent during a US Separate Borrowing Base Period), (ii) the Netherlands Borrower and any of its Wholly-Owned Subsidiaries that are Netherlands Loan Parties, (iii) any Subsidiaries of the Borrowers that are not Loan Parties and (iv) the Borrowers and their Subsidiaries so long as the requirements of the second proviso of Section 6.01(c) are complied with in connection with the sales, transfers and dispositions described in this clause (iv);
          (c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;
          (d) sales, transfers and dispositions of investments permitted by clause (k) of Section 6.04;
          (e) sale and leaseback transactions permitted by Section 6.06;
          (f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;
          (g) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $4,000,000 during any fiscal year of Holdings;
          (h) the Specified Sale;
          (i) Restricted Payments permitted by Section 6.08 hereof;
          (j) non-exclusive licensing or sublicensing of Intellectual Property in the ordinary course of business, provided, that no such license or sublicense may be granted that would reasonably be expected to constitute an abandonment of any Loan Party’s or any Subsidiary’s trade name or trade marks or other similar Intellectual Property if such abandonment would materially interfere with the business of Holdings and its Subsidiaries;

          (k) leases or subleases of property in the ordinary course of business that does not materially interfere with the conduct of the business of Holdings or its Subsidiaries; and
          (l) the sale, transfer or other disposition of the land, building and fixtures owned by Syracuse China Company and located at 2900 Court Street, Salina, Onondaga County, New York (the “Syracuse Property”);
          (m) dispositions deemed to occur pursuant to Section 6.01(u), 6.04(m) and 6.04(s); and
          (n) the lease, exchange, transfer or disposition of certain real property located on the industrial site of Leerdam, Lingedijk 8, 4142 LD, and certain other assets related thereto located on such site, in each case owned by the Netherlands Loan Parties to the extent such lease, exchange, transfer or other disposition is made in accordance with (and solely pursuant to) Section 5.7 of that certain Stock Purchase Agreement between BSN Glasspack N.V. and the Saxophone B.V. (which has been subsequently merged into the Netherlands Borrower) dated as of December 31, 2002 (without giving effect to any amendments or modifications thereto).
provided that all sales, transfers, leases and other dispositions permitted by clauses (d), (g), (h), (j), (k) and (l) shall be made for fair value and for at least 75% cash consideration.
          Section 6.06 Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except,
          (a) subject to the limitations of Section 6.01(e), for any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital assets and is consummated either within 90 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital assets or in connection with a disposition permitted hereunder;
          (b) for any such sale by the US Borrower of any of such Person’s fixed or capital assets located on the following premises of such Person: 1600 Justo Penn Road, Laredo, Texas, that is made for cash consideration in an amount not less than the fair value of such fixed or capital assets and made on terms and conditions that are reasonably acceptable to the Administrative Agent (as indicated by a written consent of the Administrative Agent); and
          (c) for any such sale by any Subsidiary organized under the laws of Mexico of fixed or capital assets located on the following premises of such Person: Plant M, Jose Maria Vigil No. 400, Colonia del Norte, Monterrey, Nuevo Leon, Mexico 64500, that is made for cash consideration in an amount not less than the fair value of such fixed or capital assets and made on terms and conditions that are reasonably acceptable to the Administrative Agent (as indicated by a written consent of the Administrative Agent).
          Section 6.07 Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks, including without limitation risks associated with fluctuations in values of currencies or commodities, to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Subsidiaries), (b) Swap Agreements entered into in the ordinary course of business in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary and (c) Swap Agreements entered into in the ordinary course of business in order to effectively cap, collar or exchange rates with respect to the Obligations.
          Section 6.08 Restricted Payments; Certain Payments of Indebtedness.
          (a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except, individually and cumulatively, (i) each of Holdings and each Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) each Subsidiary of Holdings (including the Netherlands Borrower) may declare and pay dividends ratably with respect to their Equity Interests, (iii) unless a Restriction Period is in existence, each Loan Party may make Restricted Payments, not exceeding $2,000,000 in the aggregate with regard to all such Loan Parties during any fiscal year of Holdings, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of such Loan Party and its Subsidiaries, (iv) the Borrowers may make Restricted Payments to Holdings for purposes of paying any federal, state or local income Taxes to the extent that such income Taxes are directly attributable to the income of the US Borrower and its Subsidiaries, paying franchise Taxes and other fees to maintain its legal existence, and paying corporate overhead expenses of Holdings including financing transactions that benefit the US Borrower and its Subsidiaries and to pay salaries or other compensation of employees who perform services for both Holdings and the US Borrower, (v) unless a Restriction Period is in existence, the Borrowers and Holdings may make Restricted Payments from time to time in an aggregate amount not to exceed $5,000,000 during any fiscal year of Holdings; and (vi) unless a Restriction Period is in existence, Borrower and Holdings may make Restricted Payments from time to time in an aggregate amount not to exceed the lesser of (x) $0.20 per outstanding share of Holdings or (y) $4,000,000 in each fiscal year.
          (b) No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Indebtedness, except:
          (i) payment of regularly scheduled interest and principal payments as and when due in respect of any Subordinated Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof; and
          (ii) refinancings of Subordinated Indebtedness to the extent permitted by Section 6.01.
          Section 6.09 Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) solely to the extent such transactions are expressly permitted under this Agreement, transactions between or among any Borrower and any Subsidiary that is a Loan Party not involving any other Affiliate, (c) any investment permitted by

Section 6.04(b), (c), (d), (e), (i)or (q), (d) any Indebtedness permitted under Section 6.01(b), (c), (d), (s) or (u), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04(f) and (n), (g) the payment of reasonable fees to directors of any Borrower or any Subsidiary who are not employees of such Borrower or Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Subsidiaries in the ordinary course of business, (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Borrower’s board of directors, (i) transactions between or among Subsidiaries that are not Loan Parties and (j) sales, transfers and dispositions permitted by Section 6.05(b).
          Section 6.10 Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vi) the foregoing shall not apply to any restrictions or conditions imposed by any agreement relating to Indebtedness permitted by Section 6.01(k), or, to the extent such restrictions relate only to Subsidiaries that are not Loan Parties, Section 6.01(p) or (q) hereof.
          Section 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive (a) any of its rights under any agreement relating to any Subordinated Indebtedness, or (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such amendment, modification or waiver would be materially adverse to the Lenders
          Section 6.12 Optional Payments and Modifications of Certain Debt Instruments. Notwithstanding Sections 6.08(b) and 6.11, no Loan Party will (a) make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Notes Obligations or take any action to effect any of the foregoing; provided, however, that (i) so long as no Event of Default is in existence or would be caused thereby, the US Borrower shall be permitted to redeem or prepay the Senior Notes Obligations solely with the cash proceeds it receives substantially concurrently with such redemption or prepayment from a public offering of Holdings’ common stock to the extent permitted under Section 4 of the Senior Notes Indenture with the Net Cash Proceeds (as defined in the Senior Notes Indenture) of one or more Equity Offerings (as defined in the Senior Notes Indenture) and (ii) the US Borrower shall be permitted to redeem or prepay the Senior Notes Obligations so long as, both before and after giving effect to any such redemption or prepayment, the Aggregate Availability (without giving effect to the Availability Block) exceeds $45,000,000 and no Event of Default is in existence, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes, the Senior Notes Indenture or any other material agreement relating to any thereof (other than any such amendment, modification, waiver or other change that (A) (i) would extend the maturity or reduce the amount of any payment of principal of the Senior Notes or reduce the rate or extend any date for payment of interest thereon, (ii) would add additional guarantors as contemplated therein as of the Effective Date and permitted hereunder, or (iii) would have the sole purpose of making a covenant contained in the Senior Notes Indenture less restrictive than the corresponding covenant contained herein (in each such case with respect to this clause (A), so long as such amendment, modification, waiver or other change does not involve the payment of a consent fee) or (B) is done solely to consummate a Refinancing Senior Note Indebtedness permitted by Section 6.01(k).
          Section 6.13 Changes in Fiscal Periods. Neither Holdings nor any other Loan Party will, nor will it permit any Subsidiary to, permit its fiscal year to end on a day other than the last calendar day of each December or change its method of determining fiscal quarters.
ARTICLE VII
Events of Default
          If any of the following events (“Events of Default”) shall occur:
          (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
          (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
          (c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;
          (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI of this Agreement or (ii) Section 4.1(d), (e), 4.6(b) or 4.15 of the US Security Agreement;
          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 10 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of (A) Section 5.01, 5.02 (other than Section 5.02(a)), 5.06, 5.09, 5.12 or 5.17 of this Agreement or (B) Section 4.1(a) or 4.12 of the US Security Agreement or (ii) 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or any other Loan Document;

          (f) any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue beyond the applicable period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created;
          (g) any payment default or other breach of an agreement (after giving effect to any express grace periods, if any, set forth in such agreement) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness of a Subsidiary that is not a Loan Party (and so long as such Indebtedness is not Guaranteed by any Loan Party other than Holdings) that becomes due as a result of the voluntary sale, transfer, or disposition of the property or assets securing such Indebtedness so long as all of the Indebtedness owing to the holder of such Indebtedness has been paid in Full;
          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Subsidiary of any Loan Party of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary of any Loan Party or for a substantial part of its assets, and in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
          (i) any Loan Party or any Subsidiary of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
          (j) any Loan Party or any Subsidiary of any Loan Party shall admit in writing its inability to pay its debts as they become due;
          (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Loan Party, any Subsidiary of any Loan Party or any combination thereof to the extent not covered by insurance or indemnity for which the insurance company or indemnitor has not disputed coverage and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party with a value in excess of $5,000,000 to enforce any such judgment or any Loan Party or any Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
          (m) a Change in Control shall occur;
          (n) the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken by a Loan Party to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall deny in writing that it has any further liability under the Loan Guaranty to which it is a party, or shall give written notice to such effect (provided, that any merger, sale, consolidation or liquidation permitted hereunder shall not constitute an Event of Default under this paragraph (n));
          (o) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral (or second priority security interest, subject in priority only to the security interests securing the Senior Notes Obligations permitted hereunder, with respect to the Senior Notes Priority Collateral to the extent provided in the Intercreditor Agreement) purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken by a Loan Party to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or
          (p) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);
then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII
The Administrative Agent
          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.
          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may, upon thirty days prior notice (which notice may be given prior to the appointment and acceptance of a successor Administrative Agent), resign at any time effective upon the appointment of and the acceptance of such appointment by a successor Administrative Agent by notifying the Lenders, the Issuing Bank and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, with the prior written consent of the Borrowers Representative to appoint a successor (provided that no consent of the Borrower Representative shall be unreasonably withheld or required if such successor is a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, with the written consent of the Borrower Representative (provided that no consent of the Borrower Representative shall be unreasonably withheld or required if such successor is a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing) on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.
          Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
          For the sake of clarity, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Administrative Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.
          Each Lender hereby irrevocably appoints, designates and authorizes Administrative Agent to enter into the Intercreditor Agreement and any subordination or intercreditor agreement pertaining to any Subordinated Indebtedness, on its behalf and to take such action on its behalf under the provisions of the Intercreditor Agreement any such other agreement. Each Lender further agrees to be bound by the terms and conditions of the Intercreditor Agreement and each such other subordination or intercreditor agreement pertaining to any Subordinated Indebtedness.
          The Documentation Agent and the Co-Syndication Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.
ARTICLE IX
Miscellaneous
          Section 9.01 Notices.
          (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
          (i) if to any Loan Party, to the Borrower Representative at:
Libbey Glass Inc.
300 Madison Avenue
Toledo, OH 43604
Attention: Kenneth A. Boerger
Facsimile No: 419-325-2117
          (ii) (a) in the case of the US Borrower or any US Loan Party, if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:
Chase Business Credit
1300 E. Ninth Street
Cleveland, OH 44114

Attention: Mathew Brewer and Libbey Glass Account Manager
Facsimile No: 216- 781-2071
          (b) in the case of the Netherlands Borrower or any Netherlands Loan Party, if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:
J.P. Morgan Europe Limited
125 London Wall
London
EC2Y 5 AJ
Attention: Steve Clarke and Libbey Glass Account Manager
Facsimile No: 011 44 20 7777 2360
          (iii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
          Section 9.02 Waivers; Amendments.
          (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing

Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, increase the Euro Sublimit without the written consent of each Lender, decrease the Availability Block without the written consent of each Lender, or increase the Revolving Netherlands Sublimit without the written consent of the Supermajority Lenders (provided that the Administrative Agent may make Protective Advances as set forth in Section 2.04), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or subject to Section 2.13(d) reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted, including pursuant to a merger, consolidation, disposition, liquidation or dissolution permitted herein or in the other Loan Documents), without the written consent of each Lender, (vii) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral or subordinate any Liens on any Collateral, without the written consent of each Lender or (viii) increase the advance rates set forth in the definitions of US Borrowing Base and Netherlands Borrowing Base without the written consent of each Lender or add new categories of eligible assets without the written consent of the Supermajority Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lender and the Issuing Bank). The Administrative Agent may also amend the Commitment Schedule to reflect Commitment reductions effected in accordance herewith and assignments entered into pursuant to Section 9.04. Notwithstanding the foregoing (but subject to the foregoing clause (i)), any amendment, modification or waiver (i) to Section 2.11 and (ii) to the definitions of Aggregate Availability or the definitions used in the calculation thereof shall only require the consent of Required Lenders, the Administrative Agent and the Borrowers.
          (c) The Lenders and any other holders of Secured Obligations hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations for which a definite claim has been submitted to the Administrative Agent in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, (i) release its Liens on Collateral valued in the aggregate not in excess of $10,000,000 during any calendar year without the prior written authorization of the Required Lenders and (ii) release any of its Liens in connection with, or subordinate any of its Liens to, Liens permitted by Sections 6.02(d) and (e). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
          Section 9.03 Expenses; Indemnity; Damage Waiver.
          (a) Subject to Section 9.20 the Borrowers shall pay (i) all reasonable documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable documented fees, charges and disbursements of one counsel per jurisdiction for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of one counsel per jurisdiction for the Administrative Agent, the Issuing Bank and the Lenders, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:
          (i) subject to Section 5.11, appraisals and insurance reviews;
          (ii) subject to Section 5.06, field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;
          (iii) Taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens; and

          (iv) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.
All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).
          (b) The Borrowers shall, jointly and severally, indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee or such Related Party shall admit such gross negligence or willful misconduct in writing in a judicial proceeding of a court of competent jurisdiction.
          (c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
          (d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) All amounts due under this Section shall be payable within 10 Business Days after written demand therefor.
          Section 9.04 Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Revolving Loan Commitments and the Loans at the time owing to it (it being understood and agreed, except as otherwise agreed by Administrative Agent in its sole discretion, in making any assignment of a Commitment, Revolving Commitment or outstanding Loans made to US Borrower, such Lender must make a proportional assignment of such Lender’s Revolving Netherlands Sublimit and outstanding Loans made to Netherlands Borrower, and vice versa)) with the prior written consent (such consent not to be unreasonably withheld) of:
          (A) the Borrower Representative, provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
          (B) the Administrative Agent; and
          (C) the Issuing Bank.
          (ii) Assignments shall be subject to the following additional conditions:
          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;
          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that such fee shall not be charged is such assignment is between an assignor and assignee that are Affiliates of each other); and
          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities)

will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
          (E) in no event shall any such assignments be for an amount of less than 50,000 Euros (or the equivalent thereof in any other currency) of the Revolving Exposures.
          For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
          “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a

“Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
               A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(d) as though it were a Lender.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
          Section 9.06 Counterparts; Integration; Effectiveness. This Agreement and any other Loan Document may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of any Loan Document by facsimile shall be effective as delivery of a manually executed counterpart of such Loan Document.
          Section 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held in trust accounts) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Loan Guarantor pledging Collateral as security for the Secured Obligations of such Borrower against any of and all the Secured Obligations arising in respect of such Borrower held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.
          If a Netherlands Loan Party is represented by a Person acting under a power of attorney in connection with the signing and/or execution of this Agreement or any other deed, agreement or document referred to in this Agreement or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties that the existence and extent of such Person’s authority under such power of attorney and the effects of the such Person’s exercise or purported exercise of such Person’s authority shall be governed by the laws of the Netherlands.
          (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
          (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents, to the fullest extent it may legally and effectively do so, to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          Section 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent necessary in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis other than through a breach of this Section from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          Section 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.
          Section 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the Act hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.
          Section 9.15 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

          Section 9.16 Appointment for Perfection. Each Lender hereby appoints the Administrative Agent and each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
          Section 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
          Section 9.18 Judgment Currency.
          (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.
          (b) The obligation of each Loan Party in respect of any sum due from it to any Lender, the Administrative Agent or the Issuing Bank hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Lender, Administrative Agent or Issuing Bank of any sum adjudged to be so due in the Judgment Currency such Lender, Administrative Agent or Issuing Bank may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender, Administrative Agent or Issuing Bank in the Agreement Currency, such Loan Party agrees notwithstanding any such judgment to indemnify such Lender, Administrative Agent or Issuing Bank against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, Administrative Agent or Issuing Bank, such Lender, Administrative Agent or Issuing Bank agrees to remit to such Loan Party such excess.
          Section 9.19 Netherlands Parallel Debt.
          Each of the parties hereto agrees to and acknowledges the provisions set forth in clause 4 (Parallel Debt) of the Netherlands Security Agreements.

          Section 9.20 Several Liability of Netherlands Loan Parties. Notwithstanding anything herein or in the other Loan Documents to the contrary, the parties hereto acknowledge and agree that the Netherlands Loan Parties shall not be liable for any Obligations other than those arising out of or relating to Loans made to the Netherlands Borrower.
          Section 9.21 Euro Loans.
          If by reason of internal policies, legal requirements and limitations or lack of ready access to certain currencies, certain Lenders may not be able to make and maintain Commitments to or make Loans to certain of the Borrowers or make Loans in Euros to certain of the Borrowers, Chase may agree to assume such Commitments or make such Loans in place of such Lenders. If Chase agrees to make such Commitments, it shall agree with each such Lender that it will make or maintain one or more Commitments in the place of such Lender and shall record its agreement with respect thereto in the Register and such Lender shall thereby be released from such Commitment or shall not be required to make or maintain such Loans and such Commitment shall thereafter be included within Chase’s Commitment for all purposes hereunder.
          Section 9.22 Euro Loans.
          Any security (whether in rem, contractual or otherwise) granted by the Netherlands Loan Parties pursuant to or in connection with any Collateral Document governed by Netherlands law is intended to secure the Netherlands Secured Obligations, as amended, novated, supplemented, extended or restated from time to time (including by way of an increase of the credit made available under the relevant Loan Document or the accession or exit of a party to that document), and (ii) references in any such Collateral Document governed by Netherlands law to “Netherlands Secured Obligations” (or similar wording) or, if the definition of “Netherlands Secured Obligations” includes the words “Parallel Debt” (or similar wording), to “Corresponding Obligations” (or similar wording) should therefore be construed to include any obligations as amended, novated, supplemented, extended or restated from time to time as described above.
          Section 9.23 Effect of Amendment and Restatement; No Novation.
          Upon the execution and delivery of this Agreement, the liabilities of each Loan Party previously governed by the Original Credit Agreement shall continue in full force and effect, but shall now be governed by the terms and conditions set forth in this Agreement. Such liabilities, together with any and all additional liabilities incurred by the Loan Parties hereunder or under any of the other Loan Documents shall continue to be secured by the assets of the Loan Parties as set forth herein and in the Loan Documents. The execution and delivery of this Agreement shall not constitute a novation or repayment of the “Obligations” outstanding under the Original Credit Agreement.
ARTICLE X
Loan Guaranty
          Section 10.01 Guaranty.
          (a) Each US Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the US Secured Obligations and all reasonable, documented out-of-pocket costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the US Secured Obligations from, or in prosecuting any action against, the US Borrower, any US Loan Guarantor or any other guarantor of all or any part of the US Secured Obligations (such costs and expenses, together with the US Secured Obligations, collectively the “US Guaranteed Obligations”). Each US Loan Guarantor further agrees that the US Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the US Guaranteed Obligations.
          (b) Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Netherlands Secured Obligations and all reasonable, documented out-of-pocket costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent and the Lenders in endeavoring to collect all or any part of the Netherlands Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Netherlands Secured Obligations (such costs and expenses, together with the Netherlands Secured Obligations, collectively the “Netherlands Guaranteed Obligations” and together with the US Guaranteed Obligations, the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Netherlands Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Netherlands Guaranteed Obligations.
          Section 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
          Section 10.03 No Discharge or Diminishment of Loan Guaranty.
          (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.
          (b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
          (c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).
          Section 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the payment in full in cash of the Guaranteed Obligations other than any Unliquidated Obligations for which no definite claim has been submitted. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. Each Loan Guarantor confirms that it shall not raise any surety law as a defense (if applicable) to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
          Section 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.
          Section 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty (if any) with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors to the extent such Loan Guarantor has guaranteed such Guaranteed Obligation forthwith on demand by the Lender.
          Section 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, the Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
          Section 10.08 Termination. The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations which such Loan Guarantor has guaranteed, created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations which such Loan Guarantor has guaranteed.
          Section 10.09 Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had such payment been made by the applicable Borrower in accordance with the terms of this Agreement, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          Section 10.10 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations guaranteed by such Loan Guarantor may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.
          Section 10.11 Contribution.

          (a) In the event any US Loan Guarantor (a “US Paying Guarantor”) shall make any payment or payments under this Loan Guaranty in respect of the US Guaranteed Obligations or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty in respect of the US Guaranteed Obligations, each other US Loan Guarantor (each a “US Non-Paying Guarantor”) shall contribute to such US Paying Guarantor an amount equal to such US Non-Paying Guarantor’s “US Applicable Percentage” of such payment or payments made, or losses suffered, by such US Paying Guarantor. For purposes of this Article X, each US Non-Paying Guarantor’s “US Applicable Percentage” with respect to any such payment or loss by a US Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such US Non-Paying Guarantor’s Maximum Liability as of such date in respect of the US Guaranteed Obligations (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such US Non-Paying Guarantor’s Maximum Liability in respect of the US Guaranteed Obligations has not been determined, the aggregate amount of all monies received by such US Non-Paying Guarantor from the US Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all US Loan Guarantors hereunder in respect of the US Guaranteed Obligations (including such US Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any US Loan Guarantor in respect of the US Guaranteed Obligations, the aggregate amount of all monies received by such US Loan Guarantors from the US Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any US Loan Guarantor’s several liability for the entire amount of the US Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability in respect of the US Guaranteed Obligations).
          (b) In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty in respect of the Netherlands Guaranteed Obligations or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty in respect of the Netherlands Guaranteed Obligations, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date in respect of the Netherlands Guaranteed Obligations (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability in respect of the Netherlands Guaranteed Obligations has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder in respect of the Netherlands Guaranteed Obligations (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability in respect of the Netherlands Guaranteed Obligations has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Netherlands Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability in respect of the Netherlands Guaranteed Obligations).
          (c) Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a US Paying Guarantor or Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Administrative Agent, the Issuing Bank, the Lenders and the

Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
          Section 10.12 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
          Section 10.13 Effect of Netherlands Civil Code. Notwithstanding the foregoing provisions of this Section 10, no Loan Party residing or incorporated in The Netherlands shall, or shall be deemed to, guarantee any Obligations or otherwise bind itself (whether by indemnification or otherwise) to the extent that if included, such act would constitute unlawful financial assistance within the meaning of Article 98c or 207c of Book 2 of the Netherlands Civil Code.
ARTICLE XI
The Borrower Representative
          Section 11.01 Appointment; Nature of Relationship. Libbey Glass Inc. is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.
          Section 11.02 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.
          Section 11.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.
          Section 11.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Unmatured Default hereunder referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.
          Section 11.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.
          Section 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of each Borrower and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.
          Section 11.07 Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of each Borrower and Compliance Certificates required pursuant to the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS: LIBBEY GLASS INC.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary

LIBBEY EUROPE B.V.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Authorized Signatory

OTHER LOAN PARTIES: LIBBEY INC.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary

LGA3 CORP.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary

THE DRUMMOND GLASS COMPANY
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary
Signature Page to the Amended and Restated Credit Agreement

LGA4 CORP.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary

SYRACUSE CHINA COMPANY
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary

LGFS INC.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary

WORLD TABLEWARE INC.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary

TRAEX COMPANY
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary

LGC CORP.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary
Signature Page to the Amended and Restated Credit Agreement

LGAC LLC
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary

LIBBEY.COM LLC
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Vice President, General Counsel & Secretary
Signature Page to the Amended and Restated Credit Agreement

LIBBEY INTERNATIONAL C.V.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Attorney In Fact

B.V. KONINKLIJKE NEDERLANDSE GLASFABRIEK LEERDAM
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Authorized Signatory

LIBBEY EUROPE FINANCE COMPANY B.V.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Authorized Signatory

LIBBEY MEXICO HOLDINGS B.V.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Authorized Signatory
Signature Page to the Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Issuing Bank and Swingline Lender with respect to the US Loans
By:	/s/ Matthew A. Brewer
	Name:	Matthew A. Brewer
	Title:	Vice President

J.P. MORGAN EUROPE LIMITED., individually, as Administrative Agent, Issuing Bank and Swingline Lender with respect to the Netherlands Loans
By:	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President
Signature Page to the Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Marina Kheylik
	Name:	Marina Kheylik
	Title:	AVP, AB Portfolio Specialist
Signature Page to the Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender
By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director
Signature Page to the Amended and Restated Credit Agreement

WACHOVIA CAPITAL FINANCE CORPORATION (NEW ENGLAND), as a Lender
By:	/s/ Matt Harbour
	Name:	Matt Harbour
	Title:	Vice President
Signature Page to the Amended and Restated Credit Agreement

FIFTH THIRD BANK, as a Lender
By:	/s/ James Conklin
	Name:	James Conklin
	Title:	Assistant Vice President
Signature Page to the Amended and Restated Credit Agreement

Commitment Schedule

			Revolving
Lender	Commitment		Netherlands Sublimit
JPMorgan Chase Bank, N.A.	US$	27,500,000.00	US$	5,000,000.00
Bank of America, N.A.	US$	23,750,000.00	US$	4,318,181.82
Barclays Bank PLC	US$	20,000,000.00	US$	3,636,363.64
Wachovia Capital Finance Corporation (New England)	US$	23,750,000.00	US$	4,318,181.82
Fifth Third Bank	US$	15,000,000.00	US$	2,727,272.72

Total	US$	110,000,000.00	US$	20,000,000.00

Schedule 3.05
Properties
I. Owned and Leased Real Property

Loan Party	Addresses of Owned Properties	Non-Mortgaged Property
Libbey Glass Inc.	940 Ash Street Toledo, OH 43611	No
Libbey Glass Inc.	1600 Justo Penn Road Laredo, TX 78041	Yes
Libbey Glass Inc.	4302 Jewella Road Shreveport, LA 71109	No
Syracuse China Company	2900 Court Street Syracuse, NY 13208	Yes
Traex Company	101 Traex Plaza Dane, WI 53529	No
B.V. Koninklijke Nederlandsche Glasfabriek Leerdam	Lingedijk 8, 4142 LD Leerdam, the Netherlands	No

Loan Party	Addresses of Leased Properties
Libbey Glass Inc.	300 Madison Avenue Toledo, OH 43604
Libbey Glass Inc.	1401 Champlain Street Toledo, OH 43604
Libbey Glass Inc.	335 N. St. Clair Toledo, OH 43604
Libbey Glass Inc.	7401 Fremont Pike Perrysburg, OH 43551
Libbey Glass Inc.	5001 Greenwood Road Shreveport, LA 71009
Libbev Glass Inc.	41 Madison Avenue. 9th Floor New York, NY 10010
Libbey Glass Inc.	8900 San Mateo Drive Laredo, TX 78042
Libbey Glass Inc.	2709 S.E. “I” Street Bentonville, AR
The Drummond Glass Company	205 S. Erie Street Toledo, OH 43602
World Tableware Inc.	1850 Blackhawk Dr. W. Chicago, IL 60185
B.V. Koninklijke Nederlandsche Glasfabriek Leerdam	Lingedijk 8, 4142 LD Leerdam The Netherlands
B.V. KoninkIrke Nederlandsche Glasfabriek Leerdarn	Franklinweg 6, 4207HZ Gorinehem The Netherlands

II. Intellectual Property
A. Trademarks and Trademark Applications

Trademarks, Trade Names and Service Marks	Registration Number	Status	Date of Registration	ExpDate	Country

Loan Party: Libbey Glass Inc.

VIVA GRANDE	1564590	REGISTERED	11/7/89	11/7/09	USA
DURATUFF	1131831	REGISTERED	3/11/80	3/11/10	USA
SAFEDGE	522529	REGISTERED	3/21/50	3/21/10	USA
PRISM (GLASSWARE)	2,330,497	REGISTERED	3/21/00	3/21/10	USA
GIBRALTAR (DINNERWARE)	2,355,388	REGISTERED	6/6/00	6/6/10	USA
FACETS	2,443,873	REGISTERED	4/17/01	4/17/11	USA
CHIVALRY	1173311	REGISTERED	10/13/81	10/13/11	USA
EMBASSY	1178202	REGISTERED	11/17/81	11/17/11	USA
FINEDGE	1193209	REGISTERED	4/6/82	4/6/12	USA
NOB HILL	2663144	REGISTERED	12/17/02	12/17/12	USA
CATALINA	2669061	REGISTERED	12/31/02	12/31/12	USA
QUANTUM (FLATWARE)	2669104	REGISTERED	12/31/02	12/31/12	USA
GIBRALTAR	1224292	REGISTERED	1/18/83	1/18/13	USA
GOVERNOR CLINTON	2704223	REGISTERED	4/8/03	4/8/13	USA
GIBRALTAR (FLATWARE)	2709190	REGISTERED	4/22/03	4/22/13	USA
BOLLA GRANDE	1248379	REGISTERED	8/16/83	8/16/13	USA
RESTAURANT BASICS (GLASSWARE)	2,764,560	REGISTERED	9/16/03	9/16/13	USA
RESTAURANT SUPPLIES TO GO	3,687,479	REGISTERED		9/22/13	USA
OMEGA	2809251	REGISTERED	1/27/04	1/27/14	USA
VENUS	2815596	REGISTERED	2/17/04	2/17/14	USA
CLUBHOUSE COLLECTION	2859370	REGISTERED	7/6/04	7/6/14	USA
MARGARINI	2875403	REGISTERED	8/17/04	8/17/14	USA
BRAVURA	2884004	REGISTERED	9/14/04	9/14/14	USA
TIKIWARE	2889973	REGISTERED	9/28/04	9/28/14	USA
SATIN GIBRALTAR	3,069,269	REGISTERED	3/14/06	3/14/16	USA
POLYTUFF	3,077,591	REGISTERED	4/4/06	4/4/16	USA
DAKOTA	2,025,945	REGISTERED	12/24/96	12/24/16	USA
STATUS	2,044,121	REGISTERED	3/11/97	3/11/17	USA
LIBBEY	834728	REGISTERED	9/5/67	9/5/17	USA
L IN CIRCLE	651483	REGISTERED	9/10/97	9/10/17	USA
SHEER RIM AND DESIGN	849814	REGISTERED	5/28/68	5/28/18	USA
FIESTA GRANDE	1093807	REGISTERED	6/20/78	6/20/18	USA
LIBBEY.COM	2,286,310	REGISTERED	10/12/99	10/12/19	USA
GIBRALTAR (DINNERWARE)	2355388	REGISTERED	6/16/00	6/6/10	USA
WINE MASTER	78/805067	APPLN FILED			USA
LIBBEY	B64/2502	REGISTERED	5/14/65	7/20/04	SOAF

	Registration		Date of
Trademarks, Trade Names and Service Marks	Number	Status	Registration	ExpDate	Country

LIBBEY	265556	REGISTERED	3/23/90	3/22/15	COLO
LIBBEY	51.646	REGISTERED	7/20/66	7/20/06	VENZ
LIBBEY	51.649	REGISTERED	7/21/66	7/21/06	VENZ
SAFEDGE	355788	REGISTERED	11/18/33	5/12/19	CAND
LIBBEY	57625	REGISTERED	4/15/99	5/31/09	GUAT
SAFEDGE	5724	REGISTERED	9/22/67	9/22/09	BERM
SAFEDGE	B4443	REGISTERED	3/7/69	10/5/09	TRIN
L IN CIRCLE	30287	REGISTERED	9/9/91	11/22/09	CYPR
LIBBEY	30286	REGISTERED	11/22/88	11/22/09	CYPR
L IN CIRCLE	47020	REGISTERED	11/23/89	11/23/09	PHIL
LIBBEY	1718720	REGISTERED	12/19/89	12/19/09	FRAN
LIBBEY	00926016	REGISTERED	4/19/01	4/15/20	TAIW
LIBBEY	00889777	REGISTERED	4/15/01	4/15/20	TAIW
L IN CIRCLE	1077	REGISTERED	11/9/70	11/9/10	VENZ
LIBBEY	42/1119	REGISTERED	11/28/00	11/28/10	SOAF
LIBBEY	00017334	REGISTERED	10/21/03	11/30/10	MASA
LIBBEY	21048	REGISTERED	1/12/01	1/11/11
LIBBEY	D00-200101404-1405	REGISTERED	12/8/05	1/25/11	INDN
LIBBEY	TM148315	REGISTERED	12/7/00	2/5/11	THAI
LIBBEY	64.468-F	REGISTERED	4/13/71	4/13/11	VENZ
LIBBEY		REGISTERED	9/2/02	4/14/11	UAE
LIBBEY	669/74	REGISTERED	9/26/03	9/26/11	SAUD
LIBBEY	54663	REGISTERED	11/27/91	11/27/11	PANA
LIBBEY	533/91	REGISTERED	9/10/92	1/25/12	HOKO
LIBBEY	8800324	REGISTERED	3/4/02	1/31/12	SWED
LIBBEY	78996	REGISTERED	12/20/93	2/13/12	ISRA
LIBBEY	864/1972	REGISTERED	3/17/72	3/17/12	DENM
LIBBEY	21/267	REGISTERED	3/21/91	3/21/12	JAMA
SAFEDGE		REGISTERED	5/8/02	5/8/12	NETH
LIBBEY		REGISTERED	5/8/02	5/8/12	NETH
LIBBEY	2000/17374	REGISTERED	5/18/02	5/18/12	TURK
LIBBEY	223024	REGISTERED	2/10/03	2/24/13	CHIL
LIBBEY	223025	REGISTERED	2/24/03	2/24/13	CHIL
LIBBEY GLASS INC.	970100060	REGISTERED	4/21/03	4/20/13	CHIN
LIBBEY		REGISTERED	2/23/66	7/21/13	ZEAL
LIBBEY	15467/1992	REGISTERED	12/12/03	9/13/13	SOKO
LIBBEY	816624984	REGISTERED	11/3/93	11/3/13	BRAZ
LIBBEY	00012-99	REGISTERED	5/16/99	7/9/14	ECUD
LIBBEY	4355	REGISTERED	4/10/95	10/21/14	MEXO
LIBBEY	2000352	REGISTERED	10/24/04	11/1/14	BRIT
LIBBEY	12657	REGISTERED	3/20/95	1/20/15	PERU
LIBBEY	209.444	REGISTERED	3/4/85	3/4/15	SWIT
LIBBEY	123463	REGISTERED	5/16/92	3/17/15	GREC
LIBBEY	452.599	REGISTERED	5/13/95	5/13/15	SPAN

	Registration		Date of
Trademarks, Trade Names and Service Marks	Number	Status	Registration	ExpDate	Country

LIBBEY	91,278	REGISTERED	5/15/95	5/15/15	CORI
LIBBEY	41243	REGISTERED	10/31/72	7/5/15	BENL
LIBBEY	721511-1995	REGISTERED	7/26/05	7/6/15	JAPN
LIBBEY	14226	REGISTERED	7/22/65	7/22/15	DORE
HT IN A STAR	754652	REGISTERED	8/6/85	8/6/15	FRAN
SAFEDGE	754651	REGISTERED	8/6/85	8/6/15	FRAN
LIBBEY	139852	REGISTERED	11/8/95	9/5/15	FINL
SAFEDGE	726902-1995	REGISTERED	7/26/05	10/25/15	JAPN
SAFEDGE	37210	REGISTERED	11/12/85	11/12/15	PANA
LIBBEY	59110	REGISTERED	10/3/85	11/16/15	CHIL
LIBBEY	182.345	REGISTERED	1/25/96	11/21/15	PARA
LIBBEY	E-53725/05	REGISTERED	12/13/90	2/14/16	ELSA
LIBBEY	T17735	REGISTERED	3/8/08	4/3/16	INDA
E-SERIES	1109930	REGISTERED	8/21/06	4/24/16	AUST
E-COLLECTION	2006/18823	REGISTERED	7/31/07	4/26/16	TURK
E-SERIES	2006/18824	APPLN FILED	4/26/06	4/26/16	TURK
SAFEDGE	162126	REGISTERED	7/21/56	7/21/16	SWIT
LIBBEY	960817	REGISTERED	3/14/97	3/13/17	CHIN
LIBBEY	14041	REGISTERED	4/12/67	4/12/17	HOND
REGISTERED	LIBBEY	REGISTERED	1/2/86	5/7/17	LGI
SAFEDGE	67/3844	REGISTERED	5/5/97	9/5/17	SOAF
SAFEDGE	852,076	REGISTERED	11/21/68	9/6/17	GERM
HT IN A STAR	240955	REGISTERED	12/6/02	12/6/17	CAND
LIBBEY	168164	REGISTERED	7/14/06	12/18/17	PAKI
LIBBEY	548984	REGISTERED	11/10/92	1/16/18	AUST
LIBBEY	S/871/91	REGISTERED	2/14/98	2/14/18	SING
L IN CIRCLE	1450534	REGISTERED	5/29/69	2/18/18	FRAN
L IN CIRCLE	110378	REGISTERED	5/30/03	5/30/18	CAND
LIBBEY	00930398	REGISTERED	4/19/01	9/30/18	TAIW
LIBBEY	00819919	REGISTERED	4/19/01	9/30/18	TAIW
L IN CIRCLE	1234565	REGISTERED	12/28/98	12/27/18	CHIN
LIBBEY	593616	REGISTERED	5/12/89	5/12/19	CAND
SAFEDGE	593615	REGISTERED	6/9/89	5/12/19	CAND
E-SERIES	5317087	REGISTERED	7/14/09	7/14/19	CHIN
LIBBEY	32830	REGISTERED		1/22/22	BERM
LIBBEY		APPLN FILED			GUYA
LIBBEY		APPLN FILED			SURI
LIBBEY IN CHINESE	970100060	APPLN FILED			CHIN
LIBBEY		APPLN FILED	12/7/00		EGYP
LIBBEY	6768	REGISTERED			VIR
QUANTUM (DINNERWARE)	76/395103	REGISTERED	1/21/03	1/21/13	USA
PRISM (DINNERWARE)	76/376778	REGISTERED	7/15/03	7/15/13	USA

Loan Party: Syracuse China Company

	Registration		Date of
Trademarks, Trade Names and Service Marks	Number	Status	Registration	ExpDate	Country
BROOKLINE	1,472,331	REGISTERED	1/12/88	1/12/08	USA
PALOMINO	1,175,252	REGISTERED	10/27/81	10/27/11	USA
SHENANGO	555,636	REGISTERED		3/4/12	USA
CAFÉ ROYAL	2669056	REGISTERED	12/31/02	12/31/12	USA
QUADRA	2669057	REGISTERED	12/31/02	12/31/12	USA
COOL ‘N ARTS	2678676	REGISTERED	1/21/03	1/21/13	USA
EMINENCE	2698247	REGISTERED	3/18/03	3/18/13	USA
CHABLIS (CHINA DINNERWARE)	2775359	REGISTERED	10/21/03	10/21/13	USA
TUXEDO GOLD	761,336	REGISTERED		12/10/13	USA
REPETITION	2826508	REGISTERED	3/23/04	3/23/14	USA
CASABLANCA	1,292,327	REGISTERED	8/28/84	8/28/14	USA
CANTINA (FLATWARE)	2881267	REGISTERED	9/7/04	9/7/14	USA
CINNAMON	1,336,722	REGISTERED	5/21/85	5/21/15	USA
SYRACUSE	104,744	REGISTERED	10/10/95	6/15/15	USA
SERRANO	2982235	REGISTERED	8/2/05	8/2/15	USA
SYRALITE	798,393	REGISTERED	3/2/06	11/2/15	USA
KING’S INN	1,026,786	REGISTERED	12/9/75	12/9/15	USA
OCTET	5662978	REGISTERED	2/28/06	2/28/16	USA
PATRICIAN	1,394,111	REGISTERED	5/20/86	5/20/16	USA
OYSTER BAY	1,394,908	REGISTERED	5/27/86	5/27/16	USA
ARDEN	1,395,741	REGISTERED	6/3/86	6/3/16	USA
MONTLYNN	1,395,740	REGISTERED	6/3/86	6/3/16	USA
OAKTON	1,395,739	REGISTERED	6/3/86	6/3/16	USA
MESA GRANDE	1,055,595	REGISTERED		1/4/17	USA
CANTINA	2,137,547	REGISTERED	2/17/98	2/17/18	USA
SLENDA	3393376	REGISTERED	3/4/08	3/4/18	USA
TANGULAR	77/456,603	REGISTERED	8/18/09	8/18/19	USA
RESONATE	77/907591	APPLN FILED	1/8/10		USA
ECOWARE	77/485,219	APPLN FILED			USA
TERRACOTTA	77/923,187	APPLN FILED			USA
HIGHLIGHTER	77/923,205	APPLN FILED			USA
ESQUIRE (FLATWARE)	3105850	REGISTERED	6/20/06	6/20/16	USA

Loan Party: World Tableware Inc.

AMULET	2663154	REGISTERED	12/17/02	12/17/12	USA
BB LOGO AND DESIGN	1,262,229	REGISTERED	12/27/83	12/27/13	USA
BRANDWARE	1,173,950	REGISTERED	10/20/81	10/20/11	USA
CONTEMPRA	2760370	REGISTERED	9/2/03	9/2/13	USA
EVEREST	2,784,832	REGISTERED	11/18/03	11/18/13	USA
GLENBROOK	2776703	REGISTERED	10/21/03	10/21/13	USA
PESCE	2889974	REGISTERED	5/14/03	9/28/14	USA
SKOAL	2721149	REGISTERED	6/3/03	6/3/13	USA
ULTIMA	1,180,217	REGISTERED	12/1/81	12/1/11	USA
WORLD (SILVER & PLATED TABLEWARE)	0,040,724	REGISTERED	7/7/03	7/7/13	USA

	Registration		Date of
Trademarks, Trade Names and Service Marks	Number	Status	Registration	ExpDate	Country

WORLD (STAINLESS STEEL FLATWARE)	994,264	REGISTERED		10/1/14	USA
BB LOGO & DESIGN	281,790	REGISTERED		7/29/13	CAND
BRANDWARE	255,597	REGISTERED	2/6/81	2/6/11	CAND
CROMWELL	437,152	REGISTERED			CAND
THE MILLENNIUM COLLECTION	75/590,343	APPLN FILED			USA
AMSILCO		APPLN FILED			CHIN
WORLD (FLATWARE)		APPLN FILED			CHIN
ULTIMA		APPLN FILED			CHIN

Loan Party: Traex Company

BATTER BOSS	1,657,443	REGISTERED	9/17/91	9/17/11	USA
DRIPCUT	373,123	REGISTERED	11/28/39	11/28/19	USA
CHOICE CUT	2,286,711	REGISTERED	10/12/99	10/12/19	USA
CLEAN CUT	2785074	REGISTERED	11/18/03	11/18/13	USA
KONDI-KEEPER	1,673,006	REGISTERED	1/21/92	1/21/12	USA
MAKING THE ORDINARY EXTRAORDINARY	2789726	REGISTERED	12/2/03	12/2/13	USA
PLATE CRATE	2,007,086	REGISTERED	10/8/96	10/8/16	USA
RACK MAX	2664502	REGISTERED	12/17/02	12/17/12	USA
RACK-MASTER	1,605,589	REGISTERED	7/10/90	7/10/10	USA
SAUCE BOSS	1,642,449	REGISTERED	4/23/91	4/23/11	USA
SPICE BOSS	2849301	REGISTERED	6/1/04	6/1/14	USA
STRAW BOSS	1,651,525	REGISTERED	7/23/91	7/23/11	USA
TRAEX	1,700,599	REGISTERED	7/14/92	7/14/12	USA
TUFFEX	1,706,831	REGISTERED	8/11/92	8/11/12	USA
CUPPRO	3,050,710	REGISTERED	1/24/06	1/24/12	USA
TWISTER	3,613,840	REGISTERED	4/28/09	4/28/15	USA
SAFETY MATE ICE PORTER	3,341,094	REGISTERED	11/20/07	11/20/17	USA
SAFETY MATE	3,172,410	REGISTERED	11/14/06	11/14/16	USA
INSTA CHILL	3710112	REGISTERED	11/10/09	11/10/19	USA
DRIPCUT	UCA12026	REGISTERED	2/22/99	2/13/14	CAND
B. Patents and Patent Applications

		Issue		Expiration
Patent	Status	Date	Patent Number	Date	Country

Loan Party: Libbey Glass Inc.
SYSCO ROCKS — ITEMS 15611, 15612	ISSUED	6/18/96	D 370,830	6/18/10	USA
JACKPOT MUG, ITEM 97336	ISSUED	11/19/96	D 375,656	11/19/10	USA
DAKOTA TUMBLER, ITEM 15605	ISSUED	5/7/96	D 369518	5/7/10	USA
SYSCO ITEMS 15613-15614	ISSUED	6/4/96	D 370,389	6/4/10	USA
DAKOTA ITEMS 15603-15604	ISSUED	5/7/96	D 369,519	5/7/10	USA
OLYMPIA ITEM 2437	ISSUED	1/24/95	D 371,935	7/23/10	USA
DOMAINE ITEM 8957, 8995	ISSUED	6/11/96	D 370,597	6/11/10	USA

		Issue		Expiration
Patent	Status	Date	Patent Number	Date	Country

MODERNE GLASS MUG	ISSUED	9/2/97	D 383,039	9/2/11	USA
OLYMPIA ITEM 2436	ISSUED	7/9/96	D 371,490	7/9/10	USA
CACTUS GLASS ITEM 3619JS, 3620JS	ISSUED	7/8/97	D 380,646	7/8/11	USA
SQUIRE COOLER, ITEM 5631	ISSUED	1/20/98	D 389,375	1/20/12	USA
BASKETBALL STEM, ITEM 3636	ISSUED	3/24/98	D 392,507	3/24/12	USA
SOCCER BALL STEM, ITEM 3630	ISSUED	12/16/97	D 387,615	12/16/11	USA
FOOTBALL STEM, ITEM 3631	ISSUED	12/16/97	D 387,614	12/16/11	USA
BASEBALL STEM, ITEM 3632	ISSUED	12/16/97	D 387,613	12/16/11	USA
GOLF BALL STEM, ITEM 3633	ISSUED	12/16/97	D 387,612	12/16/11	USA
DICE STEM, ITEM 3634	ISSUED	12/16/97	D 387,616	12/16/11	USA
GUITAR STEM, ITEM 3637	ISSUED	1/13/98	D 389,013	1/13/12	USA
DOLLAR SIGN, ITEM 3635	ISSUED	12/16/97	D 387,611	12/16/11	USA
SQUIRE ITEM 5630	ISSUED	9/15/98	D 398,189	9/15/12	USA
HOCKEY STEM	ISSUED	10/20/98	D 399,700	10/20/12	USA
TENNIS BALL STEM	ISSUED	11/3/98	D 400,395	12/16/11	USA
CANTINA ITEM 5687	ISSUED	3/30/99	D 407,270	3/30/13	USA
CLARION	ISSUED	10/26/99	D 415,655	10/26/13	USA
PARKSIDE STEMWARE	ISSUED	9/23/98	D 418,370	1/4/14	USA
WATER GLASS, ITEM 15639	ISSUED	8/29/00	D429,958	8/29/14	USA
GIBRALTAR (FLATWARE)	ISSUED	8/29/00	D429,951	8/29/14	USA
JAVA (FLATWARE)	ISSUED	12/14/00	D 434,274	11/28/14	USA
QUANTUM (GLASS)	ISSUED	5/9/00	424,377	5/9/14	USA
2000 STEM, ITEM 3699	ISSUED	5/2/00	D423,874	5/2/14	USA
2001 STEMWARE	ISSUED	2/5/02	D453,282 S	2/5/16	USA
STRATUS (GLASS)	ISSUED	8/29/00	D429,960	8/29/14	USA
QUANTUM (FLATWARE)	ISSUED	12/14/00	D 434,281	11/28/14	USA
ELLIPTIC (FLATWARE)	ISSUED	2/27/01	D 438,058S	2/27/15	USA
INFUSION (FLATWARE)	ISSUED	2/27/01	D 438,057S	2/27/15	USA
GIBRALTAR (BOWL)	ISSUED	11/20/01	D450,538	11/20/15	USA
GIBRALTAR (PLATE)	ISSUED	11/20/01	D450,539	11/20/15	USA
GIBRALTAR (PLATTER)	ISSUED	12/18/01	D452,118	12/18/15	USA
GIBRALTAR (MUG)	ISSUED	11/6/01	D449,964	11/6/15	USA
GIBRALTAR (CUP)	ISSUED	12/5/00	D 434,603	12/5/14	USA
GIBRALTAR (DISH)	ISSUED	12/4/01	D451,348	12/4/15	USA
PERCEPTION (GLASSES)	ISSUED	3/12/02	D454,278	3/12/16	USA
BAKEWARE (BOWL)	ISSUED	5/15/01	D 442,019	5/15/15	USA
BAKEWARE (PAN)	ISSUED	5/22/01	D 442,425	8/1/14	USA
BAKEWARE (SQUARE PAN)	ISSUED	5/8/01	D441,598	5/8/15	USA
BAKEWARE (LONG PAN)	ISSUED	5/8/01	D441,597	5/8/15	USA
BANGLES (DOF)	ISSUED	9/3/02	D462,238	9/3/16	USA
BANGLES (TUMBLER)	ISSUED	4/30/02	D456,214	4/30/16	USA
TRION (COOLER)	ISSUED	12/4/01	D451,346	12/4/15	USA
BANGLES (GOBLET)	ISSUED	7/16/02	D460,323	7/16/16	USA
NAUTILUS (COOLER)	ISSUED	11/8/00	D 444,675	7/10/15	USA
BAKEWARE (BOWL WITH HANDLES) #70974	ISSUED	5/7/02	D456,673	5/7/16	USA
GIBRALTAR (FOOTED PILSNER)	ISSUED	8/20/02	D461,684	8/20/16	USA

		Issue		Expiration
Patent	Status	Date	Patent Number	Date	Country

BAKEWARE (MEASURING CUP)	ISSUED	8/13/02	D461,420	8/13/16	USA
USA GOBLET (NO STARS)	ISSUED	7/2/02	D459,632	7/2/16	USA
USA GOBLET (STARS)	ISSUED	7/9/02	D459,944	7/9/16	USA
STARS GOBLET	ISSUED	7/2/02	D459,631	7/2/16	USA
VENUS MARTINI	ISSUED	6/4/02	D 458,083	6/4/16	USA
NAUTILUS MARTINI	ISSUED	7/2/02	D459,633	7/2/16	USA
COLONNA	ISSUED	7/1/03	D476,526	7/1/17	USA
VIBE	ISSUED	4/18/02	D483,610	12/16/17	USA
STEM (SHAZAM DESIGN)	ISSUED	5/6/03	D474,069	5/6/17	USA
VENUS MARGARITA	ISSUED	3/4/03	D471,065	3/4/17	USA
MARTELLO STEMWARE	ISSUED	3/30/04	D487,861	3/30/18	USA
VENUS STEM	ISSUED	3/4/03	D471,061	3/4/17	USA
SMOOTHIE GLASS	ISSUED	10/28/03	D481,259	10/28/17	USA
OMEGA STEMWARE	ISSUED	4/22/03	D473,424	4/22/17	USA
VERVE STEMWARE	ISSUED	7/22/03	D477,499	7/22/17	USA
TAPERED SQUARE VOTIVE	ISSUED	12/30/03	D484,365 S	12/30/17	USA
HOLIDAY TREE GOBLET	ISSUED	4/22/03	D473,425	4/22/17	USA
CANDLE POT W/LID	ISSUED	2/22/05	D502,101 S	2/22/19	USA
FLAME COOLER	ISSUED	8/12/03	D511,436 S	11/15/19	USA
GIBRALTAR PITCHER	ISSUED	2/14/06	D514,868 S	2/14/20	USA
STUCCO COOLER	ISSUED	5/9/06	D 520,301 S	5/9/20	USA
STEM (CHILI PEPPER)	ISSUED	8/2/05	D507,935	8/2/19	USA
BIG MOUTH JAR	ISSUED	3/6/07	D537,727 S	3/6/21	USA
INTERLUDE TUMBLER	ISSUED	4/25/06	D519,322 S	4/25/20	USA
SUNDAE DISH	ISSUED	3/31/09	D589,298 S	3/31/23	USA
FOUNTAINWARE	ISSUED	3/31/09	D589,299 S	3/31/23	USA
SODA GLASS	ISSUED	3/31/09	D589,297 S	3/31/23	USA
VACUUM PICK-UP OF SQUARE HOT GLASS ARTICLES	GRANTED	10/12/93	5251919	10/12/10	USA
HIGH CAVITY RATE PRESS MACHINE	GRANTED	12/22/98	5,851,257	6/26/16	USA
TRANSFER MECHANISM FOR GLASS ARTICLES	GRANTED	8/11/98	5,791,452	10/15/16	USA
COMMON CAGE ASSEMBLY	GRANTED	5/22/01	6,233,975	3/24/19	USA
VALVE HAMPER ASSEMBLY	GRANTED	7/3/01	6,253,579	3/24/19	USA
COOLING SYSTEM FOR A GLASSWARE MACHINE	GRANTED	3/21/00	6,038,889	4/14/19	USA
GLASSWARE MACHINE (ROTARY TABLE)	GRANTED	3/9/04	6,701,748 B1	8/13/21	USA
TRANSFER MECHANISM FOR GLASS ARTICLES	REGISTERED	2/10/03	27340	10/3/17	COLO
APPARATUS & METHOD FOR FORMING A DECORATIVE PATTERN ON GLASSWARE	GRANTED		207122	3/5/17	MEXO
APPARATUS AND METHOD FOR PUTTING DECORATION ON GLASSWARE	GRANTED		27790	3/19/17	COLO
COMMON CAGE ASSEMBLY	GRANTED	11/17/09	PI0010368-3	2/23/20	BRAZ
COMMON CAGE ASSEMBLY	GRANTED	8/8/02	2001/6587	2/23/20	SOAF
COMMON CAGE ASSEMBLY	GRANTED	2/23/03	ZL 00805385.5	2/23/20	CHIN

		Issue		Expiration
Patent	Status	Date	Patent Number	Date	Country

COMMON CAGE ASSEMBLY	GRANTED	7/29/02	PCT/US00/04544	2/23/20	TURK
COMMON CAGE ASSEMBLY	GRANTED		DE 660 10 065.0-08	2/23/20	GERM
COMMON CAGE ASSEMBLY	GRANTED	2/10/06	234,304	2/23/20	MEXO
COOLING SYSTEM FOR A GLASSWARE MACHINE	GRANTED	2/10/09	PI 0011170-8	3/16/20	BRAZ
COOLING SYSTEM FOR A GLASSWARE MACHINE	GRANTED	8/29/07	ZL00806201.3	3/16/20	CHIN
COOLING SYSTEM FOR A GLASSWARE MACHINE	GRANTED	3/16/02	2001/7717	3/16/20	SOAF
COOLING SYSTEM FOR A GLASSWARE MACHINE	GRANTED	9/27/06	1189844	3/16/20	PCT
COOLING SYSTEM FOR A GLASSWARE MACHINE	GRANTED	12/18/07	HK 1044930	3/16/20	HOKO
GLASSWARE MACHINE	GRANTED	8/18/06		9/8/21	HOKO
GLASSWARE MACHINE	GRANTED	9/8/06	240,113	9/8/21	MEXO
GLASSWARE MACHINE (ROTARY TABLE)	GRANTED	7/23/08	1330417	9/8/21	PCT
GLASSWARE MACHINE (ROTARY TABLE)	GRANTED	11/26/03	2003/1678	9/8/21	SOAF
GLASSWARE MACHINE (ROTARY TABLE)	GRANTED	12/28/05	ZL01816864.7	9/8/21	CHIN
HIGH CAVITY RATE MACHINE	GRANTED	6/23/04	27702	6/23/17	COLO
HIGH CAVITY RATE MACHINE	GRANTED	7/16/04	3576173	7/10/17	JAPN
HIGH CAVITY RATE PRESS MACHINE	GRANTED	2/8/06	PI9710039-0	6/10/17	BRAZ
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/14/06	194045	6/11/17	INDA
HIGH CAVITY RATE PRESS MACHINE	GRANTED		207133	6/10/17	MEXO
HIGH CAVITY RATE PRESS MACHINE	GRANTED		US97/09830		PCT
HIGH CAVITY RATE PRESS MACHINE	GRANTED		14109	6/10/17	THAI
HIGH CAVITY RATE PRESS MACHINE	GRANTED	5/3/97	1998 01874	5/3/17	TURK
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	ARIA
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	BELG
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	97928003.9	6/10/17	IREL
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	ITLY
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	LUXM
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	MONA
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	NETH
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	PORT
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	SWED

		Issue		Expiration
Patent	Status	Date	Patent Number	Date	Country

HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	SWIT
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	P69721767.1	6/10/17	GERM
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	DENM
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	SPAN
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	FINL
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	FRAN
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	UNK
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/03	0907616	6/10/17	GREC
HIGH CAVITY RATE PRESS MACHINE	GRANTED		0 008 338	6/26/17	INDN
HIGH CAVITY RATE PRESS MACHINE	GRANTED	6/10/04	TR 1998 02674 B	6/10/17	TURK
PROCESS FOR GLAZING A CHINAWARE ARTICLE	GRANTED	12/11/08	199665	11/28/22	POLD
PROCESS FOR GLAZING A CHINAWARE ARTICLE	GRANTED	10/13/08	0022132	11/28/22	INDN
PROCESS FOR GLAZING CHINA DINNERWARE	GRANTED	2/27/07	ZL02828300.7	11/28/22	CHIN
SPOUT FORMING ASSEMBLY AND METHOD THEREFOR	GRANTED			1/13/17	INDN
TRANSFER MECHANISM FOR GLASS ARTICLES	GRANTED	8/20/02		8/27/17	BRAZ
TRANSFER MECHANISM FOR GLASS ARTICLES	GRANTED	11/21/01	97/15076	8/27/17	CHIN
TRANSFER MECHANISM FOR GLASS ARTICLES	GRANTED	6/23/03	214983	8/27/17	MEXO
TRANSFER MECHANISM FOR GLASS ARTICLES	GRANTED	5/26/99	97/7968	9/4/17	SOAF
TRANSFER MECHANISM FOR GLASS ARTICLES	GRANTED	5/21/01	TR 1999 00744B	8/27/17	TURK
TRANSFER MECHANISM FOR GLASS ARTICLES	GRANTED	7/17/03	E226873	8/27/17	ARIA
TRANSFER MECHANISM FOR GLASS ARTICLES	GRANTED	10/30/02	EP0939689	8/27/17	EPC
TRANSFER MECHANISM FOR GLASS ARTICLES	GRANTED		3042314	8/28/17	GREC
TRANSFER MECHANISM FOR GLASS ARTICLES	GRANTED		MY-115110-A	3/31/18	MASA
TRANSFER MECHANISM FOR GLASS ARTICLES	GRANTED	4/15/04	ID 0 010 439	10/15/17	INDN
VACUUM PICK-UP OF SQUARE HOT GLASS ARTICLES	GRANTED	3/16/99	577032	6/26/13	EPC
VACUUM PICK-UP OF SQUARE HOT GLASS ARTICLES	GRANTED	7/26/96	933960	6/30/13	MEXO
VALVE HAMPER ASSEMBLY	GRANTED	8/8/02	2001/6588	2/23/20	SOAF
VALVE HAMPER ASSEMBLY	GRANTED		ZL 00 8 05383.9	2/23/20	CHIN
VALVE HAMPER ASSEMBLY	GRANTED	9/29/06	HK1044524	2/23/20	HOKO

		Issue		Expiration
Patent	Status	Date	Patent Number	Date	Country

APPARATUS & METHOD FOR FORMING A DECORATIVE PATTERN	APPLN FILED		PCT/US97/03432		TURK
COMMON CAGE ASSEMBLY	APPLN FILED				PCT
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED		AR 007484 B1		ARGT
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED				CHIN
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED				COLO
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED				INDN
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED				JAPN
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED				MALA
HIGH CAVITY RATE PRESS MACHINE	APPLN FILED				VENZ
TEMPERATURE CONTROL SYSTEM	APPLN FILED	3/14/00			PCT
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED				JAPN
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED				PCT
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	8/5/02			NETH
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02			SWIT
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02			SWED
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02			SPAN
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02			PORT
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02			BELG
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02			LUXM
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02			FINL
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02			GREC
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02			IREL
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	7/17/02			ITLY
TRANSFER MECHANISM FOR GLASS ARTICLES	APPLN FILED	5/7/04	191998		INDA
VALVE HAMPER ASSEMBLY	APPLN FILED				PCT
HANDLE FOR A UTENSIL	D438057

Loan Party: Syracuse China Company

		Issue		Expiration
Patent	Status	Date	Patent Number	Date	Country

JUSTINE PLATE	GRANTED	12/10/96	D 376,292	12/10/10	USA
CASTLETON PLATE	GRANTED	12/10/96	D 376,293	12/10/10	USA
CASTLETON CUP	GRANTED	6/10/97	D 379,737	6/10/11	USA
QUADRA CUP, ITEM 903333 001	GRANTED	8/4/98	D 396,605	8/4/12	USA
QUADRA PLATE, ITEM 903333 033	GRANTED	12/22/98	D 402,854	12/22/12	USA
QUADRA BOWL, ITEM 903333 002	GRANTED	12/22/98	D 402,852	12/22/12	USA
TOON PLATE	GRANTED	1/25/00	D 419,383	1/25/14	USA
TRIUMPH PLATE	GRANTED	8/1/00	D428,770	8/1/14	USA
QUARTET PLATE	GRANTED	12/12/00	D 434,947	12/12/14	USA
STUDIO BOWL	GRANTED	12/19/00	D 435,197	12/19/14	USA
QUANTUM (PLATE)	GRANTED	7/31/01	D 445,648	7/31/15	USA
CUP (ANTHEM W/BAND DESIGN)	GRANTED	10/8/02	D463,954	10/8/16	USA
SKILLET (CANTINA)	GRANTED	2/18/03	D470,358	2/18/17	USA
FANTASY BOWL	GRANTED	3/11/03	D471,406	3/11/17	USA
PLATTER (QUADRA)	GRANTED	3/11/03	D471,405	3/11/17	USA
TRAY (CHI-FU YING YANG)	GRANTED	3/18/03	D471,765	3/18/17	USA
CHABLIS PLATE	GRANTED	4/8/03	D472,770	4/8/17	USA
PLATE (EDGE DESIGN)	GRANTED	4/8/03	D472,768	4/8/17	USA
PLATE (ANTHEM)	GRANTED	5/27/03	D474,941	5/27/17	USA
PLATE (ORBIT)	GRANTED	5/27/03	D474,940	5/27/17	USA
ANTHEM PLATE	GRANTED	6/3/03	D475,247	6/3/17	USA
CHABLIS BOWL	GRANTED	6/17/03	D475,894	6/17/17	USA
ANTHEM BOWL	GRANTED	6/24/03	D476,195	6/24/17	USA
TRAY (CHI-FU SUSHI)	GRANTED	6/24/03	D476,194	6/24/17	USA
PLATE (COLUMBIA DESIGN)	GRANTED	8/12/03	D478,252	8/12/17	USA
PLATE (QUADRA TRIANGLE DESIGN)	GRANTED	8/19/03	D478,476	8/19/17	USA
CUP (ANTHEM)	GRANTED	3/5/02	D482,237	11/18/17	USA
ANTHEM SQUARE PLATE	GRANTED	5/4/04	D 489,227 S	5/4/18	USA
MAJESTY HARMONY BOWL	GRANTED	8/17/04	D494,420 S	8/17/18	USA
ANTHEM (PLATTER)	GRANTED	11/16/04	D498,391	11/16/18	USA
CHABLIS PASTA BOWL	GRANTED	12/7/04	D499,307 S	12/7/18	USA
TAPAS PLATE	GRANTED	2/22/05	D502,058 S	2/22/19	USA
SASSY PLATE	GRANTED	6/7/05	D505,834 S	6/7/19	USA
SASSY BOWL	GRANTED	11/29/05	D511,939 S	11/29/19	USA
CHABLIS UTOPIA PLATE	GRANTED	12/20/05	D512,876 S	12/20/19	USA
CASCADE SQUARE PLATE	GRANTED	1/31/06	D513,935 S	1/31/20	USA
QUADRA HEXAGON GREAT PLATE	GRANTED	1/31/06	D513,934 S	1/31/20	USA
VESUVIUS PLATE	GRANTED	10/13/04	D514,889 S	2/14/20	USA
PUZZLE PLATE	GRANTED	4/25/06	D519,323 S	4/25/20	USA
BOW TIE PLATE	GRANTED	6/6/06	D522,314 S	6/6/20	USA
CRESCENT COUPE PLATE	GRANTED	3/6/07	D537,679 S	3/6/21	USA
PROCESS GLAZING CHINAWARE ARTICLE	GRANTED	11/11/03	6,645,561	2/25/22	USA
PROCESS FOR GLAZING CHINAWARE ARTICLE	GRANTED	1/7/09	1478472	11/22/22	PCT
PROCESS FOR GLAZING A CHINAWARE ARTICLE	GRANTED	10/11/07	250230	11/28/22	MEXO

		Issue		Expiration
Patent	Status	Date	Patent Number	Date	Country

PROCESS FOR GLAZING CHINAWARE ARTICLE	APPLN FILED	1/23/03			THAI

Loan Party: World Tableware Inc.

AMULET FLATWARE (SPOON)	GRANTED	11/19/02	D465,702	11/19/16	USA
AMULET FLATWARE (KNIFE)	GRANTED	6/13/02	D470,367	2/18/17	USA
FISH FLATWARE (FORK)	GRANTED	5/20/03	D474,657	5/20/17	USA
FISH FLATWARE (KNIFE)	GRANTED	5/20/03	D474,656	5/20/17	USA
FISH FLATWARE (SPOON)	GRANTED	5/27/03	D474,945	5/27/17	USA
SEAFOOD SHAKER HOLDER	GRANTED	1/13/04	D485,130 S	1/13/18	USA
EUROPEAN STEAK KNIFE	GRANTED	9/29/03	D496,562 S	9/28/18	USA
ENDEAVOR PLATE	GRANTED	4/27/05	D545,632 S	7/3/21	USA
TOUCHLESS FLATWARE (FORK)	GRANTED	10/10/07	D551,913 S	10/2/21	USA
CASCADE SPOON/FORK	GRANTED	10/30/07	D553,906 S	10/30/21	USA
CASCADE KNIFE	GRANTED	11/13/07	D554,942 S	11/13/21	USA
GOTHIC FORK/SPOON	GRANTED	9/30/08	D577,543 S	9/30/22	USA
GOTHIC KNIFE	GRANTED	9/30/08	D577,544 S	9/30/22	USA
PERCEPTION FORK/SPOON	GRANTED	7/21/09	D596,456 S	7/21/23	USA
ECOWARE FORK/SPOON	GRANTED	1/5/10	D607,273 S	1/5/24	USA
ECOWARE KNIFE	GRANTED	1/19/10	D608,143 S	1/19/24	USA
HANDLE FOR A UTENSIL	GRANTED		D593797		USA

Loan Party: Traex Company

DISHWASHER RACK EXTENDER W/CONNECTOR PINS	ISSUED		6,634,510	3/25/22	USA
DISPENSER	ISSUED	3/11/04	D520,277 S	5/9/20	USA
OVENABLE FOOD TRAY	GRANTED	7/15/97	D 380,937	7/15/11	USA
DISPLAY TRAY	GRANTED	1/18/05	6,843,373	3/11/22	USA
DISHWASHER RACK CONSTRUCTION (RACK-MAX)	GRANTED	4/27/04	6,726,031 B2	2/23/22	USA
BOTTLE HAVING MULTIPLE OUTLETS	GRANTED	3/10/03	6,732,888 B1	3/10/23	USA
BAR CONDIMENT TRAY	GRANTED	2/2/93	D 332,895	2/2/07	USA
ADJUSTABLE CUP DISPENSER	GRANTED	9/14/04	6,789,697	9/14/24	USA
DISPENSER DELIVERING ADJUSTABLE VOLUME OF FLOWABLE DRY MATERIAL	GRANTED	8/16/05	6,929,158 b2	8/16/25	USA
CUTTING BOARD W/REMOVABLE FOOTINGS	GRANTED	5/10/05	6,889,969 b2	5/10/25	USA
CONTAINER: ICE PORTER	APPLN FILED	10/10/06	11/545,202		USA
CLARIFIED SQUEEZE BOTTLE	APPLN FILED	8/25/03	10/649,446		USA
DISPENSER FOR A PAPER PRODUCT	GRANTED	1/3/06	6,981,610 B2	1/3/26	USA
CUTTING BOARD WITH REMOVABLE FOOTINGS			6889969		USA
DISPENSER FOR DELIVERING AN ADJUSTABLE VOLUME OF FLOWABLE DRY MATERIAL			6929158		USA
DISPENSER FOR A PAPER PRODUCT			6981610		USA

C. Copyrights

Copyright	Date Issued	Serial Number	Country

Loan Party: Libbey Glass Inc.
COUNTRY GOOSE		VA0000279220	USA
LIBBEY TABLETOP SELLING PROGRAM		TX0003362639	USA

Loan Party: Syracuse China Company
TREVAL	12/16/91	VA482052	USA
RAVENNA	12/16/91	VA482051	USA
THE STYLUS COLLECTION	12/16/91	TX3200044	USA
SCOTTSDALE	9/17/90	VA425366	USA
BERKSHIRE PATTERN/TREMONT SHAPE	9/17/90	VA424701	USA
COMPTON, TURINA SHAPE	1/9/91	VA435465	USA
COLLETTE	3/27/90	VA393501	USA
JUDSON	3/9/90	VA391832	USA
SYRALITE BODY FROM SYRACUSE CHINA MATCHES BRILLIANT BEAUTY WITH LASTING STRENGTH	5/3/90	TX2789984	USA
CHANTELLE	10/13/89	VA370690	USA
TAPESTRY		VA370683	USA
LENORE	9/26/89	VA364209	USA
MAYMONT	9/26/89	VA364208	USA
MARISA	5/1/89	VA346512	USA
HYATT ORLANDO	5/1/89	VA346511	USA
PONTE VERDE	5/1/89	VA346510	USA
KEY BISCAYNE GREAT PLATE	9/21/82	VA211078	USA
BEAUVAL FLORAL DESIGN	9/21/82	VA139016	USA
BEAUVAL FLORAL DESIGN		VA139015	USA
BEAUVAL FLORAL DESIGN		VA139014	USA
BEAUVAL FLORAL DESIGN		VA139013	USA
THE PERCEIVED VALUE OF TABLETOP ACHITECTURE		TX1127211	USA
CUSTOM BY SYRACUSE CHINA		TX1127210	USA
GIBRALTAR COOK N’SERVE CHINA: A HOSPITALITY GROUP BY SYRACUSE CHINA: LET OVEN LOV		TX1127209	USA
303 MENU IDEAS		TX1127208	USA
THE PERCEIVED VALUE OF TABLETOP ARCHITECTURE		TX1127207	USA
THE FEATURE PLATE		TX1116893	USA
HOSPITALITY PORTFOLIO/BY SYRACUSE CHINA		TX842460	USA
MESA GRANDE		TX842454	USA
KING’S INN		TX842453	USA
OPERATION COST CONTAINMENT: ARE MANAGER ACTION PROGRAM MANUAL		TX94376	USA
CARLTON NARROW RIM DINNERWARE		VA245549	USA
HOTEL DUPONT		VA346513	USA
ARTIFACTS		VA 991-653	USA
COMBO		VA 991-654	USA

Copyright	Date Issued	Serial Number	Country
ISLAND		VA 991-652	USA
FRIENDLYS I	7/12/99	VA 996-589	USA
FRIENDLYS II	7/12/99	VA 996-590	USA

Schedule 3.06
Disclosed Matters
1.	Owens-Illinois has been named as a potentially responsible party or other participant in connection with certain waste disposal sites to which Libbey also may have shipped wastes prior to June 24, 1993, the date of Libbey Inc.’s initial public offering and separation from Owens-Illinois, Inc. (Owens-Illinois). Libbey may bear some responsibility in connection with those shipments. Pursuant to an indemnification agreement between Owens-Illinois and Libbey Inc., Owens-Illinois has agreed to defend and hold Libbey Inc. and its subsidiaries harmless against any costs or liabilities they may incur in connection with any such matters identified and pending as of June 24, 1993, and to indemnify Libbey Inc. and its subsidiaries for any liability that results from these matters in excess of $3 million. We believe that if it is necessary to draw upon this indemnification, collection is probable.

2.	Pursuant to the indemnification agreement referred to above, Owens-Illinois is defending Libbey Glass with respect to the King Road landfill. In January 1999, the Board of Commissioners of Lucas County, Ohio instituted a lawsuit against Owens-Illinois, Libbey Glass and numerous other defendants. (Fifty-nine companies were named in the complaint as potentially responsible parties.) In the lawsuit, which was filed in the United States District Court for the Northern District of Ohio, the Board of Commissioners sought to recover contribution for past and future costs incurred by the County in response to the release or threatened release of hazardous substances at the King Road landfill formerly operated and closed by the County. The Board of Commissioners dismissed the lawsuit without prejudice in October 2000. At the time of the dismissal, the parties to the lawsuit anticipated that the Board of Commissioners would refile the lawsuit after obtaining more information as to the appropriate environmental remedy. As of this date, it does not appear that refiling of the lawsuit is imminent. In view of the uncertainty as to refiling of the suit, the numerous defenses that may be available against the County on the merits of its claim for contribution, the uncertainty as to the environmental remedy, and the uncertainty as to the number of potentially responsible parties, it currently is not possible to quantify any exposure that Libbey Glass Inc. may have with respect to the King Road landfill.

3.	In August of 2005, Libbey Glass Inc. received correspondence from the United States Department of Interior Fish & Wildlife Service (the “DOI”) notifying Libbey Glass Inc. of the DOI’s intent to conduct an assessment of injuries to natural resources resulting from the release of hazardous substances into the Ottawa River and the Maumee Bay (the “Ottawa Site”). The DOI invited Libbey Glass Inc. to participate in that assessment, and Libbey Glass Inc. declined since it has no basis to believe that it contributed to any such release. On September 4, 2007, the Ohio Environmental Protection Agency (“Ohio EPA”) invited Libbey Glass Inc. to an informational session regarding contamination in the Ottawa River sediments, recent developments with respect to the Ottawa Site, and possible solutions to address the contamination. However, neither the DOI nor the Ohio EPA has made any allegation that Libbey Glass Inc. was responsible for natural resource damages associated with the Ottawa Site or made any demands upon Libbey Glass Inc..

4.	On October 10, 1995, Syracuse China Company, a wholly-owned subsidiary of Libbey Glass Inc., acquired from The Pfaltzgraff Co. and certain of its subsidiary corporations, the assets operated by them as Syracuse China, The Pfaltzgraff Co. and the New York State Department of Environmental Conservation, referred to as the DEC, entered into an Order on Consent that required Pfaltzgraff to develop a remedial action plan for and to remediate the site. Although

Syracuse China Company was not a party to the Order on Consent, as part of the Asset Purchase Agreement with The Pfaltzgraff Co., referred to as the APA, Syracuse China Company agreed to share a part of the remediation and related expense up to the lesser of 50% of such costs or $1.35 million. The approved remedy has been implanted and Syracuse China Company’s payment obligation under the APA has been satisfied with respect to the associated costs has been satisfied. In addition, Syracuse China Company has been named as a potentially responsible party by reason of its potential ownership of certain property that adjoins its plant and that has been designated a sub-site of a superfund site. Libbey Glass Inc. believes that any contamination of the sub-site was caused by and will be remediated by owners of this site at no cost to Syracuse China Company or the other Loan Parties. Libbey Glass Inc. believes that, even if Syracuse China Company were deemed to be responsible for any expense in connection with the contamination of the Subsite, it is likely that a portion of the expense would be paid by Pfaltzgraff pursuant to the APA. By letter dated October 31, 2008, the DEC and U.S. Environmental Protection Agency, referred to as the EPA, made a demand upon Syracuse China Company and several other companies for recovery of approximately $12.5 million of direct and indirect costs allegedly expended by the DEC and EPA in connection with the clean-up of the Onondaga Lake Superfund Site. By letter dated October 30, 2009, the EPA notified Syracuse China Company and several other companies that they are potentially responsible parties in connection with the Lower Ley Creek Subsite of the Onondaga Lake Superfund Site. At this time it is not certain that there is a nexus between Syracuse China Company and the Superfund Site. Under the APA, we and The Pfaltzgraff Co. will share any costs for off-premise liability of this kind up to an aggregate of $7.5 million. Syracuse China Company has no reason to believe that the indemnification would not be honored if it were to become necessary for us to draw upon that indemnification.

Schedule 3.14
Insurance

I. POLICY	INSURER/ POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
Property & Business	Allianz	All Risk including fire,	Policy Limit: $400,000,000 Except:
Insurance	Policy #: CLP3010579 AIG C.N.A. (Continental Casualty Company)	extended coverage, Boiler & Machinery and DIC Perils. Coverage applies to all entities.	1) $500,000,000 for Time Element
2) Flood — Sublimit $100,000,000
3) Earth Movement — Sublimit $100,000,000 Aggregate, but Not to exceed:
    $10,000,000 in CA,
    $40,000,000 in China
4) Various Coverage Extensions are subject to Sublimits ranging from $250,000 to $25,000,000

Deductibles:
All losses $250,000 combined all coverages except:
1) Glass Furnaces — $250,000/PD; 5 Days’ Equiv. Time Element/Min. $500,000
2) Computer Systems-Non Physical Damage — $250,000 PD/BI; 2 Days Equivalent TE
3) Property in Transit — $100,000
4) CA Earth Movement — 5% of Values/Min $500,000
5) Named Storm Wind — 2% of Values/Min $500,000
6) Railroad Rolling Stock — $50,000

I. POLICY	INSURER/ POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
Public Liability Insurance	ACE	Premises operations for China	Bodily injury — $200,000RMB pp, per accident $150,000RMB — per occurrence Property Damage: $1,5000,000RMB per occurrence In Aggregate: $5,000,000 RMB

Deductible: $10,000 RMB per occurrence for property damage

Products Liability	ACE	Products liability for China	Bodily Injury — $7,000,000 RMB limit on an occurrence basis Deductible: $3,000.00 RMB per occurrence

Worldwide Transportation	Hartford Fire Ins Co. Policy #: 45CTCPN7688	Covers goods in transit between Continental U.S. and points outside the Continental U.S. for which the insured has an interest	Policy Limit: $3,000,000 Any one loss disaster or casualty $500,000 — Any one package by mail or parcel post Deductible: $1,000 Per occurrence

Insured Workers’	Travelers Property	Covers fully insured statutory	Policy Limits:
Comp.	Casualty Company Policy #: YJUB930K517709	benefits such as compensation, medical benefits and rehabilitation costs incurred as a result of work-related injuries or diseases as defined by state laws (All states except LA, OH, WA)	Workers’ Compensation — Statutory Employers Liability — $1,000,000

Self-Insured Excess	ACE American Ins. Co.	Covers self-insured benefits	Policy Limit:
Workers Compensation	Policy #: WCUC45694070	such as compensation, medical benefits and rehabilitation costs incurred as a result of work-related injuries or diseases as defined by state laws (LA & OH)	Workers’ Compensation — Statutory Employers Liability — $1,000,000 Self-Inured Retention: $1,000,000 (LA & OH)
General & Products	ACE American Ins. Co.	Covers liability for damage	Policy Limit:
Liability		because of personal injury or property damage caused by an occurrence.	$10,000,000 General Aggregate Limit $800,000 Per Occurrence $2,000,000 General Aggregate Per Location

I. POLICY	INSURER/ POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
	Policy #: PMIG23861033		$800,000 Products Aggregate $250,000 Catastrophe Mgmt. Coverage Each Occurrence (Not subject to S.I.R.)

Self Insured Retention: $200,000 Occurrence/ $700,000 Aggregate Indemnity and Allocated

Business Auto —	Travelers Prop Cas. Co.	Covers liability arising out of	Policy Limit:
U.S.	Policy#:Y810930K5177TIL09 TX: BA6609C20609CAG	the ownership, maintenance or use of Libbey Inc. vehicles in the U.S. (doesn’t include physical damage for owned or leased vehicles) Texas Auto Policy	$1,000,000 — BI/PD per Occurrence $500,000 — UM/UIM Each Accident

Business Auto — Canada Business Auto — Canada	ING Insurance Co. of Canada Policy #: 730500294 Non fleet #: 564929547	Libbey Canada Inc.	$2,000,000 CAD — Per Occurrence $2,000,000 CAD — 3rd Party Liability $2,000,000 CAD — Limit

Foreign General &	ACE American Ins Co	Covers liability for damage	Policy Limit:
Products Liability, Auto and Voluntary compensation	PHFD36913368	because of personal injury or property damage caused by an occurrence outside of the U.S., including Excess & DIC coverage for Royal Leerdam. Covers Libbey Stand in Germany	Voluntary Compensation -Statutory Per State/Country of Hire General Liability — $1,000,000 per Occurrence and Aggregate Auto: $1,000,000 — Combined limit any one accident

Umbrella	Continental	Covers liability for damages because of	Total Policy Limit: $100,000,000

I. POLICY	INSURER/ POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
	Casualty Policy #: L2057315977 Firemans Fund #: SHX00091413443 Federal Insurance 79090414	personal injury, property damage or advertising offense in excess of coverage provided by scheduled underlying policies	$25MM first layer of coverage $50MM part of $75MM $25MM high excess

Premises and Operations Products and Finished Works in Mexico	Chubb	Premises and Operations Products and Finished Works in Mexico. — Please note that no coverage applies for claims/suits outside of Mexico Tenants Liability Loading & Unloading Assumed Liability	Limit: $2,000,000 per Occurrence / $2,000,000 Aggregate (U.S. Dollars) — Please note there is one aggregate shared between Public and Products Liability

Deductible: 10% of loss, applicable only to Products & Finished Works and Loading & Unloading. No deductible applies to the rest.

Directors & Officers Liability Effective: 8/1/09 — 8/1/10	AIG (National Union) Policy # 05-505-41-74	1) Pays the loss of Directors & Officers (D&O) arising from a claim made against the D&O for any wrongful act.
2) Pays the loss of Libbey arising from a securities claims made against Libbey for a wrongful act (Entity coverage)
3) Pays the loss of Libbey arising from a claim made against a D&O for any wrongful act, but only to the extent that Libbey has indemnified the D&O
4) Pays the loss of any D&O serving	Policy Limit: $10,000,000, Inclusive of Defense Costs

$50,000 — Crisis Fund Coverage
$250,000 — Investigative Costs coverage for derivative demands on the board

Deductibles:
$0 — Non-Indemnifiable Loss $1,000,000 — All other Loss

I. POLICY	INSURER/ POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
at the direction of Libbey on any not-for-profit organization board or any endorsed for profit organization board, but only excess of any coverage offered or indemnification provided.

Directors &	Endurance	Covers liability in excess of	Policy Limit:
Officers Liability Excess 1 Effective: 8/1/09 — 8/1/10	Policy #: DOX10000760500	primary D&O policy	$10,000,000 excess $10,000,000

Directors &	Chubb	Covers liability in excess of	Policy Limit:
Officers Liability Excess 2 Effective: 8/1/09 — 8/1/10	Policy #: 8210-5117	primary D&O policy	$10,000,000 excess $20,000,000

Directors &	Beazley	Covers liability in excess of	Policy Limit:
Officers Liability Excess A-SIDE Effective: 8/1/09 — 8/1/10	Policy #: V15UVC09PNDM	primary D&O policy	$15,000,000 excess $25,000,000

Directors A- Side	AWAC	Covers liability in excess of	Policy Limit:
Coverage Effective: 8/1/09 — 8/1/10	Policy #: 0304-8360	primary D&O policy for Independent Directors — No coverage for Company or Officers	$10,000,000 excess $40,000,000

Directors A- Side	AXIS	Covers liability in excess of	Policy Limit:
primary A-

I. POLICY	INSURER/ POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
Coverage Effective: 8/1/09 — 8/1/10	Policy: MCN719272/01/2009	Side coverage for Independent Directors	$10,000,000 excess $50,000,000

Directors A- Side	Navigators	Covers liability in excess of	Policy Limit:
Coverage Effective: 8/1/09 — 8/1/10	Policy: NY 09 DOL 631928 NV	primary A-Side coverage for Independent Directors	$5,000,000 excess $60,000,000

Directors A- Side	AIG	Covers liability in excess of	Policy Limit:
Coverage Effective: 8/1/09 — 8/1/10	Policy: 08-414-58-16	primary A-Side coverage for Independent Directors	$5,000,000 excess $65,000,000

Fiduciary Liability	AIG	Pays loss of an insured arising	Policy Limit:
Effective: 8/1/09 — 8/1/10	(National Union)	from a claim against the insured for any actual or alleged breach of fiduciary duty arising solely	$10,000,000 Inclusive of Defense costs Deductible:
	Policy #: 05-505-43-30	out of the insured’s capacity as a fiduciary as defined by ERISA.	$1,000,000 Securities Claims $500,000 All Other Claims
Coverage for any Voluntary Compliance Loss.

Fiduciary Liability Excess Policy Effective: 8/1/09 — 8/1/10	C.N.A. (American Casualty Company) Policy #: 287044212	Covers liability for loss or damage excess of underlying Fiduciary Policy.	Policy Limit: $10,000,000 excess $10,000,000

I. POLICY	INSURER/ POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
Fiduciary Liability Excess Policy Effective: 8/1/09 — 8/1/10	AXIS Policy #: MCN719268/01/2009	Covers liability for loss or damage excess of underlying Fiduciary Policy.	Policy Limit: $10,000,000 excess $20,000,000

Fiduciary Liability Excess Policy Effective: 8/1/09 — 8/1/10	Chubb (Federal) Policy #: 8210-5121	Covers liability for loss or damage excess of underlying Fiduciary Policy.	Policy Limit: $10,000,000 excess $30,000,000

Fiduciary Liability Excess Policy Effective: 8/1/09 — 8/1/10	Travelers Policy # ECO3400386	Covers liability for loss or damage excess of underlying Fiduciary Policy.	Policy Limit: $10,000,000 excess $40,000,000

Fiduciary Liability Excess Policy Effective: 8/1/09 — 8/1/10	Endurance Policy # FLX10000762000	Covers liability for loss or damage excess of underlying Fiduciary Policy.	Policy Limit: $5,000,000 excess $50,000,000

Crime Effective: 8/1/09 — 8/1/10	Chubb Policy#: 8210-8766	Indemnifies Libbey for loss of assets due to theft by an employee.	Policy Limit: $10,000,000 Deductible: $100,000

I. POLICY	INSURER/ POLICY #	COVERAGE	LIMITS/DEDUCTIBLES
Crime Excess Policy Effective: 8/1/09 — 8/1/10	AIG (National Union) Policy#: 05-825-05-21	Indemnifies Libbey for loss of assets due to theft by an employee excess of underlying Crime Policy.	Policy Limit: $5,000,000

Special Crime	AIG	Insured events:	Policy Limit:
Effective: 8/1/08 — 8/1/11	Policy #: 1063700	1. Kidnapping or alleged kidnapping of an insured person
2. Personal extortion upon the insured person
3. Property damage extortion upon the insured person
4. Wrongful detention of an insured person
5. Hijacking of any aircraft, vehicle or vessel on which insured is traveling	Ransom Monies- Annual Aggregate — $25,000,000
In-Transit/Delivery Expenses
Judgements, Settlements & Defense Cost
Death or Dismemberment — per person — $250,000
Death or Dismemberment — Per incident — $1,000,000
Recall expenses — $5,000,000
Business Interruption — Each loss & Aggregate — $5,000,000

Deductible:
Kidnap & Ransom/Extortion — None Business Interruption — 6 Hours

Employment Practices Liability Insurance Effective: 8/1/09 — 8/1/10	Travelers Policy#: ECO3400388	Protects company from claims resulting from wrongful acts arising from employment practices such as termination, discrimination, sexual harassment, failure to employ or promote.
		Includes Third Party Claims.	Policy Limit: $10,000,000 Deductible for any non-class action claim: $100,000 Deductible for Class Action: $250,000

Group Travel Accident	Hartford	Provides scheduled benefits to Officers, Salaried and Non-Union	Policy Limit: $10,000,000
		Hourly employees for accidents while traveling	Benefit Schedules:

INSURER/
I. POLICY	POLICY#	COVERAGE	LIMITS/DEDUCTIBLES

4/30/09-4/30/12	on company business: excluding every day travel to and from work.	1) $500,000 for all active, full time Officers and Salaried employees with a job level over 10
2) $350,000 for all active, full time Salaried employees with a job level between 7 and 10
3) $200,000 for all active, full time Salaried and Non-Union Hourly employees and U.S. employees of foreign subs. Or affiliates with job level of 6 or less

Deductible: None Basis: Accidental Death or Dismemberment Schedule
Foreign Local Policies
Local coverages for B.V. Koninklijke Nederlandsche Glasfabriek Leerdam shown below:

Coverage:	INSURER/POLICY#	COVERAGE	LIMITS/DEDUCTIBLES

Primary Liability —	ACE	Territory — World	Limits: Third Party Liability:
Claims Made Renewal Date: 1/1/11	621578804	3 Months Cancellation Requirement Terrorism Asbestos Retroactive Clause	€1,000,000 Bodily Injury — per Claim €2,000,000 Bodily Injury — Annual Aggregate €1,000,000 Material Damage — per Claim €2,000,000 Material Damage — Annual Aggregate 25,000 Deductible Products Liability:
			€1,000,000 Bodily Injury — per Claim €2,000,000 Bodily Injury — Annual Aggregate €1,000,000 Material Damage — per Claim €2,000,000 Material Damage — Annual Aggregate

Coverage:	INSURER/POLICY#	COVERAGE	LIMITS/DEDUCTIBLES

25,000 Deductible Employer’s Liability €1,000,000 per Claim, per Person €2,000,000 Annual Limit 25,000 Deductible Environmental Impairment Liability €1,000,000 per Claim €2,000,000 Annual Limit

WAO — Gap Insurance Renewal Date: 1/1/12	Amersfoortse 22-0115957	Coverage: In case of sickness the employee receives payment according to the disablement act. This means for the first year they will receive 70% of their latest salary, even if the average minimum wage is less then 70%. This insurance will fill the gap.	Conditions: 36 month policy term
2 month cancellation requirement In some cases agreements have been made between employers and employees that the sick employee receives 100% of the salary last earned.
The second year of sickness the maximum amount paid is 70% of the last earned salary.

WAO — Excess Insurance Renewal Date: 1/1/11	Amersfoortse 22-0024307	Coverage: Income in case of disablement Insurance is for employees with a salary of more than €47,802	Conditions: 60 month policy term 3 month cancellation requirement Age of cancellation is 65 years First two years are deductible

Transit Marine Insurance Renewal Date: 1/1/11	Meijers Pool T101199	Glass — Including Machinery & Equipment; Raw Materials €2,000,000 Major Exclusions: Terrorism Profit commission	Territory — Worldwide Advance Premium based on total estimated turnover Deductible: 900

Coverage:	INSURER/POLICY#	COVERAGE	LIMITS/DEDUCTIBLES

Group Accident Insurance Renewal Date: 2/28/13	W.A. Hienfeld 525,403	All employees on the payroll of the insured not older than 70 years, provided that they are living in the Netherlands Sum Insured:	3 month cancellation Territory — Netherlands
€125,000 Death due to Accident €250,000 Permanent Disablement

Travel Insurance Renewal Date: 1/1/11	W.A. Hienfeld 525815	Coverage:
€15,000 Death, except for:
€3,000 Death, persons younger than 14
or older than 69
€60,000 Disability, except for:
€75,000 Disability, persons younger than 14 years
€7,500 Disability, person older than 69 years
€Actual Cost Medical costs, except US & Canada
€250,000 Medical costs; US & Canada

€ Actual Cost Extra costs, including Replacement Transportation — nil SOS Assistance
€Actual Cost Repatriation
€3,000 Theft — loss or damage to luggage
		€750 Money	3 month cancellation requirement Territory — World

Group Survivor’s Pension Scheme Renewal Date: 1/1/11	Goudes 7064	Group Survivor’s Pension Scheme Every Employee has their own policy	3 month cancellation requirement

Employer’s Liability for Drivers of Auto	Meijers 251110311	If an employee is involved in an accident when driving a car for business reasons and the loss is not	2 month cancellation requirement

Coverage:	INSURER/POLICY#	COVERAGE	LIMITS/DEDUCTIBLES

insured via any other coverage, the employee can claim the losses /damages on the employer. In the Netherlands this type of loss is excluded from the general liability and third party liability on motor vehicles.

Group Health Care 1/1/11	CZ 1481622	Every employee has its own policy
Local coverages for Portugal

Coverage:	INSURER/POLICY#	COVERAGE	LIMITS/DEDUCTIBLES

Workers’ Compensation	Imperio 22101672	As stated by Law 100-97 (Required Coverage) Treatments in Consequence of Accident Death or Disablement in Consequence of Accident Employer Gross Negligence Exclusion

Motor Insurance	Generali 10001040	Required Coverage Territory — Europe-Green Card Agreement Persons Entitled to Drive — Any Person	€50,000,000 Full Comprehensive 2% Deductible

Primary Liability —	Liberty	Third Party Liability:	Products Liability:
Claims Made	936495	€2,500,000 Bodily Injury — per claim / Annual Aggregate €2,500,000 Material Damage — per claim/Annual Aggregate 10% min 1,000 Deductible	€2,500,000 Bodily Injury — per claim /Annual Aggregate €2,500,000 Property Damage — per claim/Annual Aggregate 10% min 2,500 Deductible

Collective Accident & Dismemberment	Alico 5020000244	All employees on Payroll	€150,000 or €100,000 — In case of death or dismemberment due to Accident
Local coverages for Mexico

COVERAGE	INSURER/POLICY#	COVERAGE	LIMITS/DEDUCTIBLES

General Liability	Chubb de Mexico	Premises and Operations	$2,000,000 per Occurrence/

COVERAGE	INSURER/POLICY#	COVERAGE	LIMITS/DEDUCTIBLES

Products and Finished Works in Mexico
-Note no coverage applies for claims/suits outside of Mexico Tenants Liability
Loading and Unloading Assumed Liability

Extensions:
Salesmen as Additional Insureds Contamination, $200,000 US
Sublimit
Cross Liability
Liability due to the use of vehicles not owned, rented or leased by the Insured in excess of the primary limits; minimum excess levels:	$2,000,000 Aggregate
-Note: There is one aggregate shared between Public and Products Liability
Deductible: 10% of loss, applicable only to Products & Finished Works and Loading & Unloading. No deductible for the rest.
$50,000 USD for light vehicles -Each event limit:
$500,000 USD -Annual Aggregate limit: $1,000,000 USD Liquor Liability Damage due to railroad spurs within the insureds locations

Schedule 3.15
Capitalization and Subsidiaries
Part A:

Ownership by
	Jurisdiction of			Libbey Inc.
Entity	Incorporation	Type of Entity	Direct Parent(s)	(Direct/Indirect)

Libbey Glass Inc.	Delaware	Corporation	Libbey Inc.	Direct 100%

The Drummond Glass Company	Delaware	Corporation	Libbey Glass Inc.	Indirect 100%

World Tableware Inc.	Delaware	Corporation	Libbey Glass Inc.	Indirect 100%

LGA3 Corp.	Delaware	Corporation	Libbey Glass Inc.	Indirect 100%

LGA4 Corp.	Delaware	Corporation	Libbey Glass Inc.	Indirect 100%

Libbey Canada Inc.	Ontario, Canada	Corporation	Libbey Glass Inc.	Indirect 100%

Syracuse China Company	Delaware	Corporation	Libbey Glass Inc.	Indirect 100%

Libbey.com LLC	Delaware	Limited Liability Company	Libbey Glass Inc.	Indirect 100%

LGFS Inc.	Delaware	Corporation	Libbey Glass Inc.	Indirect 100%

LGAC LLC	Delaware	Limited Liability Company	Libbey Glass Inc.	Indirect 100%

Traex Company	Delaware	Corporation	Libbey Glass Inc.	Indirect 100%

LGC Corp	Delaware	Corporation	Libbey Glass Inc.	Indirect 100%

Libbey International C.V.	The Netherlands	Limited Partnership	Libbey Glass Inc. LGA3 Corp.	Indirect 100%

Libbey Europe B.V.	The Netherlands	Private Company	Libbey International C.V.	Indirect 100%

B.V. Koninklijke Nederlandsche Glasfabriek Leerdam	The Netherlands	Private Company	Libbey Europe B.V.	Indirect 100%

Libbey Europe Finance Company B.V.	The Netherlands	Private Company	Libbey International C.V.	Indirect 100%

Libbey Mexico Holdings B.V.	The Netherlands	Private Company	Libbey Europe B.V.	Indirect 100%

Crisa Libbey Comercial, S. de R.L. de C.V.	Mexico	Limited Liability Company	Libbey Mexico Holdings B.V. B.V. Koninklijke	Indirect 100%

Crisa Libbey Holding, S de R.L. de C.V.	Mexico	Limited Liability Company	Crisa Libbey Commercial Libbey Europe B.V.	Indirect 100%

Crisa Libbey Mexico, S	Mexico	Limited Liability	Crisa Libbey Holding	Indirect 100%

Ownership by
	Jurisdiction of			Libbey Inc.
Entity	Incorporation	Type of Entity	Direct Parent(s)	(Direct/Indirect)

de R.L. de C.V.		Company	Libbey Europe B.V.

Crisa Libbey S.A. de C.V.	Mexico	Corporation	LGA4 Corp. LGA3 Corp.	Indirect 100%

Crisa Industrial LLC	Delaware	Limited Liability Company	LGA4 Corp. LGA3 Corp.	Indirect 100%

Crisal Cristalaria Automática, S.A.	Portugal	Corporation	Libbey Europe B.V.	Indirect 100%

Libbey Asia Limited	Hong Kong	Private Company	Libbey Glass Inc.	Indirect 100%

Libbey Glassware (China) Co., Ltd.	China	Wholly Owned Foreign Entity	Libbey Asia Limited	Indirect 100%

Libbey Trading (Beijing) Co., Ltd.	China	Wholly Owned Foreign Entity	Libbey Asia Limited	Indirect 100%

Printglass Transformacao de Vidro LDA	Portugal	Limited Liability Company	Crisal Cristalaria Automatica, S.A. Libbey Europe B.V.	Indirect 19%
Part B:
1.

Borrower	Authorized Equity Interests

Libbey Inc.	50,000,000 shares of common stock 5,000,000 shares of preferred stock

Libbey Glass Inc.	1,000 shares of common stock

The Drummond Glass Company	1,000 shares of common stock

World Tableware Inc.	1,000 shares of common stock

LGC Corp.	1,000 shares of common stock

LGA4 Corp.	1,000 shares of common stock

Syracuse China Company	1,000 shares of common stock

Traex Company	1,000 shares of common stock

LGFS Inc.	1,000 shares of common stock

LGA3 Corp.	1,000 shares of common stock

Liberty Canada Inc.	unlimited number of shares of common stock unlimited number of shares of preferred stock

Libbey Europe B.V.	21,000 shares of common stock

B.V. Koninklijke Nederlandsche Glasfabriek Leerdam	4,100 shares of common stock

Libbey Europe Finance Company B.V.	900 shares of common stock

Borrower	Authorized Equity Interests

Libbey Mexico Holdings B.V.	900 shares of common stock

Schedule 6.01
Existing Indebtedness
at February 8, 2010
1.	Loan from Libbey Glass Inc. to Libbey Europe B.V. in the amount of $10,084,025.

2.	Loan from Libbey Glass Inc. to Libbey Glassware (China) Co. Ltd. of $3,000,000.

3.	Loan from Libbey Europe B.V. to Crisal Cristalaria Automatica S.A. of $12,974,897.

4.	Loan from Libbey Europe B.V. to Libbey Europe Finance Company B.V. of $13,599.

5.	Loan from Libbey Europe B.V. to Libbey Mexico Holdings B.V. of $15,978,585.

6.	Loan from Libbey Europe B.V. to B.V. Koninklijke Nederlandsche Glasfabriek Leerdam of $23,171,130.

7.	Loan from Libbey International C.V. to Libbey Europe B.V. of $48,662,064.

8.	Loan from Libbey International C.V. to Libbey Europe B.V. of $46,094,596.

9.	Loan from Libbey Mexico Holdings B.V. to Crisa Libbey Comercial, S. de R.L. de C.V. of $50,268,221.

10.	Loan from Crisa Libbey Comercial, S. de R.L. de C.V. to Crisa Libbey Holding, S. de R.L. de C.V. of $3,834,571.

11.	Loan from Crisa Libbey Comercial, S. de R.L. de C.V. to Crisa Libbey Mexico, S. de R.L. de C.V. of $45,342,021.

12.	Loan from Crisa Libbey Mexico, S. de R.L. de C.V. to Crisa Libbey Holding, S. de R.L. de C.V. of $8,800,000.

13.	Loan from Libbey Glass Inc. to Libbey Asia Limited of $25,408,000.

14.	Indebtedness of Libbey Glass Inc. in respect of the promissory note issued in connection with the purchase of the warehouse facility located in Laredo, Texas of approximately $1,477,038 at February 8, 2010.

15.	Indebtedness of Libbey Glassware (China) Co., Ltd. in respect of the RMB loan contract dated January 23, 2006 between Libbey Glassware (China) Co., Ltd. and China Construction Bank Corporation (CCB). The original 250 million RMB loan amount has the approximate US equivalent of $36,675,000 at February 8, 2010 (and any related Guarantees by Libbey Inc. of such Indebtedness).

16.	Indebtedness of Libbey Glassware (China) Co. Ltd. in respect of the March 2007 RMB working capital loan contract between Libbey Glassware (China) Co., Ltd. and China Construction Bank Corporation (CCB). The original 50 million RMB loan amount has the approximate US equivalent of $7,335,000 at February 8, 2010 (and any related Guarantees by Libbey Inc. of such Indebtedness).

17.	Indebtedness in respect of trade receivables due Libbey Glass Inc. from Libbey Glassware (China) Co., Ltd. of approximately $18,667,472 at February 8, 2010.

18.	Guarantees by Libbey Inc. in respect of certain obligations under: (a) the Amended and Restated Agreement for Provision of Electrical Power Generation Capacity and Associated Electrical Energy, dated December 15, 1999, between Vitro Corporativo, S.A. de C.V., Enron Energía Industrial de Mexico, S. de R.L. de C.V., and the capacity users named therein; (b) the Electric Energy Supply Agreement, dated March 28, 2003, between Iberdrola Energía Monterrey, S.A. de C.V., Vitrocrisa and Vidriera Monterrey, S.A. de C.V. and (c) the Lease Agreement, dated February 17, 2004, between Constructora de Naves Industriales, S.A. de C.V., as lessor, and Fomento Inmobiliario y de la Construcción, S.A. de C.V., as lessee, in respect of the plant, warehouse (47,288 sq. meters), distribution center and offices located the land located at Av. San Nicolas No. 2121, Colonia Primero de Mayo, Monterrey, State of Nuevo Leon, Mexico.

19.	Obligations of Libbey Inc. under Guaranty dated as of July ___, 2005 pursuant to which Libbey Inc. has guaranteed to FR Caddo Parish LLC and its successors and assigns the obligations of Libbey Glass Inc. under the Sublease dated July ___, 2005 with respect to the property located at 5001 Greenwood Road, Shreveport, LA 71009.

20.	Obligations of Libbey Inc. under Corporate Guaranty of Tenant’s Obligations under Lease dated May 13, 1998, pursuant to which Libbey Inc. has guaranteed the obligations of World Tableware Inc. under the Lease dated May 13, 1998 between West Chicago Industrial, Ltd. and World Tableware Inc., as amended.

Schedule 6.02
Existing Liens
1.	Liens on property of Crisal Cristalaria Automática, S.A. in respect of Indebtedness Incurred by it and outstanding as of the date of this Agreement.
2.	Liens on the real property, improvements, fixtures and equipment located at 1600 Justo Penn Road, Laredo, TX 78041 in respect of the Indebtedness described in Item 14 on Schedule 6.01.
3.	Liens on property of Libbey Glassware (China) Co., Ltd. securing the Indebtedness of Libbey Glassware (China) Co., Ltd. in respect of the Indebtedness described in Items 15 and 16 on Schedule 6.01.

I.	LIBBEY, INC.

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
Libbey Inc.	Bank Financial F.S.B.	Delaware	50971045 3/30/2005	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Seven to Master Lease No. 186392; Amended to include items listed in Exhibit A of 53375525

Libbey Inc.	Air Liquide Industrial US LP	Delaware	51963389 6/27/2005	Vertical Vessel 11000 Gallon Serial #A129

Libbey Inc.	General Electric Capital Corporation	Delaware	52980028 9/27/2005	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Eight to Master Lease No. 186392; Amended to include items listed in Exhibit A of 61586767

Libbey Inc.	National City Vendor Finance, LLC	Delaware	61103134 4/3/2006	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Nine to Master Lease 186392; Amended to specify equipment, quantities and serial numbers for Equipment Schedule Nine to Master Lease 186392

Libbey Inc.	National City Commercial Capital Company, LLC	Delaware	63796729 10/31/06	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Ten to Master Lease 186392; Amended to specify equipment, quantities and serial numbers for Equipment Schedule Ten to Master Lease 186392

Libbey Inc.	National City Commercial Capital Company, LLC	Delaware	2007 1728301 5/8/07	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Eleven to Master Lease 186392; Amended to specify equipment, quantities and serial numbers for Equipment Schedule Eleven to Master Lease 186392

Libbey Inc.	CSI Leasing, Inc.	Delaware	2007 3833117 10/11/07	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Thirteen to Master Lease 186392; Amended to specify equipment and serial numbers pursuant tot Equipment Schedule Thirteen to Master Lease 186392

Libbey Inc.	De Lage Landen Financial Services, Inc.	Delaware	2008 0578516 2/15/08	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Fourteen to Master Lease 186392; Amended to specify equipment and serial numbers pursuant tot Equipment Schedule Fourteen to Master Lease 186392

Libbey Inc.	OFC Capital Corporation	Delaware	2008 1429446 4/24/08	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Fifteen to Master Lease 186392; Amended to specify equipment and serial numbers pursuant tot Equipment Schedule Fifteen to Master Lease 186392

Libbey Inc.	OFC Capital Corporation	Delaware	2008 3453717	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Sixteen to

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
			10/14/08	Master Lease 186392; Amended to specify equipment and serial numbers pursuant tot Equipment Schedule Sixteen to Master Lease 186392

Libbey Inc.	Toyota Motor Credit Corporation	Delaware	2008 3503065 10/10/08	Leased equipment

Libbey Inc.	Toyota Motor Credit Corporation	Delaware	2008 3503115 10/10/08	Leased equipment

Libbey Inc.	Toyota Motor Credit Corporation	Delaware	2008 3503123 10/10/08	Leased equipment

Libbey Inc.	Toyota Motor Credit Corporation	Delaware	2008 3503222 10/10/08	Leased equipment

Libbey Inc.	Toyota Motor Credit Corporation	Delaware	2008 3503339 10/10/08	Leased equipment

Libbey Inc.	Toyota Motor Credit Corporation	Delaware	2008 3503404 10/10/08	Leased equipment

Libbey Inc.	Toyota Motor Credit Corporation	Delaware	2009 3939656 12/9/09	Leased equipment
II. LIBBEY GLASS, INC.

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
Libbey Glass, Inc.	General Electric Capital Corporation	Delaware	52980028 9/27/2005	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Eight to Master Lease No. 186392; Amended to include items listed in Exhibit A of 61586767

Libbey Glass, Inc.	Bank Financial F.S.B.	Delaware	53375475 10/25/2005	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Seven to Master Lease No. 186392 as amended to include items listed in Exhibit A of this Filing

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
Libbey Glass, Inc.	National City Vendor Finance, LLC	Delaware	61103134 4/3/2006	Various computer equipment (together with all repairs, accessions, accessories, and replacements) pursuant to Equipment Schedule Nine to Master Lease 186392

Libbey Glass, Inc.	IBM Credit LLC	Delaware	62198265	Leased equipment

Libbey Glass, Inc.	IBM Credit LLC	Delaware	62223279	Leased equipment

Libbey Glass, Inc.	The Huntington National Bank	Delaware	62513026 7/20/06	Leased equipment

Libbey Glass, Inc.	xpedix, a division of International Paper Company, a New York Corporation	Delaware	64120796 11/27/06	All packaging materials, including but not limited to: stretch film & shrink of various sizes & types

Libbey Glass Inc.	Air Liquide Industrial US LP	Delaware	2007 2677416 7/16/07	An oxygen supply system, located at Libbey Glass, 4302 Jewella Rd, Shreveport, LA

Libbey Glass Inc.	National City Commercial Capital Company, LLC	Delaware	2007 2941754 8/2/07	Leased equipment. Assigned and amended to specify equipment, quantities and serial numbers for Equipment Schedule No. Twelve to Master Lease 186392.

Libbey Glass Inc.	IBM Credit LLC	Delaware	2007 4759600 12/17/07	Leased equipment

Libbey Glass Inc.	DE Lage Landen Financial Services, Inc.	Delaware	2008 0578524 2/15/08	Various leased equipment pursuant to Equipment Schedule Fourteen to Master lease 186392; Amended to specify equipment and serial numbers pursuant to equipment Schedule Fourteen to Master Lease No. 186392

Libbey Glass Inc.	OFC Capital Corporation	Delaware	2008 1375797 4/21/08	Various leased computer equipment pursuant to Equipment Schedule Fifteen to Master lease 186392; Amended to specify equipment and serial numbers pursuant to equipment Schedule Fifteen to Master Lease No. 186392

Libbey Glass Inc.	IBM Credit LLC	Delaware	2008 1856721 5/30/08	Leased equipment

Libbey Glass Inc.	IBM Credit LLC	Delaware	2008 1877412 6/2/08	Leased equipment

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
Libbey Glass Inc.	OFC Capital Corporation	Delaware	2008 3453550 10/14/08	Various leased computer equipment pursuant to Equipment Schedule Sixteen to Master lease 186392; Amended to specify equipment and serial numbers pursuant to equipment Schedule Sixteen to Master Lease No. 186392

Libbey Glass Inc.	Air Liquide Industrial U.S. LP	Delaware	2009 0868544 3/18/09	Leased equipment

Libbey Glass Inc.	IBM Credit LLC	Delaware	5408437 12/28/05	Leased equipment and related software

Libbey Glass Inc.	Banc of America Leasing & Capital, LLC	Ohio	OH00118353896 8/20/07	Leased equipment pursuant to contract 002-2295448-000

Libbey Glass Inc.	Banc of America Leasing & Capital, LLC	Ohio	OH00121800466 12/7/07	Leased equipment pursuant to contract 002-3009095-000
III. THE DRUMMOND GLASS COMPANY
None.
IV. SYRACUSE CHINA COMPANY
None.
V. WORLD TABLEWARE, INC.
None.
VI. TRAEX COMPANY

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
Traex Company	Wisconsin Power and Light Company	Wisconsin	070017128827 1/14/07	90-ton Water Chilled Cooler and attached piping

Traex Company	General Electric Capital Corporation	Wisconsin	20009691025 5/15/2002	Milacron model: MM725-179 plastic injection molding machine S/N: H44A0100004 and Milacron model: MM725-116 plastic injection molding machine S/N: H44A0100002; Amended to change the address of the Debtor; Continuation filed 1/30/07

FILING NO. &
DEBTOR	SECURED PARTY	JURISDICTION	DATE	COLLATERAL
Traex Company	General Electric Capital Corporation	Delaware	20070379908 1/30/07	Leased equipment.
VII. LGC CORP.
None.
VIII. LGFS INC.
None.
IX. LGA3 CORP.
None.
X. LGA4 CORP.
None.
XI. LGAC LLC
None.
XII. LIBBEY.COM LLC
None.

Schedule 6.04
Existing Investments
1.	The Indebtedness described in #’s 1 through 14 and Guarantees by Libbey Inc. of the Indebtedness relating to 15 and 16 on Schedule 6.01.

2.	Investments in Printglass-Transformacao de Vidro LDA by Crisal-Cristataria Automatica, S.A. representing approximately 19% of the outstanding sociedade por quotas of Printglass-Transformacao de Vidro LDA.

3.	All equity investments in direct and indirect Subsidiaries of the U.S. Borrower, as of the date of this Agreement, as depicted in the organization chart below.

Libbey®

Organization Chart

Libbey Inc.
U.S.
100%
Libbey Glass Inc.
U.S.
100%
The Drummond Glass Company
U.S.
100%
Syracuse China Company
U.S.
100%
LGA4 Corp.
U.S.
100%
LGA3 Corp.
U.S.
1%
100%
Libbey Canada Inc.
Canada
100%
Libbey Asia Limited
Kong Kong
100%
World Tableware Inc.
U.S.
100%
Traex Company
U.S.
.002%
99.998%
Cris a Libbey S.A. de C.V.
Mexico
99%
Libbey International C.V.
The Netherlands
100%
Libbey Glassware (China) Co., Ltd.
China
100%
Libbey Trading (Beijing) Co., Ltd.
China
100%
LGC Corp.
U.S.
100%
LGFS Inc.
U.S.
49%
51%
Cris a Industrial LLC
U.S.
100%
Libbey Europe Finance Company B.V.
The Netherlands
100%
Libbey Europe B.V.
The Netherlands
100%
LGAC LLC
U.S.
100%
Libbey.com LLC
U.S.
100%
Libbey Europe Holdings B.V.
The Netherlands
100%
B.V. Koninklijke Nederland sche Glasf abriek Leerdam (Royal Leerdam)
The Netherlands
100%
Crisal-Cristalaria Automátiea, S.A.
Portugal
99.999%
0.0001%
Cris a Libbey Commercial, S de RL de CV
Mexico (Sales & loans)
19%
Printglass - Transform a ção de Vidro LDA
Portugal
49%
51%
Crisa Libbey Holding, S de RL de CV
Mexico Company 18 (racks & conveyors)
0.008%
99.992%
Crisa Libbey Mexico S de RL de CV
Mexico
Company 20 (Owns land & bldgs, intel prop & employs workers)

As of 12/31/08

Schedule 6.10
Existing Restrictions
1.	Provisions contained in the mortgage/deed of trust and assignment of leases and rents securing the Indebtedness described in Item 14 of Schedule 6.01, to the extent that such provisions purport to limit the ability of Libbey Glass Inc. to create or incur liens on the real property, fixtures and equipment located at Laredo, Texas warehouse encumbered by those documents.

2.	Provisions of documents evidencing or securing the Indebtedness described in Items 15 and 16 of Schedule 6.01 to the extent that such provisions purport to:
a.	Require Libbey Glassware (China) Co., Ltd. to obtain the applicable lender’s consent before granting any security interest to any third party if doing so may affect Libbey Glassware (China) Co., Ltd.’s repayment capability under the loan contract;

b.	Trigger a default or event of default under the loan contract if Libbey Inc., the guarantor, provides a lien in excess of its capacity to guarantee the obligations under the loan contract; or

c.	Limit the ability of Libbey Glassware (China) Co., Ltd. to create, incur or permit to exist any lien on Libbey Glassware (China) Co., Ltd.’s property.
3.	Provisions in the documents evidencing Indebtedness of Crisal-Cristalaria Automática, S.A. to Banco Espírito Santo, S.a. in existence as of the date of this Agreement, to the extent such provisions purport to limit the ability of Crisal-Cristalaria Automática, S.A to create, incur or permit to exist any lien on the real property, improvements and equipment of Crisal-Cristalaria Automática, S.A.

EXHIBIT A
FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower(s):

4.	Administrative Agent(s):	, as the administrative agents under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of February 8, 2010 among Libbey Glass Inc. and Libbey Europe B.V., as Borrowers, Libbey Inc., as a Loan Guarantor, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent with respect to the US Loans, J.P. Morgan Europe Limited, as Administrative Agent with respect to the Netherlands Loans, and the other agents parties thereto

6.	Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans for	Commitment/Loans	Percentage Assigned of
Facility Assigned	all Lenders	Assigned	Commitment/Loans
	$	$	%
	$	$	%
	$	$	%
Effective Date:                           , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates on or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

Consented to and Accepted: JPMORGAN CHASE BANK, N.A., as an Administrative Agent
By
Title:

J.P. MORGAN EUROPE LIMITED, as an Administrative Agent
By
Title:

Consented to: [LIBBEY GLASS, INC., as Borrower Representative
By
Title:]

[ISSUING BANK]
By:
Title:

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
[RESERVED]

EXHIBIT C
FORM OF
US BORROWING BASE CERTIFICATE

BORROWING BASE REPORT
Rpt #
Obligor Number:			Date:
Loan Number:			Period Covered: to
COLLATERAL CATEGORY	A/R	Inventory	TOTAL
Description
1 Beginning Balance (Previous report — Line 8)
2 Additions to Collateral (Gross Sales or Purchases)
3 Other Additions (Add back any non-A/R cash in line 3
4 Deductions to Collateral (Cash Received)
5 Deductions to Collateral (Discounts, other)
6 Deductions to Collateral (Credit Memos, all)
7 Other non-cash credits to A/R
8 Total Ending Collateral Balance
9 Less Ineligible — Past Due
10 Less Ineligible — Cross-age (___%)
11 Less Ineligible — Foreign
12 Less Ineligible — Contra
13 Less Ineligible — Other (attached schedule)
14 Total Ineligibles — Accounts Receivable
15 Less Ineligible — Inventory Slow-moving
16 Less Ineligible — Inventory Offsite not covered
17 Less Ineligible — Inventory WIP
18 Less Ineligible — Consigned
19 Less Ineligible — Other (attached schedule)
20 Total Ineligibles Inventory
21 Total Eligible Collateral
22 Advance Rate Percentage
23 Net Available — Borrowing Base Value
24 Reserves
25 Total Borrowing Base Value
26 CAPS/Loan Limits			Total CAPS/Loan Line
27 Maximum Borrowing Limit (Lesser of 25. or 26.)*			Total Available

LOAN STATUS
28 Previous Loan Balance (Previous Report Line 31)
29 Less: A. Net Collections (Same as line 4)
B. Adjustments/Other
30 Add: A. Request for Funds
B. Adjustments/Other
31 New Loan Balance
32 Letter of Credit/BA’s outstanding
33 Availability Not Borrowed (Lines 27 less 31 & 32)
34 OVERALL EXPOSURE (line 31)
Pursuant to, and in accordance with, the terms and provisions of that certain Amended and Restated Credit Agreement (as modified, supplemented or otherwise modified, the “Agreement”), among JPMorgan Chase Bank, N.A., as administrative agent for the Lenders with respect to US Loans, J.P. Morgan Europe Limited, as administrative agent for the Lenders with respect to the Netherlands Loans, the Loan Parties party thereto, and Libbey Glass Inc. (“Borrower Representative”) and Libbey Europe B.V., Borrower Representative is executing and delivering to Administrative Agent this Collateral Report accompanied by supporting data (collectively referred to as the “Report”). Borrower Representative represents and warrants to Administrative Agent that this Report is true and correct, and is based on information contained in its own financial accounting records. Borrower Representative, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this                      day of                                         , 20___, that it is in compliance with said Agreement.

BORROWER REPRESENTATIVE’S NAME:	AUTHORIZED SIGNATURE:
Libbey Glass Inc.

EXHIBIT D
FORM OF
NETHERLANDS BORROWING BASE CERTIFICATE

BORROWING BASE REPORT
Rpt #
Obligor Number:			Date:
Loan Number:			Period Covered: to
COLLATERAL CATEGORY	A/R	Inventory	TOTAL
Description
1 Beginning Balance (Previous report — Line 8)
2 Additions to Collateral (Gross Sales or Purchases)
3 Other Additions (Add back any non-A/R cash in line 3
4 Deductions to Collateral (Cash Received)
5 Deductions to Collateral (Discounts, other)
6 Deductions to Collateral (Credit Memos, all)
7 Other non-cash credits to A/R
8 Total Ending Collateral Balance
9 Less Ineligible — Past Due
10 Less Ineligible — Cross-age (___%)
11 Less Ineligible — Foreign
12 Less Ineligible — Contra
13 Less Ineligible — Other (attached schedule)
14 Total Ineligibles — Accounts Receivable
15 Less Ineligible — Inventory Slow-moving
16 Less Ineligible — Inventory Offsite not covered
17 Less Ineligible — Inventory WIP
18 Less Ineligible — Consigned
19 Less Ineligible — Other (attached schedule)
20 Total Ineligibles Inventory
21 Total Eligible Collateral
22 Advance Rate Percentage
23 Net Available — Borrowing Base Value
24 Reserves
25 Total Borrowing Base Value
26 CAPS/Loan Limits			Total CAPS/Loan Line
27 Maximum Borrowing Limit (Lesser of 25. or 26.)*			Total Available

LOAN STATUS
28 Previous Loan Balance (Previous Report Line 31)
29 Less: A. Net Collections (Same as line 4)
B. Adjustments/Other
30 Add: A. Request for Funds
B. Adjustments/Other
31 New Loan Balance
32 Letter of Credit/BA’s outstanding
33 Availability Not Borrowed (Lines 27 less 31 & 32)
34 OVERALL EXPOSURE (lines31)
Pursuant to, and in accordance with, the terms and provisions of that certain Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified, the “Agreement”), among JPMorgan Chase Bank, N.A., as administrative agent for the Lenders with respect to US Loans, J.P. Morgan Europe Limited, as administrative agent for the Lenders with respect to the Netherlands Loans, the Loan Parties party thereto, and Libbey Glass Inc. (“Borrower Representative”) and Libbey Europe B.V., Borrower Representative is executing and delivering to Administrative Agent this Collateral Report accompanied by supporting data (collectively referred to as the “Report”). Borrower Representative represents and warrants to Administrative Agent that this Report is true and correct, and is based on information contained in its own financial accounting records. Borrower Representative, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this                      day of                                         , 20___, that it is in compliance with said Agreement.

BORROWER REPRESENTATIVE’S NAME:	AUTHORIZED SIGNATURE:
Libbey Glass Inc.

EXHIBIT E
[RESERVED]

EXHIBIT F
[RESERVED]

EXHIBIT G
COMPLIANCE CERTIFICATE
To:	The Lenders parties to the Credit Agreement Described Below
     This Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of February 8, 2010 (as amended, modified, renewed or extended from time to time, the “Agreement”) among LIBBEY GLASS, INC. and LIBBEY EUROPE, B.V. (collectively, the “Borrowers”), LIBBEY INC., as a Loan Guarantor (“Holdings”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders with respect to the US Loans, and J.P. Morgan Europe Limited, as Administrative Agent for the Lenders with respect to the Netherlands Loans. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
     THE UNDERSIGNED HEREBY CERTIFIES, ON ITS BEHALF AND ON BEHALF OF THE BORROWERS, THAT:
     1. I am the duly elected                      of the Borrower Representative;
     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its consolidated Subsidiaries during the accounting period covered by the attached financial statements [and such [quarterly][monthly] financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes]; [To be included only in the case of monthly and quarterly financial statements]
     3. Except as set forth below, I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement that would affect the financial statements accompanying this Compliance Certificate;
     4. I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the U.S. Security Agreement and [applicable Section of applicable Netherlands Security Agreement]; and

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

     The foregoing certifications and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this            day of                     ,           .

LIBBEY GLASS INC., as Borrower Representative
By:
Name:
Title:

EXHIBIT H
JOINDER AGREEMENT
     THIS JOINDER AGREEMENT (this “Agreement”), dated as of                     , 20     , is entered into between                                         , a                      (the “New Subsidiary”), and JPMORGAN CHASE BANK, N.A., in its capacity as an administrative agent (the “US Administrative Agent”) and J.P. MORGAN EUROPE LIMITED (the “Netherlands Administrative Agent”, together with US Administrative Agent, each an “Administrative Agent” and collectively, the “Administrative Agents”) under that certain Amended and Restated Credit Agreement, dated as of February 8, 2010, among LIBBEY GLASS, INC. and LIBBEY EUROPE, B.V. (collectively, the “Borrowers”), LIBBEY INC., as a Loan Guarantor, the Loan Parties party thereto, the Lenders party thereto and the Administrative Agents (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.
     The New Subsidiary and the Administrative Agents, for the benefit of the Lenders, hereby agree as follows:
     1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the applicable Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Secured Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Secured Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
     2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the applicable Administrative Agent in accordance with the Credit Agreement.
     3. The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

     4. The New Subsidiary hereby waives acceptance by the Administrative Agents and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.
     5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.
     6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the applicable Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]
By:
Name:
Title:

Acknowledged and accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

J.P. MORGAN EUROPE LIMITED, as Administrative Agent
By:
Name:
Title:

EXHIBIT I
FORM OF
AGGREGATE BORROWING BASE CERTIFICATE

AGGREGATE BORROWING BASE REPORT
Rpt #
Obligor Number:			Date:
Loan Number:			Period Covered: to
COLLATERAL CATEGORY	A/R	Inventory	TOTAL
Description
1 Beginning Balance (Previous report — Line 8)
2 Additions to Collateral (Gross Sales or Purchases)
3 Other Additions (Add back any non-A/R cash in line 3
4 Deductions to Collateral (Cash Received)
5 Deductions to Collateral (Discounts, other)
6 Deductions to Collateral (Credit Memos, all)
7 Other non-cash credits to A/R
8 Total Ending Collateral Balance
9 Less Ineligible — Past Due
10 Less Ineligible — Cross-age (___%)
11 Less Ineligible — Foreign
12 Less Ineligible — Contra
13 Less Ineligible — Other (attached schedule)
14 Total Ineligibles — Accounts Receivable
15 Less Ineligible — Inventory Slow-moving
16 Less Ineligible — Inventory Offsite not covered
17 Less Ineligible — Inventory WIP
18 Less Ineligible — Consigned
19 Less Ineligible — Other (attached schedule)
20 Total Ineligibles Inventory
21 Total Eligible Collateral
22 Advance Rate Percentage
23 Net Available — Borrowing Base Value
24 Reserves
25 Total Borrowing Base Value
26 CAPS/Loan Limits			Total CAPS/Loan Line
27 Maximum Borrowing Limit (Lesser of 25. or 26.)*			Total Available

LOAN STATUS
28 Previous Loan Balance (Previous Report Line 31)
29 Less: A. Net Collections (Same as line 4)
B. Adjustments/Other
30 Add: A. Request for Funds
B. Adjustments/Other
31 New Loan Balance
32 Letter of Credit/BA’s outstanding
33 Availability Not Borrowed (Lines 27 less 31 & 32)
34 OVERALL EXPOSURE (lines31
Pursuant to, and in accordance with, the terms and provisions of that certain Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified, the “Agreement”), among JPMorgan Chase Bank, N.A., as administrative agent for the Lenders with respect to the US Loans, J.P. Morgan Europe Limited, as administrative agent for the Lenders with respect to the Netherlands Loans, the Loan Parties party thereto, and Libbey Glass Inc. (“Borrower Representative”) and Libbey Europe B.V. (collectively, “Borrowers”), Borrower Representative, on behalf of the Borrowers, is executing and delivering to Administrative Agent this Collateral Report accompanied by supporting data (collectively referred to as the “Report”). Borrower Representative, on behalf of the Borrowers, represents and warrants to Administrative Agent that this Report is true and correct, and is based on information contained in the Borrowers’ own financial accounting records. Borrower Representative, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this                      day of                            , 20___, that the Borrowers are in compliance with said Agreement.

BORROWER REPRESENTATIVE’S NAME:	AUTHORIZED SIGNATURE:
Libbey Glass Inc.

EXHIBIT J
[RESERVED]

EXHIBIT K
[RESERVED]

EXHIBIT L
FORM OF BORROWING REQUEST
LIBBEY GLASS INC.

Borrowing Request	Date:

JPMorgan Chase Bank, N.A.
120 S. LaSalle Street
Chicago, IL 60603
Attention:                      - Operations1
Ladies and Gentlemen:
This Borrowing Request is furnished pursuant to Section 2.03 of that certain Amended and Restated Credit Agreement dated as of February 8, 2010 (as amended, modified, renewed or extended from time to time, the “Agreement”) among LIBBEY GLASS INC. (the “Borrower Representative”) and LIBBEY EUROPE, B.V. as Borrowers, LIBBEY INC. as a Loan Guarantor, the other Loan Parties thereto, the Lenders party thereto, JPMORGAN CHASE BANK, N.A. (“Chase”) as Administrative Agent for the Lenders with respect to the US Loans and J.P. MORGAN EUROPE LIMITED as Administrative Agent with respect to the Netherlands Loans. Unless otherwise defined herein, capitalized terms used in this Borrowing Request have the meanings ascribed thereto in the Agreement. The Borrower Representative represents that, as of this date, the conditions precedent set forth in Section 4.02 are satisfied.
1.	The Borrower Representative hereby notifies Chase of its request of the following Borrowing:
(1)	Borrower:

(2)	The Borrowing shall be a ___ CBFR Borrowing or ______ Eurocurrency Borrowing

(3)	Borrowing Date of the Borrowing (must be a Business Day):

(4)	Aggregate Amount of the Borrowing (specify whether in $ or €):

(5)	Borrowing shall ___ shall not ___ be made pursuant to Revolving Netherlands Sublimit

(6)	If a Eurocurrency Borrowing, the duration of Interest Period:
One Month                      Three Months
Two Months                      Six Months

LIBBEY GLASS INC., as Borrower Representative
By:
Name:
Title:

[1]	In the case of Borrowings in Euros, address details are as follows: JPMorgan Europe Limited, 125 London Wall, London EC2Y 5 AJ, Attention: Steve Clarke.

Do not write below. For bank purposes only

___Customer’s signature(s) verified		___Call-back performed

Holds		By:

___CFC Used		Phone Number:

___Hold Placed/Pre-Approved		Spoke to:

___Same-day Credit/Pre-Approved		Date:

Time:

RECEIVED BY (Print Name/Phone(Request Only))	INITIALS	PROCESSED BY (Print name) INITIALS

AUTHORIZED APPROVAL (Print Name)		AUTHORIZED SIGNATURE

AUTHORIZED APPROVAL (Print Name)		AUTHORIZED SIGNATURE